UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Marathon Petroleum Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Marathon Petroleum Corporation

2023

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

WEDNESDAY
APRIL 26, 2023
10 AM EDT

TANGO
MARATHON

FROM THE CHAIRMAN OF THE BOARD

Fellow Shareholders,

On behalf of our Board of Directors, I am pleased to invite you to attend Marathon Petroleum Corporation's 2023 Annual Meeting of Shareholders on April 26, 2023, which will be held virtually to provide our shareholders with broader access and ability to participate in the meeting.

Reflecting on a Record Year

Marathon Petroleum had a remarkable year in 2022. Against the backdrop of volatile global energy markets, our team rose to the challenge and delivered superior financial, operational and commercial results. We increased net income and net cash from operations, returned nearly $12 billion to our owners through share repurchases, and increased MPC's quarterly dividend by 30% in November 2022. Continuing to build our renewables portfolio, we entered a strategic partnership with Neste to advance our Martinez renewables project, with projected capacity of 730 million gallons per year, and began construction on our Green Bison soybean processing facility, expected to support approximately 75 million gallons of annual renewable diesel production. You can read more about our business performance for the year in our 2022 Annual Report, which accompanies this Proxy Statement.

Delivering on Commitments to Our Shareholders

We maintain a robust, year-round outreach program to ensure we gather valuable insights into the issues that matter most to our shareholders. We have provided enhanced disclosure in this Proxy Statement of the Board's plan to further increase diversity over the coming years. We also made changes to our Corporate Governance Principles to provide more clarity into our policy on director commitments and limitations on outside directorships. Additionally, in recognition of our shareholders' broad support for declassifying the Board and eliminating the supermajority provisions, the Board is asking shareholders to approve amendments to our Restated Certificate of Incorporation that would implement these changes.

Leading in Sustainable Energy

Leading in sustainable energy means meeting the energy needs of today while investing in an energy-diverse future. Since 2014, we have aligned our business strategy to succeed in the face of a decarbonizing world. We have significantly diversified our business by acquiring and expanding the existing capability of our natural gas gathering and processing network, growing a world-scale renewable fuels production business, and investing in research and development of advanced biofuels through our Virent, Inc. subsidiary. We have adopted multiple emissions reduction targets and are extremely proud of our performance toward these targets. For example, we have reduced our company-wide Scope 1 and 2 GHG emissions intensity for eight consecutive years, achieving a 25% cumulative reduction since 2014. You can read more about our sustainability initiatives and progress thereunder on the "Sustainability" section of our website.

Remembering Our Friend and Colleague

We were deeply saddened by the death of our friend and colleague, Steven A. Davis, in July 2022. Steve served on MPC's Board of Directors for nine years, and we will miss his valuable contributions to our business, his friendship and his uplifting spirit.

Looking Forward

We are excited about the future for our core business, as well as the opportunities provided by our growing renewable fuels portfolio. The Board remains focused on creating long-term, sustainable value for all our stakeholders; the future of MPC is very bright. I encourage you to read this Proxy Statement, as it provides information regarding our corporate governance policies and practices, as well as other information you need to make informed decisions about the matters on which you are being asked to vote.

Thank you for your continued support of Marathon Petroleum Corporation.

Sincerely,

John P. Surma
Independent Chairman of the Board

MARATHON PETROLEUM CORPORATION 2023 PROXY STATEMENT

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDER,

You are invited to attend Marathon Petroleum Corporation’s 2023 Annual Meeting of Shareholders at which shareholders will be asked to vote on the following matters:

Agenda:
Date: Wednesday, April 26, 2023 Time: 10 a.m. Eastern Daylight Time Location: The meeting will be held virtually at www.virtualshareholder meeting.com/MPC2023

1. Elect the four director nominees for Class III named in the Proxy Statement

2. Ratify the appointment of our independent auditor for 2023

3. Approve, on an advisory basis, our named executive officer compensation

4. Amend our Certificate of Incorporation to declassify the Board of Directors

5. Amend our Certificate of Incorporation to eliminate supermajority provisions

6. Amend our Certificate of Incorporation to increase the maximum size of the Board of Directors

7. Four shareholder proposals, if properly presented at the meeting

8. Any other business that may properly come before the meeting or any adjournment or postponement thereof

☑	Your vote is important. Even if you plan to attend the virtual Annual Meeting, please vote as soon as possible using one of the following options:

Via the Internet:	Call Toll-Free:	Mail Signed Proxy Card:
Follow the instructions in the Notice, proxy card or voting instruction form.	Call the toll-free number on your proxy card or voting instruction form.	Follow the instructions on your proxy card or voting instruction form.

Shareholders of record at the close of business on Wednesday, March 1, 2023, are entitled to vote at the Annual Meeting. See “FAQs About Voting and the Annual Meeting” beginning on page 86 for more information.

We provide our proxy materials, including our Proxy Statement and Annual Report, over the internet. This expedites your receipt of proxy materials, conserves natural resources and lowers the cost of the meeting. On or about March 13, 2023, we are posting our proxy materials at www.proxyvote.com and mailing to shareholders a Notice Regarding the Availability of Proxy Materials, explaining how to access the proxy materials over the internet. We are also mailing a printed set of the proxy materials to shareholders who have elected to receive paper copies. Shareholders may request a printed set of the proxy materials by following the instructions provided in the Notice.

We thank you for your continued support and look forward to your attendance at our virtual Annual Meeting.

By order of the Board of Directors,

Molly R. Benson Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS:
The Proxy Statement and Marathon Petroleum Corporation’s 2022 Annual Report are available at www.proxyvote.com.

TABLE OF CONTENTS

PROXY SUMMARY	1	EXECUTIVE COMPENSATION	34

CORPORATE GOVERNANCE	8	✓ Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation	34

✓ Proposal 1. Election of Directors	8	Executive Summary	35
Director Skills, Expertise and Demographic Matrix	8	Decision-Making Process and Key Inputs	38
Director Biographies	9	Executive Compensation Program for 2022	40
Our Governance Framework	15	Compensation Mix	40
Board Composition and Director Selection	15	Base Salary	41
Director Independence	16	Annual Cash Bonus	41
Director Candidates	16	Long-Term Incentive Compensation	44
Commitment to Board Diversity	16	Other Benefits	48
Board Refreshment	17	Compensation Governance	49
Director Skills and Expertise	17	Compensation and Organization Development Committee Report	51
Director Orientation and Education	17
		Executive Compensation Tables	52
Director Commitments	18

Majority Voting for Directors	18	MANAGEMENT PROPOSALS	71
Proxy Access	18

		✓ Proposal 4. Amend Certificate of Incorporation to Declassify the Board
Board Leadership and Function	18		71
Independent Chairman of the Board	18
		✓ Proposal 5: Amend Certificate of Incorporation to Eliminate Supermajority Provisions
Board Meetings and Attendance	19		72
Board Committees	19	✓ Proposal 6. Amend Certificate of Incorporation to Increase the Maximum Size of the Board
Board Evaluations	21		73
Communicating with the Board	22	SHAREHOLDER PROPOSALS	74
Key Areas of Board Oversight	23

Oversight of Risk Management	23	✗ Proposal 7. Simple Majority Vote	74
Oversight of Political Engagement and Public Policy	24	✗ Proposal 8. Amendment to Existing Clawback Provisions	76
Oversight of Climate Risk	25
		✗ Proposal 9. Report on Just Transition	78
Oversight of Human Capital Management and Succession Planning	25
		✗ Proposal 10. Audited Report on Asset Retirement Obligations
Oversight of Cybersecurity	25		80
Director Compensation	26	OTHER INFORMATION	82
2022 Director Compensation Table	27
		Stock Ownership Information	82

SUSTAINABILITY AT MPC	28	Related Party Transactions	84
Our Approach to Stakeholder Engagement	28	FAQs About Voting and the Annual Meeting	86
Lowering Our Carbon Footprint and Conserving Natural Resources	29	APPENDICES	A-1

Human Capital Management	30	Appendix I. Non-GAAP Financial Measures	A-1
Human Rights	31	Appendix II. Proposed Amendment to Certificate of Incorporation (Proposal 4)
Advancing Supply Chain Sustainability	31		A-3
Preparing for a Just and Responsible Transition	31	Appendix III. Proposed Amendment to Certificate of Incorporation (Proposal 5)	A-5

AUDIT MATTERS	32	Appendix IV. Proposed Amendment to Certificate of Incorporation (Proposal 6)	A-6

✓ Proposal 2. Ratify Independent Auditor for 2023	32
		Appendix V. Proposed Combined Amendment to Certificate of Incorporation (Proposals 4, 5 and 6)
Auditor Fees and Services	32		A-7
Audit Committee Report	33

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement, which is first being sent or made available to shareholders on or about March 13, 2023. This summary does not contain all of the information you should consider before voting. Please read the entire Proxy Statement before voting. For more complete information regarding MPC’s 2022 operational and financial performance and definitions of industry terms, please review MPC’s Annual Report on Form 10-K for the year ended December 31, 2022, which accompanies this Proxy Statement.

Annual Meeting and Voting Information

DATE AND TIME	LOCATION	RECORD DATE	VOTING

Wednesday, April 26, 2023	The Annual Meeting will be held virtually at: www.virtualshareholder meeting.com/MPC2023	Wednesday, March 1, 2023	Only holders of record of MPC’s common stock as of the record date will be entitled to notice and to vote
10 a.m. EDT		Shares outstanding:
		441,625,642

MPC’s 2023 Annual Meeting (the “Annual Meeting”) will be held exclusively online.
See “FAQs About Voting and the Annual Meeting” beginning on page 86 for additional information about how to attend and vote at the virtual Annual Meeting.

Voting Items

Your vote is important. Please vote your proxy promptly so that your shares can be represented, even if you plan to attend the virtual Annual Meeting. You can vote via the internet or telephone by following the voting procedures described in the Notice, proxy card or voting instruction form, or by returning your completed and signed proxy card or voting instruction form in the provided envelope.

Proposal			Page Reference	Board Recommendation

Proposal 1. Elect four director nominees to Class III			8	FOR each nominee
Proposal 2. Ratify the independent auditor for 2023			32	FOR
Proposal 3. Approve, on an advisory basis, our named executive officer compensation			34	FOR
Proposal 4. Amend the Certificate of Incorporation to declassify the Board of Directors			71	FOR
Proposal 5. Amend the Certificate of Incorporation to eliminate supermajority provisions			72	FOR
Proposal 6. Amend the Certificate of Incorporation to increase the maximum size of the Board of Directors			73	FOR
Proposals 7-10. Shareholder proposals			74	AGAINST

Additional Information

Our principal executive offices are located at 539 South Main Street, Findlay, OH 45840, and our telephone number is (419) 422-2121. Our website address is www.marathonpetroleum.com. Website references in this Proxy Statement are for convenience only. The information on our website is not a part of this Proxy Statement.

References throughout this Proxy Statement to “the Company,” “MPC,” “Marathon,” “we” or “our” refer to Marathon Petroleum Corporation. References to “MPLX” refer to MPLX LP, a publicly traded master limited partnership we control through our ownership of its general partner, MPLX GP LLC (“MPLX GP”), and approximately 65% (as of December 31, 2022) of its outstanding common units.

2023 Proxy Statement	1

PROXY SUMMARY

About Marathon Petroleum Corporation

Marathon Petroleum Corporation is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates natural gas gathering, processing and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure.

Our Corporate Values

Our core values – Safety and Environmental Stewardship; Integrity; Respect; Inclusion; and Collaboration – guide our approach to doing business. We believe how we do our work is just as important as what we do. Our values are reflected in our commitment to sustainability, which means taking actions that create shared value with our stakeholders – empowering people to achieve more, contributing to progress in our communities and protecting the environment we all share. We are challenging ourselves to lead in sustainable energy by working to meet the needs of today while investing in an energy-diverse future.

2022 Company Performance Highlights

TOTAL SHAREHOLDER RETURN		EARNINGS

90%
70%
50%
30%
10%
-10%
-30%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
MPC
Compensation Reference Group (Median)
S&P 500 Index

		$14.5 billion	net income attributable to MPC

ADJUSTED EBITDA*

		$24.3 billion	adjusted earnings before interest, taxes, depreciation and amortization

CASH FROM OPERATIONS

		$16.4 billion	net cash from operations

SHAREHOLDER VALUE

~30%	$11.9 billion	100% completion	$5 billion
increase in our quarterly dividend (from $0.58 to $0.75 per share)	in share repurchases ($17 billion in repurchases since May 2021 Speedway sale)	of our $15 billion return of capital commitment (for proceeds of Speedway sale)	additional repurchase authorization (announced in January 2023)

PROGRESS ON RENEWABLES			RECOGNITION

Entered strategic partnership with Neste to advance the Martinez Renewables project, with projected capacity of 730 million gallons per year			Member of Dow Jones Sustainability North America Index for fourth straight year

Began construction on Green Bison soybean processing facility, expected to support approximately 75 million gallons of annual renewable diesel production

Energy Star® Partner of the Year – Sustained Excellence three years in a row

Converted Cincinnati, Ohio, biodiesel plant into a pretreatment facility and began operations to supply agricultural feedstocks to our Dickinson, North Dakota, renewable diesel facility

*NON-GAAP FINANCIAL MEASURE

“Adjusted EBITDA” is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and may not be comparable to similarly titled measures reported by other companies. Please see Appendix I for the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

2	Marathon Petroleum Corporation

PROXY SUMMARY

Overview of Our Board of Directors

Abdulaziz F. Alkhayyal	Evan Bayh	Charles E. Bunch	Jonathan Z. Cohen	Edward G. Galante	Michael J. Hennigan

Kim K.W. Rucker	Frank M. Semple	J. Michael Stice	John P. Surma	Susan Tomasky	Toni Townes-Whitley

Director Since	Committee Memberships	Other Current Public Company Boards
Name	Age*	Independent	Occupation	A	C	G	S

Alkhayyal	69	2016	✓	Retired Senior Vice President, Industrial Relations, Saudi Aramco	¡	¡	¤	2

Bayh	67	2011	✓	Senior Advisor, Apollo Global Management	¡	µ	3

Bunch	73	2015	✓	Retired Chairman and CEO, PPG Industries	¡	µ	1

Cohen	52	2019	✓	Founder, CEO and President, Hepco Capital Management, LLC	¤	¡	—

Galante	72	2018	✓	Retired Senior Vice President and Management Committee Member, ExxonMobil Corporation	µ	¡	3

Hennigan	63	2020	CEO	President and CEO, Marathon Petroleum Corporation	¡	2**

Rucker	56	2018	✓	Former Executive Vice President, General Counsel and Secretary, Andeavor	¡	3

Semple	71	2021	✓	Retired Chairman, President and CEO, MarkWest Energy Partners, L.P.	¡	¡	1**

Stice	64	2017	✓	Professor, The University of Oklahoma	¡	¤	¡	1**

Surma	68	2011	✓	Chairman of the Board, Marathon Petroleum Corporation	INDEPENDENT CHAIRMAN	3**

Tomasky	70	2018	✓	Retired President, AEP Transmission	µ	¡	2

Townes-Whitley	59	2023	✓	Former President, U.S. Regulated Industries, Microsoft Corporation	¡	¡	2

A	Audit Committee	C	Compensation and Organization Development Committee	G	Corporate Governance and Nominating Committee	S	Sustainability and Public Policy Committee	µ	Chair	¤	Vice Chair	¡	Member

* As of April 26, 2023.
** Includes service on the board of directors of MPLX GP LLC, a wholly owned subsidiary of MPC. Under our Corporate Governance Principles, concurrent service on the boards of MPC and MPLX GP LLC is counted as one public company board for purposes of assessing the level of public company board commitments.

More detailed information about each director’s background, key skills and expertise can be found beginning on page 8 of this Proxy Statement, as well as in the individual director profiles beginning on page 9.

IN MEMORIAM – STEVEN A. DAVIS

We were deeply saddened by the death of our friend and colleague, Steven A. Davis, in July 2022. Mr. Davis served on the Board for nine years, and we remain grateful for his thoughtful leadership in many areas, including corporate governance and corporate responsibility.

2023 Proxy Statement	3

PROXY SUMMARY

Composition of Our Board

INDEPENDENT BOARD		BOARD DIVERSITY

Women

Racial/Ethnic Diversity and Native American Tribal Membership

11 of 12 Directors are Independent		42% Diverse

DIRECTOR TENURE		DIRECTOR AGE

Year-Round Shareholder Engagement

We believe that regular dialogue with, and accountability to, our shareholders is critical to our success. Our management team participates in numerous investor meetings throughout the year to discuss our business and strategic priorities. Our core shareholder engagement team includes senior members of our investor relations, corporate governance, human resources and sustainability teams, supplemented by our Chief Executive Officer, Chief Financial Officer and Board Chair or other directors, as appropriate. These meetings include in-person, telephone and webcast engagements, as well as investor conferences and our annual meeting of shareholders. Shareholder feedback provides our Board and management with valuable insights on our business strategy and performance, corporate responsibility, executive compensation, sustainability initiatives and many other topics.

FALL ENGAGEMENT		PROXY STATEMENT

Our shareholder engagement team solicits and receives feedback from shareholders on governance practices and trends, Board composition, executive compensation, sustainability, human capital management and other shareholder priorities	ð	The Board uses shareholder feedback gathered from fall engagement to enhance disclosures and revise governance practices, the executive compensation program, sustainability practices or other programs and policies, as appropriate
ñ		ò
ANNUAL MEETING		SPRING ENGAGEMENT

We receive and publish voting results from our annual meeting, which help shape our ongoing improvements and developments in governance practices, executive compensation, sustainability and other shareholder interest areas	ï	Our shareholder engagement team conducts additional outreach with shareholders to provide updates on changes made in response to shareholder feedback and to address management and shareholder proposals, as well as other topics of interest

During 2022, our shareholder engagement team:

Proactively reached out to shareholders representing	Met with shareholders representing	Conducted additional email outreach with major updates such as topical news releases and reports
71%	41%
of our outstanding shares	of our outstanding shares

4	Marathon Petroleum Corporation

PROXY SUMMARY

Governance Highlights

Key Corporate Governance Practices

The Board of Directors believes that our commitment to strong corporate governance benefits all our stakeholders, including our shareholders, employees, business partners, customers, communities, governments and others who have a stake in how we operate. Our key corporate governance practices include:

BOARD INDEPENDENCE AND LEADERSHIP		DIRECTOR ELECTIONS	BOARD PRACTICES	SHAREHOLDER RIGHTS AND ENGAGEMENT	ESG ACCOUNTABILITY

11 of 12 directors are independent Strong independent Chairman role reinforces effective independent leadership on the Board Three fully independent standing Board committees		Majority voting standard for uncontested director elections Demonstrated commitment to Board diversity Directors not elected by a majority of votes cast are subject to the Board’s resignation policy
Risk oversight by the full Board and its committees
Independent directors meet regularly in executive session
Annual Board and committee self-evaluations, and individual evaluations of nominees for reelection
				Shareholder right to call a special meeting of shareholders Proxy access shareholder right to submit director nominations for inclusion in our proxy statement Robust shareholder engagement program	Strong oversight by the Board and its four standing committees Industry-leading disclosures on environmental targets and performance Extensive human capital management disclosures, including EEO-1 data

Recent Governance Enhancements

We believe good governance is critical to achieving long-term shareholder value. We approach governance in a strategic and thoughtful manner, taking into consideration multiple perspectives, including those of our Board, our Corporate Governance and Nominating Committee, our shareholders, experts and other stakeholders, to align on what makes the most sense for our Company. We continuously look for ways to enhance our corporate governance and increase value to our shareholders. Recent governance enhancements and actions include:

2023
	▶	Submitting to our shareholders, for consideration at the 2023 Annual Meeting, amendments to our Certificate of Incorporation providing for annual elections for all directors, elimination of the supermajority provisions and an increase in the maximum size of the Board

	▶	Revised our Corporate Governance Principles to affirmatively state the Board’s policy on director commitments
2022
	▶	Submitted to our shareholders, for consideration at the 2022 Annual Meeting, amendments to our Certificate of Incorporation providing for annual elections for all directors and elimination of the supermajority provisions

2021
	▶	Submitted to our shareholders, for consideration at the 2021 Annual Meeting, amendments to our Certificate of Incorporation providing for annual elections for all directors and elimination of the supermajority provisions

	▶	Following a thorough review of Board committee oversight responsibilities, amended our committee charters to adjust and clarify committee responsibilities, including for ESG oversight and stakeholder engagement
2020
	▶	Elected an independent Chairman of the Board

	▶	Submitted to our shareholders, for consideration at the 2020 Annual Meeting, an amendment to our Certificate of Incorporation providing for annual elections for all directors
2019
	▶	Amended our Corporate Governance Principles to require individual director evaluations for directors whose terms expire at the next annual meeting and are eligible for reelection

2018
	▶	Amended our Bylaws to give shareholders owning at least 25% of our common stock the right to call a special meeting of shareholders

	▶	Amended our Corporate Governance Principles to expressly affirm the Board’s commitment to actively seek diverse candidates for Board service

	▶	Amended our Bylaws to eliminate the 80% supermajority requirement for Bylaw amendments, so that the approval threshold for Bylaw amendments is now a majority of outstanding shares
2016
	▶	Amended our Bylaws to provide proxy access for shareholders

2023 Proxy Statement	5

PROXY SUMMARY

Sustainability Highlights

At MPC, our commitment to sustainability means taking actions that create shared value with our stakeholders – empowering people to achieve more, contributing to progress in our communities and protecting the environment we all share. Under the guidance of the Board and its Sustainability and Public Policy Committee, we pursue our sustainability objectives – from our ongoing commitment to lowering carbon intensity, improving energy efficiency and conserving natural resources, to our investments in renewables and emerging technologies, to our engagement with our customers, communities and shareholders, to how we support and develop our employees.

For more information on sustainability at MPC, see pages 28-31 of this Proxy Statement and view or download our annual Sustainability Report at www.marathonpetroleum.com/Sustainability/.

STRENGTHEN RESILIENCY

Strengthening our business for today, while building durability for the future

•Established a 2030 target to reduce absolute Scope 3–Category 11 GHG emissions
•First independent U.S. downstream energy company to establish Scope 1 and 2 GHG emissions intensity target tied to compensation
•Recently expanded methane emissions intensity reduction target
•Established a pipeline right-of-way biodiversity target

Energy Star® Partner of the Year – Sustained Excellence three years in a row The highest level of recognition in the U.S. Environmental Protection Agency’s (EPA) ENERGY STAR program	Diversified Portfolio Largest natural gas processor in the U.S., facilitating approximately 250 million tonnes of CO2e reductions per year from coal to gas switching within the power sector	COAL
ð
GAS

INNOVATE FOR THE FUTURE

Investing in the energy evolution to lower carbon intensity and capture value

Martinez, CA, Renewable Fuels Facility	Virent - Wholly Owned Subsidiary	Carbon Capture, Utilization and Sequestration

Entered strategic partnership with Neste to advance the Martinez Renewables project 730 million gallons/year projected capacity	Advanced biofuel and renewable chemical research, development and commercialization	481,000 tonnes of CO2 captured from our operations and joint ventures in 2022 for use in food and beverage and industrial applications
Virent’s bio-based products used in first commercial passenger flight fueled by 100% sustainable aviation fuel

Joint Venture with The Andersons, Inc.

Producing a renewable diesel that is ∼50% lower carbon intensity than diesel derived from fossil fuels	Produces ∼475 million gallons of ethanol/year

EMBED SUSTAINABILITY

Embracing sustainability in decision-making, how we engage our people and how we create value with stakeholders

Compensation Linked to ESG Performance	Engaging Our Stakeholders and Communities

20% of Annual Cash Bonus program linked to ESG metric, which encompasses GHG intensity reduction; Diversity, Equity and Inclusion; and environmental and safety metrics	Comprehensive approach to stakeholder engagement across the Company Regular dialogue with investor stewardship teams; reporting and disclosures aligned with TCFD, SASB, CDP and GRI Core

Commitment to Safety and Environmental Stewardship

Published Just Transition Report focused on the potential social impacts of the energy transition
Robust engagement with tribal stakeholders in our operational footprint
Industry-leading pipeline public engagement program – Earning Your Trust

39% reduction in Tier 3 and Tier 4 Designated Environmental Incidents since 2019 30% reduction in Tier 1 and Tier 2 process safety events since 2019

6	Marathon Petroleum Corporation

PROXY SUMMARY

Executive Compensation Highlights

Executive Compensation Guiding Principles

We believe our executive compensation program plays a critical role in maximizing long-term value for our shareholders, employees and other stakeholders. Our executive compensation guiding principles are embodied in our executive compensation program and policies, which are designed to:

❖		Attract, retain, motivate and reward the highest-quality executive team by providing market-competitive compensation.

❖		Be simple and transparent so they can be clearly communicated both internally and externally.

❖		Create direct alignment between executive pay and the creation of shareholder value.

❖		Reward for execution of our business strategy and desired culture.

❖		Differentiate pay on the basis of performance, experience and skill set.

2022 Target Compensation Mix

The Compensation and Organization Development Committee believes using a mix of cash and equity compensation encourages and motivates our named executive officers (“NEOs”) to achieve both our short-term and long-term business objectives. Consistent with our guiding principles that executive compensation should reward for performance and be directly aligned with creating value for our shareholders, a substantial majority of our NEOs’ compensation is at-risk and based on performance metrics tied to our business strategy and culture.

	Base Salary	Annual Cash Bonus	MPC Performance Share Units		MPC Restricted Stock Units	MPLX Phantom Units
CEO	10%	16%	44%		15%	15%

		60% Performance-Based			30% Time-Based

90% At Risk

Other Current NEOs Average	Base Salary	Annual Cash Bonus	MPC Performance Share Units		MPC Restricted Stock Units	MPLX Phantom Units
	21%	17%	37%		12.5%	12.5%

		54% Performance-Based			25% Time-Based

79% At Risk

“Performance-Based” means there is no guarantee that any value at all will be realized if the performance criteria are not met.
“At-Risk” means there is no guarantee that the target value will be realized.

Leading Practices in Executive Compensation

Our executive compensation program demonstrates our commitment to sound compensation and governance practices, promotes the objectives set forth in our guiding principles and serves our shareholders’ long-term interests.

✓		Majority of total target compensation is performance-based		✓	Compensation and Organization Development Committee oversight of annual compensation risk assessment
✓		Performance measures align with shareholder interests
✓		Significant stock ownership requirements		✗	No guaranteed minimum bonus
✓		Performance metric achievement capped at 200%		✗	No excise tax gross-ups
✓		Recoupment/clawback provisions for both long-term incentive (“LTI”) and short-term incentive awards		✗	No tax gross-ups on perquisites (other than for relocation reimbursements in limited circumstances)
✓		“Double trigger” LTI vesting in a change of control		✗	Policy prohibiting hedging or pledging
✓		ESG metrics tied to executive and employee compensation		✗	No dividend equivalents paid on unvested awards
✓		Limited perquisites and personal benefits		✗	No repricing of stock options (no longer granted)

2023 Proxy Statement	7

CORPORATE GOVERNANCE

Proposal 1. Election of Directors

✓	The Board of Directors recommends you vote FOR each of the following Class III director nominees:
	J. Michael Stice	John P. Surma	Susan Tomasky	Toni Townes-Whitley

The Board of Directors, which oversees the management of our business and affairs, currently is divided into three classes of directors, with one class being elected each year for a three-year term. The Board has set the current number of directors at 12, with four directors in each class. Our shareholders elect one class each year for a three-year term. The members of Class III – Messrs. Stice and Surma and Mmes. Tomasky and Townes-Whitley – are due to stand for election at the 2023 Annual Meeting.

As informed by our individual director evaluation process discussed further on page 21, our Board recommends that shareholders vote FOR the election to the Board of each Class III director nominee. We expect each nominee will be able to serve if elected. Any director vacancy may be filled by a majority vote of the remaining directors. Any director elected in this manner would hold office until expiration of the term of office of the class to which he or she has been elected.

DIRECTOR SKILLS, EXPERTISE AND DEMOGRAPHIC MATRIX*

	MPC Board Tenure (years)	6	3	3	5	12	8	5	5	6	12	5	—	5.5 Years Average Tenure
	Key Skills and Expertise
	Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12/12
	Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12/12
	Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12/12
	Finance & Accounting	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	11/12
	Energy Industry	✓	✓	✓	✓			✓	✓	✓	✓	✓		9/12
	Sustainability	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12/12
	Government, Legal & Regulatory		✓			✓		✓	✓		✓	✓	✓	7/12
	Age (at April 26, 2023)	69	52	63	71	67	73	72	56	64	68	70	59	65.9 Years Average Age
Gender	Male	¡	¡	¡	¡	¡	¡	¡		¡	¡			75%
	Female								¡			¡	¡	25%
	Race, Ethnicity and Native American Tribal Membership	¡			¡				¡				¡	33%
	Total Diversity	¡			¡				¡			¡	¡	42%
		CLASS I				CLASS II				CLASS III
* Reflects expected composition of the Board following the Annual Meeting, assuming all Class III director nominees are elected.

8	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

J. Michael Stice				CLASS III DIRECTOR NOMINEE
Professor, The University of Oklahoma				Term expires 2023

Key Skills and Expertise

	✓	Senior leadership experience as former CEO	✓	Finance and accounting
	✓	Risk management	✓	Energy industry
	✓	Corporate governance	✓	Sustainability

Career Highlights:
	❖	Dean, Mewbourne College of Earth & Energy at The University of Oklahoma (2015-2022)
	❖	CEO (2009-2014) and member of the board of directors (2012-2015) of Access Midstream Partners L.P., a publicly traded gathering and processing master limited partnership
Independent Director Age: 64 Director since: 2017 MPC Board Committees: Audit Corporate Governance and Nominating, Vice Chair Sustainability and Public Policy
	❖	Nearly 30 years of service in positions of increasing responsibility at ConocoPhillips and its predecessor companies, including as President of ConocoPhillips Qatar (2003-2008)
Other Public Company Directorships (current): MPLX GP LLC* (since 2018)

Other Public Company Directorships (within past five years): Spartan Acquisition Corp. II (2020-2021); Spartan Acquisition Corp. III (2021-2022); Spartan Energy Acquisition Corp. (2018-2020); U.S. Silica Holdings, Inc. (2013-2021)

Education: B.S., Chemical Engineering, The University of Oklahoma; M.S., Business, Stanford University; Ed.D, Organizational Leadership, The George Washington University
Other Professional Experience and Community Involvement:
Member, Board of Advisors, Energy Institute, The University of Oklahoma
Taught courses at Mewbourne College of Earth & Energy on global warming science and energy transition leadership skills
Co-leader, Oklahoma Solve Climate by 2030, Center for Environmental Policy at Bard College

John P. Surma				CLASS III DIRECTOR NOMINEE
Chairman of the Board, Marathon Petroleum Corporation				Term expires 2023

Key Skills and Expertise

	✓	Senior leadership experience as former CEO	✓	Energy industry
	✓	Risk management	✓	Sustainability
	✓	Corporate governance	✓	Government, legal and regulatory
	✓	Finance and accounting

Career Highlights:
	❖	CEO (2004-2013) and Executive Chairman (2006-2013) of United States Steel Corporation; President and Chief Operating Officer (2003-2004); Vice Chairman and CFO (2002-2003)
Independent Chairman Age: 68 Director since: 2011
	❖	Executive roles at Marathon Oil Corporation (1997-2001), including President, Speedway SuperAmerica LLC and President, Marathon Ashland Petroleum
	❖	Price Waterhouse LLP (1976-1997), admitted to the partnership in 1987
Other Public Company Directorships (current): MPLX GP LLC* (since 2012); Public Service Enterprise Group Inc. (since 2019); Trane Technologies plc (since 2013)
Other Public Company Directorships (within past five years): Concho Resources Inc. (2014-2020)
Education: B.S., Accounting, Pennsylvania State University
Other Professional Experience and Community Involvement:
Chairman, board of the University of Pittsburgh Medical Center
Former Chair, board of the Federal Reserve Bank of Cleveland
Former Vice Chairman, President’s Advisory Committee for Trade Policy and Negotiations
Former Chairman, board of the National Safety Council

* Under our Corporate Governance Principles, due to their affiliate nature, concurrent service on the boards of MPC and MPLX GP LLC is counted as one public company board for purposes of assessing the level of public company board commitments.

2023 Proxy Statement	9

PROPOSAL 1. ELECTION OF DIRECTORS

Susan Tomasky				CLASS III DIRECTOR NOMINEE
Retired President, AEP Transmission, a business division of American Electric Power Co.				Term expires 2023

Key Skills and Expertise

	✓	Senior leadership	✓	Energy industry
	✓	Risk management	✓	Sustainability
	✓	Corporate governance	✓	Government, legal and regulatory
	✓	Finance and accounting

Career Highlights:
	❖	President of AEP Transmission, a division of American Electric Power Co., Inc. (2008-2011)
Independent Director Age: 70 Director since: 2018 MPC Board Committees: Audit, Chair Sustainability and Public Policy	❖
Various executive officer positions at American Electric Power Co., including Executive Vice President and General Counsel (1998-2001), Executive Vice President of Finance and CFO (2001-2006), and Executive Vice President of Shared Services (2006-2008)

	❖	Former Partner in the Energy Group at Hogan & Hartson (now Hogan Lovells), a law firm
	❖	General Counsel, Federal Energy Regulatory Commission (1993-1997)
Other Public Company Directorships (current): Fidelity Equity and High Income Mutual Funds (since 2020); Public Service Enterprise Group Inc. (since 2012), Lead Director (since 2022)
Other Public Company Directorships (within past five years): Andeavor (2011-2018), Lead Director (2015-2018); Summit Midstream Partners GP, LLC (2012-2018)
Education: B.L.A., University of Kentucky; J.D., The George Washington University Law School
Other Professional Experience and Community Involvement:
Former Director, board of the Federal Reserve Bank of Cleveland
Member, Board of Trustees, Kenyon College

Toni Townes-Whitley				CLASS III DIRECTOR NOMINEE
Former President, U.S. Regulated Industries, Microsoft Corporation				Term expires 2023

Key Skills and Expertise

	✓	Senior leadership	✓	Finance and accounting
	✓	Risk management	✓	Sustainability
	✓	Corporate governance	✓	Government, legal and regulatory

Career Highlights:
	❖	President, U.S. Regulated Industries (2018-2021) of Microsoft Corporation, a multinational technology company; Corporate Vice President for Global Industry (2015-2018)

Independent Director Age: 59 Director since: 2023 MPC Board Committees: Audit Compensation and Organization Development	❖	President and Chief Operating Officer (2011-2015) of CGI Corporation, an information technology and business consulting firm; Senior Vice President, Civilian Agency Program (2010-2011)
	❖	Various executive roles at Unisys Corporation (2002-2010), a global information technology company, including Vice President, Global Public Sector; Vice President, North America Consulting & Systems Integration; and Lead Partner, Federal Civilian Business Unit
Other Public Company Directorships (current): Nasdaq, Inc. (since 2021); The PNC Financial Services Group, Inc. (since 2019)
Other Public Company Directorships (within past five years): Empowerment & Inclusion Capital I Corp. (2021-2022)
Education: B.A., Economics, Princeton University
Other Professional Experience and Community Involvement:
Member, Board of Trustees, Johns Hopkins Medicine
Member, Board of Directors of: Thurgood Marshall College Fund; Partnership for Public Service; Princeton University’s Faith and Work Initiative
Advisor, The Women’s Center of Northern Virginia; Women in Technology

10	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

Abdulaziz F. Alkhayyal				CLASS I DIRECTOR
Retired Senior Vice President, Industrial Relations, Saudi Aramco				Term expires 2024

Key Skills and Expertise

	✓	Senior leadership	✓	Finance and accounting
	✓	Risk management	✓	Energy industry
	✓	Corporate governance	✓	Sustainability

Career Highlights:
	❖	Senior Vice President of Industrial Relations (2007-2014), Senior Vice President of Refining, Marketing and International (2001-2007), Senior Vice President, International Operations (2000-2001) of Saudi Arabian Oil Company (Saudi Aramco)

Independent Director Age: 69 Director since: 2016 MPC Board Committees: Audit Compensation and Organization Development Sustainability and Public Policy, Vice Chair
	❖	Thirty-three year career at Saudi Aramco beginning in various field positions and progressing through management roles of increasing responsibility
Other Public Company Directorships (current): Halliburton Company (since 2014); National Gas & Industrialization Company (since 2019)
Other Public Company Directorships (within past five years): None
Education: B.S., Mechanical Engineering, University of California, Irvine; M.B.A., University of California, Irvine; Advanced Management Program, University of Pennsylvania
Other Professional Experience and Community Involvement:
Director, Saudi Electricity Company (2018-2020)
Member, Board of Directors for the International Youth Foundation

Jonathan Z. Cohen				CLASS I DIRECTOR
Founder, CEO and President, Hepco Capital Management, LLC				Term expires 2024

Key Skills and Expertise

	✓	Senior leadership experience as former CEO	✓	Energy industry
	✓	Risk management	✓	Sustainability
	✓	Corporate governance	✓	Government, legal and regulatory
	✓	Finance and accounting

Career Highlights:
	❖	Founder, CEO and President of Hepco Capital Management, LLC, a private investment firm (since 2016)
Independent Director Age: 52 Director since: 2019 MPC Board Committees: Audit, Vice Chair Corporate Governance and Nominating
	❖	Co-Chairman (2019-2021) and CEO (2018-2019), Osprey Technology Acquisition Corp., the predecessor of BlackSky Technology, Inc., a provider of real-time geospace intelligence
❖
Chairman of the Board (2018-2020) and CEO (2017-2018), Falcon Minerals Corporation, a mineral rights acquisition and management company; Co-founder and CEO of its predecessor, Osprey Energy Acquisition Corp. (2016-2018)

	❖	President and CEO (2004-2016), Resource America, Inc., an asset management company
	❖	Co-founder and various executive roles at Atlas Pipeline Partners, LP and Atlas Energy, Inc.
Other Public Company Directorships (current): None

Other Public Company Directorships (within past five years): Atlas Energy Group, LLC (2012-2019); Energen Corporation (2018-2019); Falcon Minerals Corporation (2017-2020); Osprey Technology Acquisition Corp. (2019-2021); Titan Energy, LLC (2016-2019)

Education: B.A., University of Pennsylvania; J.D., American University Washington College of Law
Other Professional Experience and Community Involvement:
Co-founder, Castine Capital Management, LLC (2003-2020)
Chairman, Executive Committee, Lincoln Center Theater; Trustee, East Harlem School; Trustee, Arete Foundation; Trustee, American School of Classical Studies in Athens, Greece
Member, Board of Overseers, College of Arts and Sciences, University of Pennsylvania

2023 Proxy Statement	11

PROPOSAL 1. ELECTION OF DIRECTORS

Michael J. Hennigan				CLASS I DIRECTOR
President and CEO, Marathon Petroleum Corporation				Term expires 2024

Key Skills and Expertise

	✓	Senior leadership experience as CEO	✓	Finance and accounting
	✓	Risk management	✓	Energy industry
	✓	Corporate governance	✓	Sustainability

Career Highlights:
	❖	President and CEO (since March 2020) and director (since April 2020) of MPC; Chairman (since April 2020), CEO (since 2019) and President and director (since 2017) of MPLX

Management Director Age: 63 Director since: 2020 MPC Board Committees: Sustainability and Public Policy	❖	President, Crude, NGL and Refined Products (2017), of the general partner of Energy Transfer Partners L.P., a natural gas and propane pipeline transport company
	❖	President and CEO (2012-2017), President and Chief Operating Officer (2010-2012) and Vice President, Business Development (2009-2010), of Sunoco Logistics Partners L.P., an energy service provider
Other Public Company Directorships (current): MPLX GP LLC* (since 2017); Nutrien Ltd. (since 2022)
Other Public Company Directorships (within past five years): Tesoro Logistics GP, LLC (2018-2019)
Education: B.S., Chemical Engineering, Drexel University

Frank M. Semple				CLASS I DIRECTOR
Retired Chairman, President and CEO, MarkWest Energy Partners, L.P.				Term expires 2024

Key Skills and Expertise

	✓	Senior leadership experience as former CEO	✓	Finance and accounting
	✓	Risk management	✓	Energy industry
	✓	Corporate governance	✓	Sustainability

Career Highlights:
	❖	Vice Chairman (2015-2016) and director (since 2015) of MPLX following MPLX’s acquisition of MarkWest Energy Partners, L.P.
Independent Director Age: 71 Director since: 2021 (previous MPC Board member 2015-2018) MPC Board Committees: Audit Compensation and Organization Development	❖	President and CEO (2003-2015) and Chairman (2008-2015) of MarkWest Energy Partners, L.P.
	❖	Twenty-two years of service with The Williams Companies, Inc. and WilTel Communications, progressing through management roles of increasing responsibility
Other Public Company Directorships (current): MPLX GP LLC* (since 2015)
Other Public Company Directorships (within past five years): MPC (2015-2018); Tesoro Logistics GP, LLC (2018-2019); Tortoise Acquisition Corp. (2019-2020)
Education: B.S., Mechanical Engineering, United States Naval Academy; Program for Management Development, Harvard Business School
Other Professional Experience and Community Involvement:
Service in the United States Navy
Member, Board of Directors, Choctaw Global, LLC

* Under our Corporate Governance Principles, due to their affiliate nature, concurrent service on the boards of MPC and MPLX GP LLC is counted as one public company board for purposes of assessing the level of public company board commitments.

12	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

Evan Bayh				CLASS II DIRECTOR
Senior Advisor, Apollo Global Management				Term expires 2025

Key Skills and Expertise

	✓	Senior leadership	✓	Finance and accounting
	✓	Risk management	✓	Sustainability
	✓	Corporate governance	✓	Government, legal and regulatory

Career Highlights:
	❖	Senior Advisor, Apollo Global Management, a private equity firm (since 2011)
❖
U.S. Senator (1999-2011); served on a number of committees, including Banking, Housing and Urban Affairs; Armed Services; Energy and Natural Resources; Select Committee on Intelligence; Small Business and Entrepreneurship; Special Committee on Aging; chaired the International Trade and Finance Subcommittee

Independent Director Age: 67 Director since: 2011 MPC Board Committees: Corporate Governance and Nominating Sustainability and Public Policy, Chair
	❖	Governor of the State of Indiana (1989-1997); Secretary of State (1986-1989)
	❖	Senior Advisor and Of Counsel, Cozen O’Connor Public Strategies, a law firm (2018-2019)
	❖	Partner, McGuireWoods LLP, a global diversified law firm (2011-2018)
Other Public Company Directorships (current): Berry Global Group, Inc. (since 2011); Fifth Third Bancorp (since 2011); RLJ Lodging Trust (since 2011)
Other Public Company Directorships (within past five years): None
Education: B.S., Business Economics, Indiana University; J.D., University of Virginia
Other Professional Experience and Community Involvement:
Founder, Evan and Susan Bayh Foundation

Charles E. Bunch				CLASS II DIRECTOR
Retired Chairman and CEO, PPG Industries, Inc.				Term expires 2025

Key Skills and Expertise

	✓	Senior leadership experience as former CEO	✓	Finance and accounting
	✓	Risk management	✓	Sustainability
	✓	Corporate governance

Career Highlights:
	❖	Chairman and CEO (2005-2015) and Executive Chairman (2015-2016) of PPG Industries, Inc. a global supplier of paints and coatings
Independent Director Age: 73 Director since: 2015 MPC Board Committees: Compensation and Organization Development Corporate Governance and Nominating, Chair	❖	President, Chief Operating Officer and board member of PPG Industries (2002-2005)
	❖	Thirty-six year career at PPG Industries, serving in various roles in finance and planning, marketing and general management in the United States and Europe, including as Senior Vice President of Strategic Planning and Corporate Services and Executive Vice President, Coatings
Other Public Company Directorships (current): Mondelez International, Inc. (since 2016)
Other Public Company Directorships (within past five years): ConocoPhillips (2014-2022); The PNC Financial Services Group, Inc. (2007-2022)
Education: B.S., International Affairs, Georgetown University; M.B.A., Harvard University Graduate School of Business Administration
Other Professional Experience and Community Involvement:
Former Chairman, National Association of Manufacturers
Former Chairman, board of the Federal Reserve Bank of Cleveland

2023 Proxy Statement	13

PROPOSAL 1. ELECTION OF DIRECTORS

Edward G. Galante				CLASS II DIRECTOR
Retired Senior Vice President and Management Committee Member, ExxonMobil Corporation Term expires 2025

Key Skills and Expertise

	✓	Senior leadership	✓	Energy industry
	✓	Risk management	✓	Sustainability
	✓	Corporate governance	✓	Government, legal and regulatory

Career Highlights:
	❖	Senior Vice President and Management Committee member of ExxonMobil Corporation (2001-2006)
Independent Director Age: 72 Director since: 2018 MPC Board Committees: Compensation and Organization Development, Chair Sustainability and Public Policy	❖	More than 30 years of service at ExxonMobil Corporation in roles of increasing responsibility, including Executive Vice President of ExxonMobil Chemical Company (1999-2001)
Other Public Company Directorships (current): Celanese Corporation (since 2013), Lead Director (2016-2021); Clean Harbors, Inc. (since 2010); Linde PLC (since 2018)
Other Public Company Directorships (within past five years): Andeavor (2016-2018); Praxair, Inc. (2007-2018)
Education: B.S., Civil Engineering, Northeastern University; Advanced Executive Program, Northwestern University
Other Professional Experience and Community Involvement:
Member, Board of Directors, United Way Foundation of Metropolitan Dallas
Vice Chairman, Board of Trustees, Northeastern University
Member, Board of Directors, Artis-Naples

Kim K.W. Rucker				CLASS II DIRECTOR
Former Executive Vice President, General Counsel and Secretary, Andeavor				Term expires 2025

Key Skills and Expertise

	✓	Senior leadership	✓	Energy industry
	✓	Risk management	✓	Sustainability
	✓	Corporate governance	✓	Government, legal and regulatory
	✓	Finance and accounting

Career Highlights:
	❖	Executive Vice President, General Counsel and Secretary of Andeavor (2016-2018); Executive Vice President and General Counsel of Tesoro Logistics GP, LLC (2016-2018)
Independent Director Age: 56 Director since: 2018 MPC Board Committees: Sustainability and Public Policy
	❖	Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary of Kraft Foods Group, Inc., a grocery manufacturing and processing company (2012-2015)
	❖	Senior Vice President, General Counsel and Chief Compliance Officer (2008-2012) and Corporate Secretary (2009-2012) of Avon Products, Inc.
	❖	Senior Vice President, Corporate Secretary and Chief Governance Officer of Energy Future Holdings Corp. (formerly TXU Corp.) (2004-2008)
	❖	Former Partner in the Corporate & Securities group at Sidley Austin LLP, a law firm
Other Public Company Directorships (current): Celanese Corporation (since 2018); HP Inc. (since 2021); Lennox International Inc. (since 2015)
Other Public Company Directorships (within past five years): None
Education: B.B.A., Economics, University of Iowa; J.D., Harvard Law School; M.P.P., John F. Kennedy School of Government at Harvard University
Other Professional Experience and Community Involvement:
Member, Board of Trustees, Johns Hopkins Medicine
Member, Board of Directors, Haven for Hope

14	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Our Governance Framework

Our Corporate Governance Principles, our Amended and Restated Bylaws (“Bylaws”) and the charters of our Board committees together implement the governance philosophy we believe is best for our shareholders. These governance documents address, among other things, the primary roles, responsibilities and oversight functions of the Board and its standing committees; director independence; the process for director selection; director qualifications; outside commitments; Board, committee and individual director evaluations; director indemnification and shareholder rights; director compensation; and director retirement and resignation.

Our Code of Business Conduct, which applies to all of our directors, officers and employees, defines our expectations for ethical decision-making, accountability and responsibility. Our Code of Ethics for Senior Financial Officers, which is specifically applicable to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Controller, Treasurer and other leaders performing similar functions, affirms the principle that the honesty, integrity and sound judgment of our senior officers with responsibility for preparation and certification of our financial statements are essential to the proper functioning and success of our Company. These codes are available on our website as noted below, and printed copies are available upon request to our Corporate Secretary. We would post on our website any amendments to, or waivers from, either of these codes requiring disclosure under applicable rules within four business days following any such amendment or waiver.

Our Whistleblowing as to Accounting Matters Policy establishes procedures for the receipt, retention and treatment of any complaints we receive regarding accounting, internal accounting controls or auditing matters, and provides for the confidential, anonymous submission of concerns by our employees or others regarding questionable accounting or auditing matters.

Our Conflicts of Interest Policy provides guidance on recognizing and resolving real or apparent conflicts of interest. This policy acknowledges that business decisions on behalf of the Company must be made through the exercise of independent judgment in the Company’s best interests and not influenced by personal interests.

8
FIND MORE AT WWW.MARATHONPETROLEUM.COM

The following are available under the “Investors” tab of our website, by selecting “Corporate Governance”:

➢	Bylaws	➢	Code of Ethics for Senior Financial Officers
➢	Corporate Governance Principles	➢	Whistleblowing as to Accounting Matters Policy
➢	Code of Business Conduct	➢	Conflicts of Interest Policy

Our Board committee charters, and other information about our Board, are available under the “About” tab of our website, by selecting “Board of Directors.”

Board Composition and Director Selection

Our Corporate Governance Principles set forth the processes for director selection and the establishment of director qualifications. The Board has delegated the director recruitment process to the Corporate Governance and Nominating Committee with input from our Chairman.

The Board believes that it, as a whole, should possess the combination of skills, professional experience, and diversity of backgrounds and viewpoints necessary to oversee our business and ensure an effective mix of perspectives. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. In developing long-term plans for Board composition, the Corporate Governance and Nominating Committee takes into consideration the current strengths, skills and experience of members of the Board, their outside commitments, our director retirement policy and our strategic direction.

2023 Proxy Statement	15

CORPORATE GOVERNANCE

Director Independence

No director is deemed to be independent unless the Board affirmatively determines that the director meets the independence standards in our Corporate Governance Principles, has no material relationship with us other than as a director and satisfies the independence requirements of the New York Stock Exchange (“NYSE”) and applicable Securities and Exchange Commission (“SEC”) rules. The Board determines director independence at least annually, considering all relevant facts and circumstances including, without limitation:

•Transactions between MPC and the director, immediate family members of the director or organizations with which the director is affiliated;

•Any service by the director on the board of a company with which we conduct business;

•The frequency and dollar amounts associated with any such transactions; and

•Whether any such transactions are at arm’s length in the ordinary course of business and on terms and conditions similar to those with unrelated parties.

The Board has affirmatively determined that the following directors are independent:

Abdulaziz F. Alkhayyal	Jonathan Z. Cohen	Frank M. Semple	Susan Tomasky
Evan Bayh	Edward G. Galante	J. Michael Stice	Toni Townes-Whitley
Charles E. Bunch	Kim K.W. Rucker	John P. Surma
OF CURRENT DIRECTORS ARE INDEPENDENT
As our current President and CEO, Mr. Hennigan is not considered to be independent.

Director Candidates

The Corporate Governance and Nominating Committee assesses candidates for membership on the Board. The Committee may work with a third-party professional search firm to assist with identifying and evaluating director candidates and their credentials. The Committee has the authority to retain and terminate any such firm, including the authority to approve the firm’s fees and other retention terms. The Committee retained Heidrick & Struggles International, Inc. to assist in identifying and evaluating potential director candidates for its most recent director search, which culminated in the appointment of Ms. Townes-Whitley to the Board effective March 1, 2023.

The Corporate Governance and Nominating Committee may also consider candidates recommended by shareholders. Shareholder candidates will be evaluated using the same criteria for director selection described below. See “Proxy Access” on page 18 for more information on the proxy access provision of our Bylaws and “FAQs About Voting and the Annual Meeting” beginning on page 86 for instructions on how shareholders may submit director nominations for our 2024 annual meeting in accordance with our Bylaws.

Commitment to Board Diversity

The Board is committed to diversity, as it believes that having a variety of perspectives contributes to more effective oversight and decision-making.

Recent Addition to the Board
Toni Townes-Whitley was appointed to the Board in January of this year and has been nominated for election at the upcoming Annual Meeting. Ms. Townes-Whitley succeeds director Steven A. Davis as a Class III director. As noted on page 3, we unexpectedly lost Mr. Davis in 2022 due to his untimely death. Following this loss, the Board directed its attention to recruiting a director who would bring a variety of experiences and perspectives to our Board. Ms. Townes-Whitley is a recognized technology leader, and we look forward to her contributions to the Board.

Established Record
Our Corporate Governance Principles emphasize the importance of diversity of director backgrounds and experiences and expressly affirm the Board’s commitment to actively seek women candidates and candidates of diverse ethnic and racial backgrounds as it recruits the most qualified directors with the requisite experience and skills. Since 2018, the Board has appointed six independent directors. Of these, three have been women, including two women of diverse ethnic/racial backgrounds, contributing to the Board’s current 25% gender diversity.

16	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Looking Ahead
The Board intends to continue its focus on attracting diverse talent as Board seats become available, consistent with aspirational diversity objectives expected by certain of our investors, including the 30% gender-diverse ambition expressed by some shareholders.

The Board currently has 12 members, which is the maximum size authorized under our Restated Certificate of Incorporation. The Board recommends that shareholders approve Proposal 6, discussed further on page 73, to increase the maximum size of our Board to 15 directors. While the next expected retirements from the Board are in April of 2025, increasing the maximum size of the Board through Proposal 6 would provide additional near-term opportunities to add diverse directors to the Board.

Board Refreshment

The Board is committed to striking a balance between retaining directors with deep knowledge of the Company and seeking fresh perspectives in its recruiting efforts. Our robust Board and individual director evaluation process, discussed on page 21, supports this objective. Further, our Corporate Governance Principles provide that directors may not stand for reelection once they reach age 73. The average tenure of our current directors is 5.5 years.

Director Skills and Expertise

In evaluating director candidates and recommending incumbent directors for renomination, the Corporate Governance and Nominating Committee considers a wide range of backgrounds, critical skills, perspectives and expertise that it believes contribute to sound governance and effective oversight of our operations, risks and long-term strategy. All directors must possess integrity, good judgment, a strong work ethic, a collaborative approach to engagement, a record of public service and the ability to devote sufficient time to our affairs. In addition, the Committee has identified the following key skills and areas of expertise that should be represented on the Board*:

Senior Leadership	Experience in significant leadership positions provides the necessary skills to develop and oversee our strategy, drive long-term value, and motivate and retain individual leaders.	12	Directors

Risk Management	Experience in identifying, prioritizing and managing a broad spectrum of risks provides skills critical to the Board’s oversight of our risk assessment and risk management programs.	12	Directors

Corporate Governance	Service on other public company boards and committees provides knowledge critical to the governance of our organization and insight into board management and oversight functions.	12	Directors

Finance and Accounting	An understanding of finance, accounting and financial reporting processes provides the financial acumen necessary to understanding and evaluating our capital structure and overseeing our financial performance and long-term strategic planning.	11	Directors

Energy Industry	Leadership experience in the energy industry, particularly in refining and logistics operations, provides practical understanding of our business and effective oversight in implementing our strategy.	9	Directors

Sustainability	Experience overseeing, operating or advising on matters of sustainable energy, corporate social responsibility or human capital management supports effective oversight over these matters and reinforces our commitment to creating shared value with our stakeholders.	12	Directors

Government, Legal & Regulatory	As we operate in a heavily regulated industry, expertise in government, legal or regulatory functions provides insight and perspective helpful to navigating these complex issues.	7	Directors

* Reflects expected composition of the Board following the Annual Meeting, assuming all Class III director nominees are elected.

Specific information about the key qualifications and experience of each director and director nominee can be found beginning on page 8 under “Proposal 1. Election of Directors.”

Director Orientation and Education

We maintain an orientation program for new directors that includes meetings with and presentations by senior management. This offers a new director the opportunity to receive one-on-one time with management to discuss various aspects of our business. In addition, we encourage directors to attend, at our expense, director continuing education programs. In 2022, various of our directors attended programs specifically focused on cybersecurity risk management, corporate governance trends, climate change matters and human capital management. Several

2023 Proxy Statement	17

CORPORATE GOVERNANCE

directors also attended symposiums sponsored by outside organizations that are designed as continuing director education on many topics relevant to public company board service. We also provide ongoing director education through presentations at Board and committee meetings, and regularly invite significant investors, subject matter experts and public sector representatives to speak to the Board.

Director Commitments

Directors are encouraged to serve on the boards of directors of other companies, as the Board believes such service broadens and deepens our directors’ knowledge and experience. Our Corporate Governance Principles, as recently revised, set forth certain limitations on director service to ensure that each director’s outside directorships do not interfere with his or her ability to meet the responsibilities and expectations of service on our Board. The Corporate Governance and Nominating Committee conducts an annual review of director commitments, including consideration of directorships and any leadership positions held at other public and private companies and nonprofit entities, and has determined that all directors currently comply with these guidelines.

Messrs. Hennigan, Semple, Stice and Surma currently also serve on the board of MPLX GP LLC, our wholly owned subsidiary. Under our Corporate Governance Principles, due to their affiliate nature, concurrent service on the boards of MPC and MPLX GP LLC is counted as one public company board for purposes of assessing the level of public company board commitments.

Majority Voting for Directors

Our Bylaws include a majority vote standard for uncontested director elections, which requires that a nominee for director in an uncontested election receive a majority of votes cast at a shareholder meeting in order to be elected to the Board. Any director nominee who does not receive a majority of the votes cast is required to submit an irrevocable resignation to the Corporate Governance and Nominating Committee, which will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Board will, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision.

Proxy Access

Proxy access refers to the right of shareholders meeting certain ownership criteria to nominate director candidates for inclusion in the Company’s proxy materials for its annual meeting. The Board amended our Bylaws in February 2016 to provide proxy access to our shareholders. This decision followed a careful evaluation of shareholder views, evolving practices, relevant academic research, the potential impact on the Company and proxy access frameworks adopted by other companies. Following are the key terms of our proxy access Bylaw provision:

❖	❖	❖

Any shareholder, or group of up to	May nominate and include in our proxy	Provided that the shareholder(s) and
20 shareholders, maintaining	materials director nominees constituting	nominee(s) satisfy the requirements
continuous ownership of at least 3%	up to the greater of 2 nominees or	specified in our Bylaws
of our outstanding common stock	20% (rounded down) of the number of
for at least 3 years	directors serving on the Board

Board Leadership and Function

Independent Chairman of the Board

Our Corporate Governance Principles provide the Board with the flexibility to exercise its business judgment on behalf of shareholders and choose the optimal leadership for the Board depending upon the Company’s particular needs and circumstances at a given time. The independent members of the Board elect the Chairman and, as part of this election, review whether to combine or separate the roles of Chairman and CEO.

18	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Throughout our history as a public company, the Board has selected the leadership structure it determined was best for the Company at that time. The Board was led by an independent Chairman from 2011, when we became a public company, to 2016. The Board combined the Chairman and CEO roles from 2016 to 2020, and then determined to separate them again in 2020. In making each determination to separate or combine the Chairman and CEO roles, the Board took into consideration many factors, including the Board’s role in oversight, the skills, qualifications and experience of our then-serving directors, the evolving needs of our Company, how our leadership structure was functioning and the views of our shareholders. These adjustments to leadership structure over time demonstrate the Board’s thoughtful approach in evaluating and implementing the best leadership structure for the Board depending upon the Company’s circumstances at a given time. Changes in the Board’s leadership structure are reflected on our website shortly after becoming effective and disclosed in compliance with applicable regulatory requirements.

Mr. Surma has led the Board as its independent Chairman since 2020. The Board believes that this leadership structure, which separates the Chairman and CEO roles, is appropriate at this time in light of MPC’s business and operating environment. Mr. Surma, a long-standing member of the Board, has in-depth knowledge of the issues, challenges and opportunities facing MPC. As such, the Board believes that he is best positioned at this time to assure that the Board’s time and attention are focused on the most critical matters. His role ensures decisive independent leadership and clear accountability.

Board Meetings and Attendance

The Board met six times in 2022. Each of our directors attended 100% of the meetings of the Board and committees on which he or she served in 2022. Our Corporate Governance Principles provide that the non-employee directors will hold regular executive sessions presided over by the Chairman. The non-employee directors held six such executive sessions in 2022. As an employee of MPC, Mr. Hennigan does not attend these sessions.

All directors are expected to attend our annual meeting. All members of the Board attended the virtual annual meeting of shareholders held on April 27, 2022.

Board Committees

The Board has four standing committees, to which it has delegated certain functions and oversight responsibilities:

AUDIT COMMITTEE

Members: Susan Tomasky, Chair(1) Jonathan Z. Cohen, Vice Chair(1) Abdulaziz F. Alkhayyal(1) Frank M. Semple J. Michael Stice(1) Toni Townes-Whitley(2) Meetings in 2022: 5	Primary Responsibilities:
	➢	Appoints, compensates and oversees the performance of the independent auditor, including approval of all services to be performed by the auditor
➢
Reviews with management, the independent auditor and our internal auditors the integrity of our disclosure controls and procedures, annual and quarterly financial statements and internal controls over financial reporting

	➢	Oversees the internal audit function, including its structure and budget, and the performance and compensation of the chief audit executive
	➢	Reviews with management significant corporate risk exposures and risk mitigation efforts
	➢	Reviews and assesses the effectiveness of our information technology controls relating to business continuity, data privacy and cybersecurity
	➢	Monitors compliance with legal and regulatory requirements, our Codes of Business Conduct and Ethics for Senior Financial Officers and Whistleblowing as to Accounting Matters Policy
	➢	Reviews legislative and regulatory issues affecting ESG and climate risk disclosures within the financial reporting framework and monitors developments in integrated reporting for alignment with financial reporting
(1) Audit Committee financial expert (2) Effective March 1, 2023	➢
Has authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain independent legal, accounting, or other advisors or consultants

2023 Proxy Statement	19

CORPORATE GOVERNANCE

COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE

Members: Edward G. Galante, Chair Abdulaziz F. Alkhayyal Charles E. Bunch Steven A. Davis(3) Frank M. Semple Toni Townes-Whitley(2) Meetings in 2022: 6	Primary Responsibilities:
	➢	Establishes our executive compensation guiding principles and determines our executive compensation policies and procedures consistent with such principles
	➢	Sets compensation for the CEO, incorporating relevant goals and objectives, and evaluates the CEO’s performance
	➢	Sets compensation for our designated positions, including our named executive officers, and reviews the succession plan for senior management
	➢	Oversees our incentive compensation plans, sets metrics thereunder for financial and ESG performance, and certifies achievement of performance levels
	➢	Oversees our employee benefit plans and programs
(2) Effective March 1, 2023 (3) Mr. Davis ceased service due to his death in July 2022	➢	Oversees our human capital management strategies and policies, including with respect to diversity, equity and inclusion initiatives, pay equity, talent, performance management and employee engagement
	➢	Oversees our engagement with stakeholders on compensation and human capital management matters

Please see “Executive Compensation” beginning on page 34 for additional information about the Compensation and Organization Development Committee and its responsibilities.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members: Charles E. Bunch, Chair J. Michael Stice, Vice Chair Evan Bayh Jonathan Z. Cohen Steven A. Davis(3) Meetings in 2022: 5	Primary Responsibilities:
➢
Evaluates and makes recommendations to the Board concerning the appropriate size and composition of the Board, including its strategy to progress the Board’s overall gender, racial and ethnic diversity

	➢	Reviews and makes recommendations regarding the Board’s leadership structure
	➢	Selects and recommends director candidates to the Board to be submitted for election at annual meetings and to fill any vacancies on the Board
	➢	Makes recommendations concerning the Board’s standing committees, including committee structure, leadership, membership and charters
	➢	Monitors our corporate governance practices and recommends to the Board appropriate corporate governance policies and procedures
	➢	Reviews and recommends to the Board compensation for our non-employee directors
	➢	Reviews and makes recommendations with respect to director resignations tendered in accordance with the Corporate Governance Principles
(3) Mr. Davis ceased service due to his death in July 2022	➢	Oversees the evaluation of the Board, its committees and individual directors
	➢	Reviews legislative and regulatory issues affecting corporate governance
	➢	Oversees our engagement with stakeholders on corporate governance matters

SUSTAINABILITY AND PUBLIC POLICY COMMITTEE

Members: Evan Bayh, Chair Abdulaziz F. Alkhayyal, Vice Chair Edward G. Galante Michael J. Hennigan Kim K.W. Rucker J. Michael Stice Susan Tomasky Meetings in 2022: 4	Primary Responsibilities:
	➢	Oversees our sustainability, ESG and health, environmental, safety and security policies and programs, and reviews our performance thereunder
	➢	Reviews our annual Sustainability Report and Climate-Related Scenarios report, and other key sustainability disclosures, available at www.marathonpetroleum.com/Sustainability/
	➢	Oversees the establishment of our sustainability targets
	➢	Oversees our governance framework and budgets for political contributions and lobbying expenditures, and reviews key disclosures regarding such contributions
	➢	Oversees our framework for the development of our public policy positions
	➢	Reviews legislative and regulatory developments affecting sustainability, ESG and public policy matters
	➢	Oversees our engagement with stakeholders on sustainability, ESG and public policy matters

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CORPORATE GOVERNANCE

The Board has determined that each member of the Audit Committee, Compensation and Organization Development Committee and Corporate Governance and Nominating Committee meets the applicable SEC and NYSE independence requirements and that each member of the Audit Committee is financially literate. No member of the Audit Committee serves on the audit committees of more than three public companies, including ours. As independent Chairman, Mr. Surma attends committee meetings but is not a member of any Board committee.

In addition to the four standing committees, the Board maintains an Executive Committee, which meets as necessary to address matters that arise between Board meetings and may exercise the powers and authority of the Board subject to specific limitations consistent with our Bylaws and applicable law. The Executive Committee is composed of the independent Chairman, the CEO and the Chair of each of the Board’s four standing committees.

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FIND MORE AT WWW.MARATHONPETROLEUM.COM

Each of the Board’s four standing committees operates under a written charter adopted by the Board. These charters are available under the “About” tab of our website, by selecting “Board of Directors.” Each charter requires the applicable committee to annually assess and report to the Board on the adequacy of its charter.

Board Evaluations

Our Corporate Governance Principles provide for a robust annual Board, committee and individual director evaluation process, administered by the Corporate Governance and Nominating Committee.

BOARD AND COMMITTEE EVALUATIONS	Each director provides written responses to questions designed to enhance Board and committee effectiveness through the identification of actionable recommendations. The evaluation questions seek feedback on, among other things, Board and committee operation, composition and organization; Board dynamics; director skills; short- and long-term Board goals and objectives; committee effectiveness; and the performance of the Board and its committees in light of the responsibilities of each body as established in our governance documents.	ANALYSIS AND DISCUSSION

		✓	Summary reports of director feedback are compiled and provided to all directors.

		✓	The Chairman leads a discussion of Board evaluation results with all of the directors as a group.

		✓	Each committee’s Chair leads a discussion of committee results at a committee meeting and reports out to the full Board.
INDIVIDUAL PEER AND SELF- EVALUATIONS	Our Corporate Governance Principles provide for an enhanced process to evaluate the individual performance of each director whose term expires at the next annual meeting and is eligible for reelection. This is typically accomplished by means of a written evaluation completed by each of the director’s peers. Each evaluated director also completes a written self-evaluation on his/her own performance.

		✓	The Chairman* and the Chair of the Corporate Governance and Nominating Committee jointly conduct discussions of individual evaluation results with each evaluated director.

GOVERNANCE DOCUMENT REVIEW	Each director reviews the Corporate Governance Principles and the charter of each committee on which he or she serves, and provides feedback and revision suggestions as deemed appropriate.

* These discussions are jointly conducted by the Chair and the Vice Chair of the Corporate Governance and Nominating Committee when the Chairman is subject to reelection.

Our Corporate Governance and Nominating Committee believes this process, which combines the opportunity for each director to individually reflect on Board and committee effectiveness with a collaborative discussion on performance, as well as a review of each individual director prior to his or her nomination for reelection, provides a meaningful assessment tool and a forum for discussing areas for improvement.

2023 Proxy Statement	21

CORPORATE GOVERNANCE

Communicating with the Board

All interested parties, including shareholders, may communicate directly with the Board, the Chairs of the Board’s standing committees and the independent directors, including our Chairman.

MAIL
Communications may be sent by regular mail to our principal executive offices, to the attention of the Corporate Secretary, Marathon Petroleum Corporation, 539 South Main Street, Findlay, OH 45840.

EMAIL
Independent Directors (individually or as a group)	non-managedirectors@marathonpetroleum.com
Audit Committee Chair	auditchair@marathonpetroleum.com
Compensation and Organization Development Committee Chair	compchair@marathonpetroleum.com
Corporate Governance and Nominating Committee Chair	corpgovchair@marathonpetroleum.com
Sustainability and Public Policy Committee Chair	sustainabilitychair@marathonpetroleum.com

Our Corporate Secretary will forward to the directors all communications that, in her judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate include commercial solicitations and matters not relevant to the Company’s affairs.

22	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Key Areas of Board Oversight

Oversight of Risk Management

Among the Board’s most important functions is overseeing risk management. Our risk management framework fosters close interaction among the Board, its committees and our senior management.

BOARD OF DIRECTORS

The Board, which has the ultimate responsibility for, and is actively engaged in, overseeing risk:
•Reviews strategic risks annually at a designated strategy meeting and on an ongoing basis throughout the year
•Delegates responsibility for managing certain types of risk to its committees, which report regularly to the Board on activities in their individual areas of oversight

AUDIT COMMITTEE	COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	SUSTAINABILITY AND PUBLIC POLICY COMMITTEE

Oversees risks associated with financial, financial reporting and accounting matters
Monitors compliance with regulatory requirements and internal control systems
Oversees our enterprise risk management process and reviews performance
Reviews ESG and climate risk disclosures within the financial reporting framework
Oversees business continuity, data privacy and cybersecurity risks

Oversees risks associated with our compensation programs, plans and policies to ensure they do not encourage excessive risk-taking
Oversees our management succession planning process and our human capital management strategies and policies, including DE&I initiatives
Oversees stakeholder engagement on compensation and human capital management matters

Oversees risks associated with corporate governance matters, including director independence, Board composition and succession and Board effectiveness
Oversees the evaluation of the Board, its committees and individual directors
Oversees stakeholder engagement on corporate governance matters

Oversees risks associated with sustainability, ESG and public policy matters
Reviews our sustainability and climate reports and other key sustainability disclosures
Oversees establishment of our sustainability targets
Oversees governance framework and budgets for our political contributions and lobbying expenditures
Oversees stakeholder engagement related to sustainability, ESG and public policy matters

SENIOR MANAGEMENT

While the Board oversees risk, our senior management has primary responsibility for:
•Identifying, assessing and managing the major risks to our Company through our enterprise risk management process
•Implementing effective risk mitigation plans, processes and controls
•Developing sustainability strategies and standards
We apply an enterprise risk management (“ERM”) methodology to identify, assess and manage enterprise-level risks and review the effectiveness of risk-mitigation strategies. This process is established and driven by our executive leadership team, led by our enterprise risk manager and ERM Committee, and supported by officers and senior managers responsible for working across the business to manage enterprise-level risks and identify emerging risks. These leaders meet routinely and provide regular updates to our Board and its committees throughout the year.

Our mature company practices – developed through our ERM process, managed by our senior leaders and overseen by our Board – promote effective decision-making on business, financial, legal, environmental, social, political and reputational matters.

2023 Proxy Statement	23

CORPORATE GOVERNANCE

Oversight of Political Engagement and Public Policy

We believe participating in the political process is an essential part of advancing the meaningful exchange of information and views on issues that affect our Company and our stakeholders. We participate in the political process in a number of ways, including lobbying, contributing to grassroots activity, advocacy for specific issues, participating in trade associations, supporting an active employee political action committee and, where permissible, directly supporting political candidates and ballot issues. These activities are overseen by our Board of Directors, its Sustainability and Public Policy Committee, our General Counsel and Senior Vice President of Government Affairs, and senior management. The Sustainability and Public Policy Committee’s Charter articulates the Committee’s purpose and sets forth broad responsibilities that the Committee implements in the following ways:

•Oversees the governance framework and budgets for our political contributions, lobbying expenditures and certain payments made to trade associations that engage in lobbying activities;
•Reviews our reporting and disclosures on such contributions, expenditures and payments;
•Oversees the governance of a U.S.-based political committee of our employees;
•Oversees our framework for the development of our public policy positions;
•Reviews legislative and regulatory developments and trends pertaining to public policy matters; and
•Oversees our engagement with stakeholders on public policy matters.

We engage on a variety of issues affecting our Company and our stakeholders. With respect to climate change, our public policy engagement is guided by our commitment to sustainability, including lowering the carbon intensity of our operations and products, expanding renewable fuels and technologies, conserving natural resources, engaging stakeholders and contributing in our communities. We support policies that complement this strategy and the investments that continue to transform our Company.

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FIND MORE AT WWW.MARATHONPETROLEUM.COM

Because we recognize that our public policy activities are of interest to our shareholders and other stakeholders, and in furtherance of our policy to be transparent on these matters, we have included on our “Political Engagement” page, located under the “Sustainability” tab of our website, substantial additional information regarding our involvement in political or public policy activities, including:

➢	Our statements of philosophy and political transparency.
➢	A description of the roles of the Sustainability and Public Policy Committee and various organizations within the Company in overseeing and promoting compliance with our political activity policy.
➢	Federal lobbying disclosure, including a link to the Clerk of the U.S. House of Representatives database where our quarterly federal lobbying reports can be obtained via a search of “Marathon Petroleum,” and a total spending figure for each of the past five years.
➢	State lobbying disclosure, including a map showing the states where within the past five years we have registered as an employer or principal of lobbyists, links to each state’s lobbying reporting site, and an approximate total of state reported lobbying expenditures for the past five years.
➢	Employee political action committee reports showing federal- and state-level contributions for each of the past five years.
➢	Corporate political contributions reports showing contributions made from Company treasury funds for each of the past five years.
➢	Trade association disclosure, including a report of trade associations (with dues of $50,000 or greater and that may engage in lobbying activities) for each of the past five years and the range of annual dues paid to each organization, as well as amounts attributable to federal lobbying or state and grassroots lobbying and advertising.
➢
A summary of the climate positions of our trade associations with dues of $50,000 or greater and that may engage in lobbying activities, with links to information on their respective climate positions, as well as our conclusion that these positions are not inconsistent with the ambition of the Paris Agreement to reduce global GHG emissions and limit global warming to well below 2 degrees Celsius.

➢	Our contributions to social welfare organizations for lobbying and advocacy purposes, beginning with 2022 contributions.

24	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Oversight of Climate Risk

The Sustainability and Public Policy Committee oversees our environmental impact, including climate matters, and the establishment of our sustainability targets. In 2022, under its guidance, we continued our steady march toward lowering the carbon intensity of our operations and the products we manufacture and improving the absolute energy efficiency of our operations. We have set reduction targets for Scope 1 and Scope 2 GHG emissions intensity, Scope 3-Category 11 emissions, methane emissions intensity and freshwater withdrawal intensity. For more information on our approach to climate change and our emissions reduction targets, see “Lowering Our Carbon Footprint and Conserving Natural Resources” on page 29 and view or download our “2022 Perspectives on Climate-Related Scenarios” report on the Sustainability page of our website at www.marathonpetroleum.com/Sustainability/.

Oversight of Human Capital Management and Succession Planning

The Board believes that our people are our most important asset and are critical to our success. We strive to provide our employees with a collaborative, supportive and inclusive work environment where they can maximize their personal and professional potential. The Compensation and Organization Development Committee oversees our human capital management strategies and policies, including with respect to diversity and inclusion initiatives, pay equity, talent and performance management and employee engagement, and reviews our key metrics in these areas. See “Human Capital Management” on page 30 for additional information on our approach to these matters.

The Compensation and Organization Development Committee oversees our executive succession planning process to ensure the identification and development of future leaders, to avoid the adverse effects caused by vacancies in key leadership positions and to facilitate the execution of our long-term strategy. The Committee believes its succession process provides the lead time necessary to train, develop or recruit executives capable of filling key roles, including our named executive officers, within the Company when the need arises. The Committee typically meets with the full Board at least annually to discuss succession of our leadership.

MARCH: TALENT PLANNING	APRIL AND MAY: LEADER TALENT REVIEWS
By Business Unit/Function:	By Business Unit/Function:
•Identify Key Roles for Executive Leadership Team succession planning	•Based on Talent Planning outcome, develop proposed Succession Plans for Senior Executive Roles and Key Roles (considering readiness, gaps and development needs)
•Assess potential leaders for these roles, including their ability to reinforce our high-performing culture and promote our core values

JULY: COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE OVERSIGHT	JUNE: EXECUTIVE LEADERSHIP TEAM ALIGNMENT
•Review and provide input on proposed Succession Plans for Senior Executive Roles and select Key Roles •Review diversity analysis of successor candidates	Across Enterprise:
•Understand top talent strengths, potential and gaps •Finalize proposed Succession Plans for Senior Executive Roles and Key Roles

Oversight of Cybersecurity

The frequency and sophistication of global attacks on corporate information technology systems containing sensitive information have increased. The Audit Committee oversees our business continuity, data privacy and cybersecurity risks and provides input on our cyber and information security strategy. Our Chief Information Security Officer is responsible for our cybersecurity program and provides routine briefings to the Audit Committee and the Board as a whole at least twice a year.

We manage cybersecurity risks by working continuously to protect our computer systems, data, assets, infrastructure and computing environments from threats – and to safeguard confidentiality, integrity and availability. We implement a comprehensive suite of policies, practices and standards that guide our teams on how to mitigate and manage these risks. Our cybersecurity program aligns with the National Institute of Standards and Technology (NIST) – Cybersecurity Framework and relevant NIST publications, such as NIST SP 800-53 and NIST SP 800-82.

2023 Proxy Statement	25

CORPORATE GOVERNANCE

Director Compensation

The Board determines annual cash and equity retainers and other compensation for non-employee directors. Directors who are also our employees receive no compensation for their service on the Board or its committees.

Annual Retainers

Our non-employee directors received the following cash and equity retainers for their service on the Board in 2022.

		Total

Cash Retainers
Board Member	•Paid quarterly in equal installments	$150,000

Independent Chairman of the Board	•Paid quarterly in equal installments (in addition to Board Member retainer)	$200,000

Committee Chairs	•Paid quarterly in equal installments (in addition to Board Member retainer):
	–Audit Committee Chair	$25,000 $20,000
	–Compensation and Organization Development Committee Chair	$20,000
	–Corporate Governance and Nominating Committee Chair	$20,000
	–Sustainability and Public Policy Committee Chair	$20,000

Equity Retainer	•Granted quarterly in equal installments	$175,000

•Aggregate equity retainer is composed of 90% MPC restricted stock units (“RSUs”) (valued at $157,500) and 10% MPLX phantom units (valued at $17,500)
•Directors receive MPC dividend equivalents in the form of additional MPC RSUs and MPLX distribution equivalents in the form of additional MPLX phantom units
•MPC RSUs and MPLX phantom units, including those received as dividend and distribution equivalents, are deferred, payable in MPC common stock and MPLX common units only upon a director’s departure from the Board

Non-employee directors may elect to defer up to 100% of their annual cash compensation into an unfunded account. This deferred cash account may be invested in certain notional investment options offered under the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors, which options generally mirror the investment options offered to employees under the Marathon Petroleum Thrift Plan. Directors who defer cash compensation receive that cash in a lump sum following departure from the Board.

MPLX GP LLC Board Service

Messrs. Semple, Stice and Surma also serve on the board of directors (the “MPLX Board”) of MPLX GP, a wholly owned subsidiary of MPC and the general partner of MPLX. Each received an annual cash retainer (in the amount of $90,000) and a deferred equity award of MPLX phantom units (valued at $110,000) for this service in 2022. The annual cash retainer and deferred equity award are reflected in the “Fees Earned or Paid in Cash” and the “Stock Awards” columns, respectively, of the “2022 Director Compensation Table” below.

Matching Gifts Program

Under our matching gifts program, non-employee directors may elect to have us match up to $10,000 of their contributions to certain tax-exempt educational institutions each year. The annual limit is applied based on the date of the director’s gift to the institution.

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CORPORATE GOVERNANCE

2022 Director Compensation Table

The following table shows compensation earned by or paid to our non-employee directors during 2022 for service on our Board and, separately, for service on the MPLX Board. Ms. Townes-Whitley does not appear in the following tables as she was appointed to the Board effective March 1, 2023.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		All Other Compensation ($)	Total ($)

Abdulaziz F. Alkhayyal	150,000		175,000		—	325,000
Evan Bayh	170,000		175,000		—	345,000
Charles E. Bunch	170,000		175,000		10,000	355,000
Jonathan Z. Cohen	150,000		175,000		10,000	335,000
Steven A. Davis	112,500		131,250		35,000	278,750
Edward G. Galante	170,000		175,000		10,000	355,000
Kim K.W. Rucker	150,000		175,000		—	325,000
Frank M. Semple	240,000	*	285,000	*	9,590	534,590	*
J. Michael Stice	240,000	*	285,000	*	6,250	531,250	*
John P. Surma	440,000	*	285,000	*	5,000	730,000	*
Susan Tomasky	175,000		175,000		—	350,000

*	Includes compensation for MPLX Board service, as detailed immediately below under “Fees Earned or Paid in Cash” and “Stock Awards.”

Fees Earned or Paid in Cash reflect (i) cash retainers earned for Board service in 2022 and (ii) for each of Messrs. Semple, Stice and Surma, a $90,000 cash retainer for MPLX Board service in 2022.

Stock Awards reflect the aggregate grant date fair value of MPC RSUs and MPLX phantom units, calculated in accordance with financial accounting standards. Non-employee directors generally received grants each quarter of MPC RSUs and MPLX phantom units valued at $39,375 and $4,375, respectively, based on the closing prices of MPC common stock and MPLX common units on each respective grant date. The amounts shown for each of Messrs. Semple, Stice and Surma also include $110,000 in MPLX phantom units (made in four quarterly grants, with grant date fair values of $27,500 per quarter based upon the closing prices of MPLX common units on the respective grant dates) for MPLX Board service during 2022.

The following table shows the aggregate MPC RSUs and MPLX phantom units outstanding for each non-employee director as of December 31, 2022.

Name	MPC RSUs	MPLX Phantom Units

Alkhayyal	19,791	5,268
Bayh	52,365	7,862
Bunch	24,245	6,159
Cohen	10,736	2,881
Davis	—	—
Galante	14,203	3,849
Rucker	14,203	3,849
Semple	9,324	34,621	Includes 32,148 MPLX phantom units earned for MPLX Board service.
Stice	18,645	30,884	Includes 25,884 MPLX phantom units earned for MPLX Board service.
Surma	52,365	52,641	Includes 44,778 MPLX phantom units earned for MPLX Board service.
Tomasky	14,203	3,849

All Other Compensation reflects contributions made to educational institutions under our matching gifts program, as described above. This program is subject to an annual limit of $10,000; however, the actual amount paid out on behalf of a director may exceed $10,000 in a given year due to end-of-year processing delays. The amount shown for Mr. Davis also includes a $25,000 charitable contribution to the Steven Davis Business Scholarship Fund at the University of Wisconsin-Milwaukee in memory of Mr. Davis following his death.

2023 Proxy Statement	27

SUSTAINABILITY AT MPC

Our commitment to sustainability means taking actions that create shared value with our stakeholders – empowering people to achieve more, contributing to progress in our communities and protecting the environment we all share. We are challenging ourselves to lead in sustainable energy – meeting the needs of today while investing in an energy-diverse future. This objective drives us to strengthen the resiliency of our business, innovate for the future and embed sustainability in all we do.

STRENGTHEN RESILIENCY

Strengthening our business for today, while building durability for the future

We operate with an understanding of the potential environmental impacts of our business. This understanding informs our commitment to lower the carbon intensity of our operations and the products we manufacture, improve the energy efficiency of our operations and advance practices that conserve natural resources.

INNOVATE FOR THE FUTURE

Investing in the energy evolution to lower carbon intensity and capture value

We strive to be a market leader in the production and delivery of renewable fuels, seek ways to expand the use of renewable energy in our operations and deploy emerging technologies that reduce environmental impact while enhancing business performance.

EMBED SUSTAINABILITY

Embracing sustainability in decision-making, in how we engage our people and in how we create value with stakeholders
We are committed to protecting the health and safety of our employees and the public, responsibly managing our social impacts, promoting diversity, equity and inclusion, and maintaining accountable and transparent governance.

Since 2011, we have published an annual Sustainability Report highlighting the commitment to our values, our communities and environmental stewardship. Our most recent Sustainability Report is:

BETTER
together
EQUALITY
INCLUSION
DIVERSITY
EQUITY
better together

CHALLENGING OURSELVES TO LEAD IN SUSTAINABLE ENERGY

SUSTAINABILITY REPORT 2021

✓	Informed by the oil and gas industry metrics from the Sustainability Accounting Standards Board (SASB) standards.

✓	Prepared in accordance with the Global Reporting Initiative (GRI) Standards: Core option, including use of the Oil and Gas Sector Disclosures.

✓	Consistent with International Petroleum Industry Environmental Conservation Association (Ipieca) Sustainability Reporting Guidance for the Oil and Gas Industry (2020) and includes core reporting elements for each presented indicator.
Ä
Find the Sustainability Report at www.marathonpetroleum.com/Sustainability/

Our Approach to Stakeholder Engagement	MPC’s CORE VALUES

Our approach to stakeholder engagement is guided by our commitment to creating shared value with our many stakeholders including the communities where we operate. Our policy on Stakeholder Engagement, found on our website, sets forth our commitment to sustainability as the fundamental process of shared-value creation. We work to understand our stakeholders’ goals, perspectives and concerns and incorporate their feedback into our business strategies. Our engagement approach and programs involve establishing regular communications with our local stakeholders, assessing community impacts and providing opportunities for
Our core values guide the way we treat each other and all our stakeholders. We believe how we do our work is just as important as what we do.
•Safety and Environmental Stewardship
•Integrity
•Respect
•Inclusion
•Collaboration

stakeholders to share their concerns. As our business and stakeholder interests evolve, we continue to adapt and expand our approach to engagement to meet the changing needs of our Company and our stakeholders.

28	Marathon Petroleum Corporation

SUSTAINABILITY AT MPC

Lowering Our Carbon Footprint and Conserving Natural Resources

We are committed to lowering the carbon intensity of our operations and the products we manufacture and improving the energy efficiency of our operations. In March 2020, we were the first independent U.S. refiner to establish a companywide GHG emissions intensity reduction target linked to our executive and employee compensation programs. In February 2022, we announced the establishment of an absolute target to reduce Scope 3 GHG emissions from our products to 15% below 2019 levels by the year 2030. Specifically, our Scope 3 reduction target covers products manufactured at our refineries, referred to as Scope 3–Category 11 emissions. We have also set goals to reduce methane emissions intensity and freshwater withdrawal intensity. See our 2022 Perspectives on Climate-Related Scenarios report for additional information regarding our targets and progress, including calculation methodologies.

SCOPE 1 AND 2 GHG EMISSIONS INTENSITY		ABSOLUTE SCOPE 3–CATEGORY 11 GHG EMISSIONS

●	2030 Goal	●	2030 Goal

●	Progress (through December 31, 2022)	●	Progress (through December 31, 2022)

METHANE EMISSIONS INTENSITY		FRESHWATER WITHDRAWAL INTENSITY

●	2025 Goal

●	2030 Goal	●	2030 Goal

●	Progress (through December 31, 2022)	●	Progress (through December 31, 2021)

We have outlined a number of tangible programmatic initiatives to support achievement of these targets in our 2022 Perspectives on Climate-Related Scenarios report:

JUNE 2022

Perspectives on Climate-Related Scenarios

Risks and Opportunities

MARATHON | MPLX

✓	Modeled on the disclosures recommended by the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (TCFD); continued enhancement each year based upon those recommendations.

✓	Provides a detailed look at the Board’s climate-related risk management oversight, scenario analyses, asset optimization and portfolio management.

✓	Concludes MPC is well positioned to remain successful into the future.

Ä	Find the Climate Report at www.marathonpetroleum.com/Sustainability/

2023 Proxy Statement	29

SUSTAINABILITY AT MPC

Human Capital Management

Our people are our greatest asset and essential to the success of our business. We believe in providing a collaborative and safe work environment that embraces diversity, equity and inclusion (“DE&I”) to ensure we attract, develop and retain the best talent. Providing opportunities for long-term engagement and career growth are top priorities. We want our employees to feel that they are valued for their work and impact on the business, that we reward them competitively, and that we are invested in their development.

PROMOTING DIVERSITY, EQUITY AND INCLUSION

We believe that fostering a diverse, equitable and inclusive workplace increases success for individuals, teams and our Company. We strive to create a collaborative and supportive environment where all employees can build on their strengths and maximize their talents and abilities. This enables us to unlock the full potential of our teams – embracing the power of our differences while demonstrating each day that we are better together. We aspire for everyone to bring their unique selves to work, for every talent to be realized and every voice to be heard.

To support our commitment to creating a more diverse workforce and to hold ourselves accountable, we set Company goals designed to drive our strategy to increase representation of women, Black, Indigenous and people of color in our workforce. We were the first U.S. independent downstream energy company to link executive and employee compensation to DE&I metrics.

Guided by a dedicated DE&I team led by our Vice President of Talent Acquisition and DE&I, and supported by leadership companywide, our strategy focuses on:
Building Awareness	Increasing Representation
•DE&I workshops and employee panels •Community outreach •Diversity celebrations and educational events	•Balanced hiring slates •Targeted external recruitment •Minority campus initiatives

Ensuring Success	Measurement and Accountability
•Career development programs •Employee mentoring •Employee Network Groups	•Company goals, scoring and performance •Annual Cash Bonus DE&I metric •Succession planning

OFFERING COMPETITIVE PAY AND BENEFITS

Compensation and benefits are some of the most direct ways to acknowledge and encourage quality performance and meaningful contributions from our employees. We annually benchmark compensation and benefits to ensure we are offering competitive packages. We offer comprehensive benefits, including medical, dental and vision insurance for our employees and their spouses, domestic partners and dependents. We also provide retirement programs (thrift and pension), life insurance, education assistance, family assistance, short- and long-term disability, paid vacation and sick time, and paid parental leave for birthing and non-birthing parents, including adoptive and foster parents.

DEVELOPING EMPLOYEES AND LEADERS

Strong leadership is essential to our success, and we support our leaders at all levels with a broad range of training opportunities. Our programs, which we offer across the organization, blend business and leadership content, often with external faculty. A key focus is equipping leaders for success in current roles, while also providing opportunities to develop in ways that enable them to grow professionally.

FOSTERING EMPLOYEE ENGAGEMENT
Understanding our employees’ experiences and perspectives provides insights that strengthen and better position us for the future. We have implemented a more contemporary process for gathering and evaluating employee feedback, including doing so more frequently and through a wider variety of tools. These include conducting targeted “pulse” surveys throughout the year and focus groups to better understand the input collected through surveys.

EMBRACING A CULTURE OF SAFETY

In keeping with our core values, we approach our work with the highest commitment to safety and a focus on caring for the environment. To continually reinforce these values and drive strong performance, we combine best practice-based operational standards, documented work processes, proven management systems and behavior-based programs to train, protect and empower our employees and contractors.

30	Marathon Petroleum Corporation

SUSTAINABILITY AT MPC

Human Rights

Human rights are fundamental to our core values of Integrity, Respect and Inclusion, as we strive to make a positive impact on society. Our Policy on Human Rights, Including the Rights of Indigenous People, available on our website, describes our commitment to respect the human, cultural and legal rights of all individuals and communities, and provides guidance on managing this important obligation, including conducting due diligence and remediating human rights impacts within our sphere of influence and business operations. We promote the goals and principles set out in the United Nations Universal Declaration of Human Rights and the Voluntary Principles on Security and Human Rights. Our commitment extends to the fair treatment and meaningful involvement of all people, including Indigenous people, regardless of race, color, gender, gender identity, national origin, religion, sexual orientation or income level. We apply the same expectations to our suppliers, contractors and other business partners.

Advancing Supply Chain Sustainability

We have relationships with thousands of suppliers that enable us to operate in a safe and efficient manner. We partner with our suppliers to provide essential goods and services and strive to work with suppliers that are committed to sustainability, maintain high safety and ethical standards, offer innovative, value-added capabilities, understand our business, embrace quality procedures and processes, and offer superior technology, cost or service advantages.

How we conduct ourselves is just as important as the results we achieve. This expectation applies not just to our employees, but also to our valued partners who play a role in the safe, responsible and reliable operation of our business. Our Supplier Code of Conduct details our expectations of our suppliers’ standards and work practices. We expect our suppliers not only to comply with environmental, social and governance clauses in their contracts with us, but to adhere to our policies, procedures, Code of Business Conduct and our Supplier Code of Conduct and apply them to how they do business. We provide an Integrity Helpline and encourage all suppliers to anonymously report suspected unethical or illegal acts. Potential suppliers must acknowledge and accept our Supplier Code of Conduct as a precondition to participating in our standard bidding process.

The Supplier Code of Conduct emphasizes our expectations in the areas of:
•Environment, health, safety and security
•Legal and ethical compliance
•Conflict minerals
•Conflicts of interest
•Human rights
•Diversity
•Compliance assurance
•Reporting unethical or illegal acts

Preparing for a Just and Responsible Transition

Our report on Creating Shared Value Through a Just and Responsible Transition, which is available on our website, frames our ongoing commitments and actions, particularly our engagement and collaboration with our employees and communities, to address the potential social impacts of our business as the energy transition progresses. This report is informed by the metrics – including acknowledgment, commitment, engagement and action – in a new just transition indicator published by Climate Action 100+.

8
FIND MORE AT WWW.MARATHONPETROLEUM.COM

The “Sustainability” tab of our website offers a more comprehensive look at our corporate responsibility and sustainability programs. The policies, practices and procedures that underpin these efforts, as well as key disclosures showing our progress, can be found under “Reports and Policies,” including:

➢	Sustainability Report	➢	EEO-1 report data
➢	Perspectives on Climate-Related Scenarios report	➢	Supplier Code of Conduct
➢	Performance Data, including GHG emissions data	➢	Policy on Human Rights, Including the Rights of Indigenous People
➢	HES&S Beliefs and Policy
		➢	Creating Shared Value Through a Just and Responsible Transition
➢	Policy on Stakeholder Engagement

2023 Proxy Statement	31

AUDIT MATTERS

Proposal 2. Ratify the Independent Auditor for 2023

✓	The Board of Directors recommends you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Our Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of the independent auditor. PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, has served as our independent auditor since 2010. The Audit Committee has appointed PwC as our independent auditor to audit MPC’s books and accounts for the year ending December 31, 2023. As a matter of good corporate governance, the Board has directed that this appointment be submitted to our shareholders for ratification. If our shareholders do not ratify this appointment, our Audit Committee will reconsider whether to retain PwC. Even if the appointment is ratified, our Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines such change would be in our best interests or in the best interests of our shareholders.

We expect representatives of PwC to be present at our virtual Annual Meeting, with an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from our shareholders.

Auditor Fees and Services

Auditor Independence

Our Audit Committee has considered whether PwC is independent for purposes of providing external audit services to the Company and has determined that it is.

Auditor Fees

Aggregate fees for professional services rendered to the Company by PwC for the years ended December 31, 2022 and 2021 were ($ in thousands):

Services	2022	2021
	($)	($)

Audit	10,439	11,059
Audit-Related	360	200
Tax	743	623
All Other	9	7
Total	11,551	11,889

Audit Fees for the years ended December 31, 2022, and December 31, 2021, were for professional services rendered for the audit of consolidated financial statements and internal controls over financial reporting; the performance of subsidiary, statutory and regulatory audits; the issuance of comfort letters; the provision of consents; and the review of documents filed with the SEC.

Audit-Related Fees for the years ended December 31, 2022, and December 31, 2021, were for professional services and support provided to the purchaser of our Speedway business pursuant to the terms of a transition services agreement, which are reimbursed by the purchaser.

Tax Fees for the years ended December 31, 2022, and December 31, 2021, were for professional services rendered for income tax compliance and consultation services.

All Other Fees for the years ended December 31, 2022, and December 31, 2021, were for an accounting research and disclosure checklist software license. All Other Fees for the year ended December 31, 2022 also included conference registration fees.

32	Marathon Petroleum Corporation

AUDIT MATTERS

MPLX, a consolidated subsidiary of MPC, separately pays its own independent auditor fees, which totaled $7.0 million for the year ended December 31, 2022, and $6.6 million for the year ended December 31, 2021.

Pre-Approval of Audit Services

Our Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy sets forth the procedure for the Audit Committee to pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under a de minimis exception. Our CFO annually presents the Audit Committee with a forecasted budget of audit, audit-related, tax and permissible non-audit services, and updates the Committee throughout the year as needed. The Audit Committee may pre-approve any services to be performed by our independent auditor up to 12 months in advance and may pre-approve services by specific categories pursuant to the forecasted budget.

For unbudgeted items, the Audit Committee has delegated pre-approval authority of up to $500,000 to the Committee’s Chair; such items are reported to the full Audit Committee at its next scheduled meeting.

In 2022 and 2021, our Audit Committee pre-approved all audit, audit-related, tax and permissible non-audit services pursuant to this policy and did not use the de minimis exception.

Certain Hiring Guidelines

We have established Guidelines for Hiring of Employees or Former Employees of the Independent Auditor that ensure our compliance with applicable law and NYSE listing standards.

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FIND MORE AT WWW.MARATHONPETROLEUM.COM

The following are available under the “Investors” tab of our website by selecting “Corporate Governance”:

➢	Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy
➢	Guidelines for Hiring of Employees or Former Employees of the Independent Auditor

Audit Committee Report

The Audit Committee has reviewed and discussed with management MPC’s audited financial statements and its report on internal control over financial reporting for 2022. The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP (“PwC”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the report on internal control over financial reporting for Marathon Petroleum Corporation be included in MPC’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
AUDIT COMMITTEE

Susan Tomasky, Chair
Jonathan Z. Cohen, Vice Chair
Abdulaziz F. Alkhayyal
Frank M. Semple
J. Michael Stice

2023 Proxy Statement	33

EXECUTIVE COMPENSATION

Proposal 3. Approve, on an Advisory Basis, our Named Executive Officer Compensation

✓
The Board of Directors recommends you vote FOR approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and related compensation tables and narratives in “Executive Compensation” on pages 34-70 of this Proxy Statement.

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis and related compensation tables and narratives in “Executive Compensation” on pages 34-70 of this Proxy Statement. The Compensation and Organization Development Committee has established executive compensation programs that reflect both Company and individual performance. The Committee consistently exercises care and discipline in determining executive compensation and has structured our executive compensation programs to attract, motivate, retain and reward talented executives, with a focus on delivering business results and value to our shareholders and other stakeholders.

Additionally, we think constructive dialogue with our shareholders provides meaningful feedback about specific executive compensation practices and programs, and we encourage shareholders to communicate directly with both Company management and the Compensation and Organization Development Committee about executive compensation. As discussed in “Shareholder Feedback and ‘Say-on-Pay,’” on page 39, the Compensation and Organization Development Committee considers feedback received from our shareholders when making compensation decisions, and makes appropriate changes to our compensation programs based on such feedback. Shareholders may contact the Committee Chair to provide input on executive compensation matters at any time by email at: compchair@marathonpetroleum.com.

Shareholders may also contact management to provide input on executive compensation matters at any time by contacting Kristina Kazarian, Vice President, Finance and Investor Relations, by email at: ir@marathonpetroleum.com.

We conduct annual advisory votes on named executive officer compensation. Following the vote at the Annual Meeting, we expect that the next advisory vote on our compensation of our named executive officers will take place at our 2024 annual meeting.

Ä
Please read the Compensation Discussion and Analysis in “Executive Compensation” on pages 34-51 of this Proxy Statement, which describes in greater detail our compensation guiding principles and programs, as well as the “2022 Summary Compensation Table” and other related compensation tables and narratives on pages 52-70, which provide detailed information on the compensation of our named executive officers.

The Board of Directors recommends you approve the following resolution:

“RESOLVED, that the compensation paid to MPC’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this vote is nonbinding, the Compensation and Organization Development Committee values the opinions of our shareholders and expects to consider the voting results when making future decisions about executive compensation.

34	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Executive Summary

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our compensation guiding principles and objectives and our executive compensation program, and explain how and why the Compensation and Organization Development Committee made its 2022 compensation decisions for our named executive officers (our “NEOs”). We recommend this section be read together with the tables and related disclosures in “Executive Compensation Tables” beginning on page 52.

Our named executive officers for 2022 are:

Name	Title

Michael J. Hennigan	President and CEO
Maryann T. Mannen	Executive Vice President and CFO
Suzanne Gagle	General Counsel and Senior Vice President, Government Affairs
Timothy J. Aydt	Executive Vice President, Refining (effective September 1, 2022; previously, MPLX Executive Vice President and Chief Commercial Officer)
Gregory S. Floerke	MPLX Executive Vice President and Chief Operating Officer
Raymond L. Brooks	Former Executive Vice President, Refining (retired effective September 23, 2022)

2022: A Record Year for MPC

STOCK PRICE REACHED A RECORD HIGH IN 2022

MPC OUTPERFORMED PEERS ON TOTAL SHAREHOLDER RETURN

3-Year MPC Total Shareholder Return vs. Compensation Reference Group Companies	3-Year MPC Total Shareholder Return vs. Performance Share Unit Peer Companies

2023 Proxy Statement	35

EXECUTIVE COMPENSATION

FINANCIAL PERFORMANCE

$14.5 billion	net income attributable to MPC	$24.3 billion	adjusted EBITDA*	$16.4 billion	net cash from operations

SHAREHOLDER VALUE

~30%	$11.9 billion	100% completion	$5 billion
increase in our quarterly dividend (from $0.58 to $0.75 per share)	in share repurchases ($17 billion in repurchases since May 2021 Speedway sale)	of our $15 billion return of capital commitment (for proceeds of Speedway sale)	additional repurchase authorization (announced in January 2023)

RENEWABLES			RECOGNITION

Entered strategic partnership with Neste to advance the Martinez Renewables project, with projected capacity of 730 million gallons per year			Member of Dow Jones Sustainability North America Index for fourth straight year

Began construction on Green Bison soybean processing facility, expected to support approximately 75 million gallons of annual renewable diesel production

Energy Star® Partner of the Year – Sustained Excellence three years in a row

Converted Cincinnati, Ohio, biodiesel plant into a pretreatment facility and began operations to supply agricultural feedstocks to our Dickinson, North Dakota, renewable diesel facility

OUTSTANDING PERFORMANCE IN 2022 SUPPORTED BY INCENTIVE PLAN DESIGN

BUSINESS PRIORITY	INCENTIVE PLAN ALIGNMENT	RESULTS

Create shareholder value over time
•For 2022, 74% of our CEO’s target pay was in the form of long-term incentives (“LTI”) (62% average for the other current NEOs)
•Performance share units (“PSUs”), which comprise 60% of the LTI target, reward for performance compared to peers on relative PSU total shareholder return (“TSR”)
➢ MPC stock price reached an all-time high ➢ Achieved three-year PSU TSR of 99.21%, which was at the 100th percentile of our PSU peer group

Strengthen the competitive position of our assets	•Adjusted EBITDA per barrel metric, which comprises 30% of our Annual Cash Bonus program, compares our performance to a peer group of other integrated and downstream companies	➢ Outperformed all other companies in the peer group on this metric

Improve commercial performance	•Adjusted EBITDA metric comprises 20% of the Annual Cash Bonus program •Distributable cash flow at MPLX per unit metric comprises 20% of the Annual Cash Bonus program	➢ MPC achieved net income of $14.5 billion and adjusted EBITDA* of $24.3 billion ➢ MPLX achieved net income of $4.0 billion and distributable cash flow* of $5.0 billion

Lead in sustainable energy	•ESG metric, with quantitative goals tied to greenhouse gas (“GHG”) emissions intensity, safety and diversity, equity and inclusion, comprises 20% of the Annual Cash Bonus program	➢ Eighth consecutive year of lowering GHG emissions intensity (cumulative 25% reduction since 2014)

*Non-GAAP Financial Measures

MPC’s “adjusted EBITDA,” and MPLX’s “distributable cash flow” are not measures of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. Please see Appendix I for the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

36	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Executive Pay Programs Aligned with Shareholders

Strong Alignment with Shareholders
Our compensation program is designed to reflect a strong alignment between our NEOs’ interests and our shareholders’ interests, which the Compensation and Organization Development Committee believes is a key component of a successful executive compensation program. We achieve this alignment by:

✓	Structuring a significant portion of our executives’ target pay in the form of long-term, equity-based compensation (74% for the CEO in 2022; 62% average for the other current NEOs).

✓	Tying our MPC performance-based long-term incentive awards to a three-year relative TSR measure.

✓	Maintaining significant stock ownership requirements to ensure our executives hold a meaningful amount of our stock (see page 49 for more information on these guidelines).

The Compensation and Organization Development Committee believes a strong emphasis on pay for performance drives financial results and value creation for our shareholders. The Committee ties pay to performance by:

✓
Structuring a significant portion of our executives’ target pay as variable and at-risk, meaning there is no guarantee that the target value will be realized. For 2022, 90% of our CEO’s target pay was variable and at-risk (79% average for the other current NEOs).

✓	Designing our short- and long-term incentive plans to reward the execution of our business strategy and to support the creation of shareholder value over time.

✓	Evaluating our performance against rigorous, pre-established financial and environmental, social and governance (“ESG”) performance measures.

Robust Process for Selecting Metrics and Establishing Goals
Our executive compensation program is designed to reward achievement of specific Company performance goals. Performance measures are aligned with our business strategy and culture, including goals relating to both financial and ESG performance. The Compensation and Organization Development Committee annually undertakes a robust process in selecting incentive plan metrics and establishing rigorous performance goals:

PRIOR YEAR Q3	➢	Review guiding principles for executive compensation programs

	➢	Update on key executive compensation trends, including peer incentive plan design, provided by independent compensation consultant
ò
PRIOR YEAR Q4	➢	Preview incentive plan structure for next fiscal year and review for alignment with executive compensation guiding principles, shareholder expectations and business strategy

	➢	Review performance level methodology for metrics, including: external benchmarking to understand the peer approach to setting performance goals for similar metrics; evaluation of MPC’s historical performance under each metric; and review of MPC’s business plan
ò
CURRENT YEAR Q1	➢	Approve incentive plan metrics for the fiscal year

	➢	Establish threshold, target and maximum performance levels based on MPC's performance methodology

	➢	Set performance levels, with threshold levels viewed as likely achievable, target levels viewed as challenging but achievable, and maximum levels viewed as extremely difficult to achieve

The Compensation and Organization Development Committee certifies achievement of the performance measures under our Annual Cash Bonus program and our performance share units, which comprise a significant portion (60%) of our NEOs’ long-term incentive award targets, and annually evaluates our NEOs’ performance in achieving our performance measures and executing on our other business and strategic objectives.

2023 Proxy Statement	37

EXECUTIVE COMPENSATION

Decision-Making Process and Key Inputs

Our Compensation and Organization Development Committee is responsible for establishing and overseeing our executive compensation program and policies, consistent with our overall compensation guiding principles. The Committee considers a variety of factors in designing our program and making compensation decisions:

Executive Compensation Guiding Principles	Independent Compensation Consultant	Compensation Reference Group	Shareholder Feedback	CEO Input and Performance Appraisals
ò	ò	ò	ò	ò
Compensation and Organization Development Committee Review and Decisions

Executive Compensation Guiding Principles

We believe our executive compensation program plays a critical role in maximizing long-term value for our shareholders, employees and other stakeholders. Our executive compensation guiding principles are embodied in our executive compensation program and policies, which are designed to:

❖	Attract, retain, motivate and reward the highest-quality executive team by providing market-competitive compensation.

❖	Be simple and transparent so they can be clearly communicated both internally and externally.

❖	Create direct alignment between executive pay and the creation of shareholder value.

❖	Reward for execution of our business strategy and desired culture.

❖	Differentiate pay on the basis of performance, experience and skill set.

Our Compensation and Organization Development Committee periodically reviews our executive compensation guiding principles to ensure they achieve these objectives, making adjustments as necessary to reflect compensation reference group and industry practices, as well as shareholder feedback.

Independent Compensation Consultant

To promote objectivity in reviewing and analyzing market data and trends, the Compensation and Organization Development Committee has engaged an independent compensation consultant. The consultant reports directly to our Compensation and Organization Development Committee, attends Committee meetings and advises the Committee on:

Designing and implementing our compensation program and policies to accomplish our objectives.	Comparative data on the executive compensation programs and policies of companies in our compensation reference group and general market trends.	How our compensation program and policies align with relevant regulatory requirements and governance standards.

See “Compensation Governance—Compensation Consultant Independence” for additional information about the compensation consultant’s independence and related matters.

Compensation Reference Group

The Compensation and Organization Development Committee considers market data from a compensation reference group as one of several factors in setting pay. Our primary compensation reference group for 2022 compensation decisions (the “2022 Compensation Reference Group”), developed in April 2021 by the Committee in consultation with its independent compensation consultant, consists of 20 comparable entities (based on revenue, EBIDTA margins, assets, market capitalization and number of employees) that are logistically and technically complex, mature stage businesses, in a variety of industry groups, including oil and gas, chemical, aerospace, agricultural and industrial. In developing the 2022 Compensation Reference Group, the Committee reviewed the 2021 compensation reference group and determined no changes were necessary. The Committee believes the makeup of the 2022 Compensation Reference Group is appropriate to provide the necessary data to understand the market value of our NEOs and assess comparative pay practices.

38	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

COMPENSATION REFERENCE GROUP SELECTION CRITERIA		MPC POSITIONING RELATIVE TO GROUP
(at time of group selection)
¡	Revenue between 0.2x to 2.0x of MPC’s, with at least 67% from U.S. operations
		Revenue		±	100th Percentile

¡	EBITDA margins less than 20%	EBITDA		±	53rd Percentile

¡	Assets between 0.33x to 3.0x MPC’s	Assets		±	100th Percentile

¡	Market capitalization between 0.33x to 3.0x MPC’s	Market Cap	±		34th Percentile

¡	Number of employees between 0.25x to 4.0x MPC’s	# Employees	±		23rd Percentile
50th
				Avg:	62nd Percentile

2022 COMPENSATION REFERENCE GROUP

3M Company	Dow Inc.	LyondellBasell Industries N.V.
Archer-Daniels-Midland Company	DuPont de Nemours, Inc.	Phillips 66
Baker Hughes Company	EOG Resources, Inc.	PPG Industries, Inc.
Bunge Limited	General Dynamics Corporation	Schlumberger Limited
Caterpillar Inc.	Halliburton Company	Textron Inc.
ConocoPhillips	Honeywell International Inc.	Valero Energy Corporation
Cummins Inc.	L3Harris Technologies, Inc.

Data from the 2022 Compensation Reference Group was considered when making compensation decisions for our NEOs during the annual compensation review process in early 2022. The Compensation and Organization Development Committee generally targets total direct compensation, rather than each individual element of compensation, for our NEOs beginning at the market median, with adjustments made to account for each executive’s tenure and experience in his or her role. Total target direct compensation for 2022 generally fell at the market median (±10%) for Messrs. Hennigan, Floerke and Aydt and Ms. Gagle, and at 15% and 13% above the market median for Ms. Mannen and Mr. Brooks, respectively.

Shareholder Feedback and “Say-on-Pay”

We regularly engage with our shareholders to solicit their feedback on a variety of important topics, including our executive compensation program. Our shareholders have the opportunity each year to cast an advisory “say-on-pay” vote on our NEOs’ compensation. At our 2022 annual meeting, shareholders approved our say-on-pay proposal with approximately 92% of the vote. The Compensation and Organization Development Committee believes this level of shareholder support generally affirms the design and objectives of our executive compensation program and consequently made no material changes to the program or to our compensation policies for 2022.

The Compensation and Organization Development Committee considers feedback received from our shareholders, both from our engagement efforts and from our annual say-on-pay vote, when making compensation decisions, and adjusts our executive compensation program as appropriate. As a recent example of this responsiveness, following a disappointing say-on-pay result at our 2021 annual meeting, our Board and management team undertook extensive efforts to obtain our shareholders’ views on our executive compensation program and other key governance and disclosure matters. In response to feedback received, and following a holistic reevaluation of our executive compensation program, the Committee made a number of significant changes, including appointing a new compensation consultant, adopting a new set of guiding principles, increasing the weighting of financial performance metrics, increasing the weighting of performance-based equity and affirming our intention not to grant new LTI awards to future outgoing executives. As noted above, shareholders indicated their support for these changes at our 2022 annual meeting.

The Compensation and Organization Development Committee will continue to consider input from shareholders, including through advisory votes on executive compensation, in making compensation decisions and reviewing executive compensation programs and policies. Our shareholders have the opportunity to cast an advisory say-on-pay vote on our NEOs’ compensation at the upcoming Annual Meeting. See Proposal 3 on page 34 of this Proxy Statement for more information on this advisory vote.

2023 Proxy Statement	39

EXECUTIVE COMPENSATION

Compensation Decisions

In addition to information provided by the independent compensation consultant and feedback received from our shareholders, the Compensation and Organization Development Committee seeks input from the CEO on compensation decisions and performance appraisals for all officers in designated positions other than himself. The Committee then makes all final compensation decisions for our CEO and officers in designated positions in furtherance of our executive compensation guiding principles.

Executive Compensation Program for 2022

Our executive compensation program for 2022 primarily consisted of the following key elements, with each element designed to be market-competitive and to meet the objectives of our guiding principles.

FIXED COMPENSATION	VARIABLE, PERFORMANCE-BASED COMPENSATION

Base Salary	Annual Cash Bonus (“ACB”)	Long-Term Incentive (“LTI”) Awards	Ê
❖ Provides a minimum base level of compensation to attract and retain key employees
❖ Based on compensation reference group and other market data, individual skills and performance, and organizational succession needs
❖ Reviewed at least annually and revised as appropriate

❖ Motivates achievement of our business strategy and desired culture, balancing short-term and long-term interests of MPC and its employees, shareholders and stakeholders
❖ Determined based on Company performance as measured against pre-determined metrics, which are designed to support the creation of shareholder value over time
❖ Reviewed at least annually and revised as appropriate

❖ Promote achievement of our business strategy and desired culture by linking compensation directly to long-term Company and stock performance
❖ Metrics tied to shareholder value creation and financial performance strengthen alignment between our NEOs’ interests and our shareholders’ interests
❖ Aid in retention
❖ Reviewed at least annually and revised as appropriate
60% MPC Performance Share Units (“PSUs”)
Value depends on MPC stock performance at vesting and relative PSU TSR achievement over 36 months

20% MPC Restricted Stock Units (“RSUs”)
Value depends on MPC stock performance at vesting

20% MPLX Phantom Units
Value depends on MPLX common unit performance at vesting

For our NEOs to earn and sustain competitive compensation, we must meet our strategic objectives, perform well relative to our peers and deliver value to our shareholders and stakeholders.

The Compensation and Organization Development Committee believes using a mix of cash and equity compensation encourages and motivates our NEOs to achieve both our short-term and long-term business objectives. Consistent with our guiding principles that executive compensation should be linked to performance and directly aligned with creating long-term value for our shareholders, a substantial majority of our NEOs’ compensation is at-risk and based on performance metrics tied to our business strategy and culture. The following table shows the target compensation mix approved during the Committee’s annual compensation review process in early 2022.

2022 TARGET COMPENSATION MIX
	Base Salary	Annual Cash Bonus	MPC PSUs	MPC RSUs	MPLX Phantom Units
CEO	10%	16%	44%	15%	15%

		60% Performance-Based		30% Time-Based

		90% At Risk

Other Current NEOs (Average)	Base Salary	Annual Cash Bonus	MPC PSUs	MPC RSUs	MPLX Phantom Units
	21%	17%	37%	12.5%	12.5%

		54% Performance-Based		25% Time-Based

		79% At Risk

“Performance-Based” means there is no guarantee that any value at all will be realized if the performance criteria are not met.
“At Risk” means there is no guarantee that the target value will be realized.

40	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

2022 Base Salary

In setting base salary for 2022, the Compensation and Organization Development Committee evaluated 2022 Compensation Reference Group data, each individual’s performance and contributions over the prior year, where applicable, demonstrated performance and skills acquired over the course of each NEO’s career and our succession-planning needs. The Committee also took into consideration that no NEO received an annual merit program salary increase for 2021.

Name	Previous Base Salary ($)	Base Salary Effective April 1, 2022 ($)	Increase (%)

Hennigan	1,600,000	1,700,000	6.3
Mannen	925,000	950,000	2.7
Gagle	700,000	730,000	4.3
Aydt	500,000	530,000	6.0
Floerke	560,000	590,000	5.4
Brooks	800,000	825,000	3.1

All NEOs received base salary increases for 2022 in recognition of their continued strong performance and as part of our annual merit program increases to maintain market competitiveness. The higher base salary increase for Mr. Hennigan reflects the Compensation and Organization Development Committee’s determination to position our CEO’s total direct compensation closer to that of the CEOs of our direct peer companies. The higher base salary increases for Messrs. Aydt and Floerke reflect the Committee’s determination to bring each NEO closer to the market median for his position, as further discussed above under “Compensation Reference Group,” beginning on page 38.

Mr. Aydt’s base salary was further increased to $800,000 effective September 1, 2022, in recognition of the additional responsibilities he assumed upon his appointment as Executive Vice President, Refining, on that date.

2022 Annual Cash Bonus Program

2022 Annual Cash Bonus Program Structure
Our NEOs participated in the 2022 Annual Cash Bonus (“ACB”) program, which the Compensation and Organization Development Committee approved in November 2021, with a performance period of January 1, 2022, through December 31, 2022. The primary purpose of the 2022 ACB program was to incentivize and reward eligible employees for executing on our Company strategy. Awards under the ACB program for our participating NEOs were calculated as follows:

ELIGIBLE EARNINGS	×	BONUS TARGET	×	PERFORMANCE	=	FINAL AWARD

Eligible earnings generally refers to the NEO’s year-end base salary rate. In an NEO’s year of hire or separation, eligible earnings is calculated as the sum of base wages paid during the year plus compensation deferred during the year, which has the effect of prorating the award.

Each NEO’s bonus target is expressed as a percentage of his or her eligible earnings. The Compensation and Organization Development Committee approves bonus target opportunities for our NEOs based on analysis of market-competitive data for our compensation reference group, while also taking into consideration each executive’s experience, relative scope of responsibility and potential, other market data and any other information the Committee deems relevant in its discretion.

Performance metrics and levels are established by the Compensation and Organization Development Committee at the beginning of the performance period. Once the performance period has ended, the Committee reviews and assesses Company performance against the performance metrics and levels, as well as any other factors the Committee deems relevant in its discretion, including each NEO’s organizational and individual performance.

There is no guaranteed minimum ACB payout.
Payout results may be above or below target based on actual Company and individual performance.
 Payouts are capped at 200% of each NEO’s target award.
No upward individual performance adjustments may be made for the CEO; such adjustments for other NEOs are capped at 15%.

2023 Proxy Statement	41

EXECUTIVE COMPENSATION

2022 Company Metrics and Performance
The 2022 ACB program emphasized pre-established financial and ESG performance measures. The following table provides each metric’s target weighting, performance levels and actual performance achieved in 2022:

Performance Metric		Target Weighting	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Result	Performance Achieved

80%	FINANCIAL

	Relative Adjusted EBITDA per Barrel	30%	5th or 6th Position	3rd or 4th Position	1st or 2nd Position	1st or 2nd Position	60%
						(200% of target)
	Adjusted EBITDA (in millions)	20%	$6,269	$8,359	$10,449	$23,213	40%
						(200% of target)
	Distributable Cash Flow at MPLX per Unit	20%	$4.10	$4.56	$5.01	$4.94	37%
						(184% of target)
	Refining and Corporate Costs (in millions)	10%	$6,234	$5,934	$5,634	$6,171	6%
						(61% of target)

20%	ENVIRONMENTAL, SOCIAL AND GOVERNANCE

	Greenhouse Gas Intensity	5%	23.5	22.8	22.4	22.4	10%
						(200% of target)
	Process Safety Events Score	5%	95	76	60	109	—
						(0% of target)
	Designated Environmental Incidents	5%	63	47	39	52	4.22%
						(84% of target)
	Diversity, Equity & Inclusion	5%	External hires are at least (Women / BIPOC):			19% / 32%	3.75%
			23% / 27%	26% / 30%	30% / 34%	(75% of target)

100%	TOTAL TARGET WEIGHTING					Total Achieved:	161%

Relative Adjusted EBITDA per Barrel of crude oil throughput is derived from ACB Adjusted EBITDA (see below), a non-GAAP performance metric, compared to a group of other integrated and downstream companies: Chevron Corporation; Exxon Mobil Corporation; HF Sinclair Corporation; PBF Energy Inc.; Phillips 66; and Valero Energy Corporation.

ACB Adjusted EBITDA is a non-GAAP performance metric derived from our consolidated financial statements. It is calculated as earnings before interest and financing costs, interest income, income taxes, depreciation and amortization expense, adjusted to exclude the effects of impairments, inventory market valuation adjustments, acquisitions and divestitures and certain other non-cash charges and credits.

Distributable Cash Flow (“DCF”) at MPLX per Unit is a non-GAAP measure reflecting cash flow available to be paid to MPLX’s common unitholders, as disclosed in MPLX’s consolidated financial statements. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Information” included in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2022, for more information about this measure and how it is calculated. DCF per unit is determined by dividing DCF by the average MPLX unit count during the performance period.

Refining and Corporate Costs are our externally reported refining operating and corporate costs, excluding costs associated with our ACB and other similar employee bonus programs.

Greenhouse Gas (“GHG”) Intensity measures how efficiently we operate our facilities and implement a business plan that promotes a lower carbon-intensive future. GHG intensity is based on Scope 1 and Scope 2 GHG emissions divided by the manufacturing inputs processed at our refineries and natural gas processing and fractionation plants.

Process Safety Events Score, a new metric for 2022, measures our ability to identify, understand and control certain process hazards, taking into account Tier 1 and Tier 2 events, with Tier 1 events multiplied by three to recognize their severity.

Designated Environmental Incidents measures environmental performance through tracking Tier 3 and 4 incidents.

Diversity, Equity & Inclusion measures our effectiveness toward reaching our five-year representation goals with respect to women and Black, Indigenous and People of Color (“BIPOC”). External hires exclude interns and conditional employees. Metrics are aspirational in nature and achieving them will at all times be consistent with our Equal Employment Opportunity Policy.

42	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

The performance levels for each metric were established in January 2022 by evaluating factors such as performance achieved in the prior year(s), anticipated challenges for 2022, our business plan and our overall strategy. The Compensation and Organization Development Committee also reviews disclosed peer methodologies of similar metrics when evaluating the rigor of our performance goals. The performance levels were set with threshold levels viewed as likely achievable, target levels viewed as challenging but achievable, and maximum levels viewed as extremely difficult to achieve.

The Compensation and Organization Development Committee has sole discretion under the 2022 ACB program to adjust performance metric levels and/or the final payout percentage to recognize instances where, due to unforeseen circumstances, the performance metrics results are not entirely indicative of overall Company results. The Committee made no such adjustments to the 2022 performance metric levels or final payout percentages.

The Compensation and Organization Development Committee also has discretion under the 2022 ACB program to increase (by no more than 15%) or decrease payouts to certain of our officers, including our NEOs, based upon the Committee’s assessment of each individual’s performance and contributions; provided, that our CEO’s payout cannot be increased pursuant to this discretion. While the Committee determined that our NEOs’ contributions to the successful execution in 2022 of our business objectives and enhancement of shareholder value were significant, it concluded that the high achievement of performance metrics under the 2022 ACB program adequately reflected these contributions and determined to make no individual adjustments.

ACB Payouts for 2022
In February 2023, the Compensation and Organization Development Committee certified the results under our performance metrics for the 2022 ACB program and, taking into consideration MPC’s performance relative to the pre-established metrics and the Committee’s evaluation of each NEO’s contributions to the key achievements discussed above, awarded the following amounts under the ACB program to our participating NEOs for 2022:

Name	2022 Eligible Earnings ($)	Bonus Target as a % of Eligible Earnings	Target Bonus ($)	Final Award as a % of Target	Final Award ($)

Hennigan	1,700,000	160	2,720,000	161	4,376,800
Mannen	950,000	110	1,045,000	161	1,681,500
Gagle	730,000	80	584,000	161	939,700
Aydt	800,000	90	720,000	161	1,158,600
Floerke	590,000	70	413,000	161	664,600
Brooks	612,115	90	550,904	100	550,900

Target percentages for our NEOs remained unchanged from 2021 ACB target percentages. Mr. Aydt’s 2022 ACB target percentage was increased from 70% to 90% of eligible earnings upon his appointment as Executive Vice President, Refining, effective September 1, 2022. Mr. Brooks was eligible for a 2022 ACB payout at target due to his retirement eligibility; eligible earnings reflect his salary earned for the portion of 2022 during which he was employed.

2023 Proxy Statement	43

EXECUTIVE COMPENSATION

2022 Long-Term Incentive Compensation Program

Our Long-Term Incentive (“LTI”) compensation program is designed to promote achievement of our long-term business objectives by linking our NEOs’ compensation directly to long-term Company and share price performance, further aligning the interests of our NEOs and our shareholders.

Under our 2022 LTI program, the Compensation and Organization Development Committee awarded our NEOs MPC performance share units (“PSUs”) and MPC restricted stock units (“RSUs”). Given our NEOs’ responsibility for managing assets and businesses related to MPLX, they also received awards of MPLX phantom units. These awards were recommended by the Compensation and Organization Development Committee, granted by an MPLX Board committee composed of the independent directors (the “MPLX Committee”), and are reported in our 2022 Summary Compensation Table on page 52.

MPLX LP

A diversified, large-cap master limited partnership we formed in 2012 to own and operate midstream energy infrastructure and logistics assets and provide fuels distribution services. We own MPLX’s general partner and approximately 65% (as of December 31, 2022) of MPLX’s outstanding common units. MPLX common units are publicly traded on the NYSE independent of MPC’s shares. MPLX awards are granted by an MPLX Board committee and are valued on the basis of the MPLX common unit price, which is different than MPC’s common share price.

2022 Annual Awards
The Compensation and Organization Development Committee approved the following LTI mix and annual award amounts for our NEOs during its annual compensation review process in early 2022.

Name	60% MPC PSUs (at target) ($)	20% MPC RSUs ($)	20% MPLX Phantom Units ($)	Total 2022 LTI Target ($)

Hennigan	7,350,000	2,450,000	2,450,000	12,250,000
Mannen	2,400,000	800,000	800,000	4,000,000	*
Gagle	1,440,000	480,000	480,000	2,400,000
Aydt	840,000	280,000	280,000	1,400,000
Floerke	780,000	260,000	260,000	1,300,000
Brooks	1,890,000	630,000	630,000	3,150,000

* Does not include Ms. Mannen’s one-time additional $100,000 LTI award discussed below.

MPC LTI AWARDS		MPLX LTI AWARDS

60% PSUs	20% RSUs	20% Phantom Units

MPC PSUs align our NEOs’ long-term compensation interests with our shareholders’ long-term investment interests by conditioning payout on the performance of our PSU TSR relative to that of our peers over a three-year period. Awards vest in full at the end of the performance period.

MPC RSUs promote our NEOs’ ownership of our common stock, aid in retention and help our NEOs comply with our stock ownership guidelines. Awards generally vest ratably over three years.

MPLX Phantom Units promote our NEOs’ ownership of MPLX common units, strengthening alignment between our NEOs’ compensation interests and the investment interests of MPLX’s unitholders, including MPC, and help our NEOs comply with MPLX’s unit ownership guidelines. Awards generally vest ratably over three years.

To mitigate the effects of share price volatility, the number of awards granted is determined on the basis of the average 30-calendar day closing price prior to the grant date. Based on a review of competitive market data for each respective role, the Compensation and Organization Development Committee made the following increases to each NEO’s 2022 LTI target award compared to 2021: Mr. Hennigan, 9%; Ms. Mannen, 0%; Ms. Gagle, 7%; Mr. Aydt, 27%; Mr. Floerke, 18%; Mr. Brooks, 0%. The Committee also awarded Ms. Mannen a one-time $100,000 LTI award, in the same mix as her 2022 LTI target award, in recognition of her leadership and valuation creation in multiple areas, including with respect to our 2021 sale of our Speedway business, successful execution of our stock repurchase program, and identification of tax advantages relating to MPC’s Retirement Plan.

44	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

MPC Performance Units/PSUs (2020, 2021 and 2022)
MPC performance units/PSUs pay out based on our three-year PSU TSR performance relative to the peer group shown in the following table. The Compensation and Organization Development Committee chose relative PSU TSR as the metric that most closely aligns the interests of executives and shareholders. Each performance unit granted in 2020 has a target value of $1.00, and the actual payout could vary from $0.00 to $2.00 (0% to 200% of target) per performance unit. Each PSU granted in 2021 and 2022 has a target value equal to the MPC common stock average 30-day closing price prior to the grant date, and the actual payout value is based on Company performance (which can range from 0% to 200%) multiplied by MPC’s closing share price on the date the Committee certifies performance. Our relative PSU TSR performance percentile is determined for the specified measurement periods, with linear interpolation used for results between target levels, as shown below. To provide greater alignment with shareholders, payout under all MPC performance units/PSUs is capped at 100% in measurement periods when MPC PSU TSR is negative.

MPC 2020 PERFORMANCE UNITS		MPC 2021 PSUs	MPC 2022 PSUs

Settlement	25% in MPC common stock and 75% in cash	100% in cash	100% in cash
Performance Period	1/1/2020 - 12/31/2022	1/1/2021 - 12/31/2023	1/1/2022 - 12/31/2024
Measurement Periods	First 12 months Second 12 months Third 12 months Entire 36-month period	Entire 36-month period	Entire 36-month period
Peer Group
BP p.l.c. Chevron Corporation CVR Energy, Inc. Delek US Holdings, Inc. Exxon Mobil Corporation HollyFrontier Corporation PBF Energy Inc. Phillips 66 Valero Energy Corporation S&P 500 Energy Index
BP p.l.c.
Chevron Corporation
CVR Energy, Inc.
Delek US Holdings, Inc.
Exxon Mobil Corporation
HollyFrontier Corporation
PBF Energy Inc.
Phillips 66
Valero Energy Corporation
Median of Compensation
Reference Group
S&P 500 Index
Alerian MLP Index

BP p.l.c.
Chevron Corporation
CVR Energy, Inc.
Delek US Holdings, Inc.
Exxon Mobil Corporation
HF Sinclair Corporation
PBF Energy Inc.
Phillips 66
Valero Energy Corporation
Median of Compensation Reference Group
S&P 500 Index
Alerian MLP Index

PSU TSR CALCULATION

(Ending Stock Price* - Beginning Stock Price*) + Cumulative Cash Dividends
Beginning Stock Price*
*Calculated as the average of each company’s closing stock price for the 20 trading days immediately preceding each applicable date.

MPC PSU TSR PAYOUT PERCENTAGE CALCULATION

	Below Threshold	Threshold	Target	Maximum
PSU TSR Percentile	Below 30th	30th	50th	100th (Highest)
Payout (% of Target)	0%	50%	100%	200%

In January 2023, the Compensation and Organization Development Committee certified the final PSU TSR results for the MPC 2020 performance units as follows:

PSU TSR Measurement Period	Actual PSU TSR (%)	Position Relative to Peer Group	Percentile Ranking (%)	PSU TSR Payout Percentage (% of Target)

1/1/2020–12/31/2020	-26.97	2nd of 11	90.00	100.00	*
1/1/2021–12/31/2021	57.67	2nd of 11	90.00	180.00
1/1/2022–12/31/2022	82.05	3rd of 11	80.00	160.00
1/1/2020–12/31/2022	99.21	1st of 11	100.00	200.00
			Average:	160.00

* Although our performance percentile ranking of 90.00% relative to our peers for the January 1 through December 31, 2020, measurement period would have resulted in a payout percentage higher than 100%, payout is capped at 100% in measurement periods when PSU TSR is negative.

2023 Proxy Statement	45

EXECUTIVE COMPENSATION

The average payout above was applied to each participating NEO’s target award value as follows:

	Hennigan	Gagle	Aydt	Floerke	Brooks

MPC 2020 Performance Units Granted (#)	1,840,000	800,000	240,000	400,000	1,200,000	*
Payout ($)	2,944,000	1,280,000	384,000	640,000	1,746,570

* Due to Mr. Brooks’ retirement prior to the end of the performance period, his number of MPC performance units actually vested was 1,091,606.

Ms. Mannen did not receive a payout as she was not employed with us when the 2020 performance units were granted. MPC PSUs granted in 2021 and 2022 to our current NEOs remain outstanding. See the “2022 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2022 Fiscal Year-End” tables on pages 54 and 55, respectively, for additional information about these awards.

MPLX Performance Units (discontinued)
MPLX performance units were awarded to certain of our NEOs in 2020 as part of our LTI compensation program; however, MPLX performance units are no longer awarded as part of our LTI mix. MPLX performance units awarded in 2020 paid out based 50% on MPLX’s total unitholder return (“TUR”) performance relative to a peer group of midstream companies and 50% on distributable cash flow (“DCF”) attributable to MPLX, measured over a three-year performance cycle. Each MPLX performance unit had a target value of $1.00, and the actual payout could vary from $0.00 to $2.00 (0% to 200% of target) per performance unit.

Total Unitholder Return (50% of MPLX Performance Unit Payout)
MPLX’s relative TUR performance percentile is determined for each of four measurement periods, with linear interpolation used for results between target levels, as follows:

MPLX 2020 PERFORMANCE UNITS

Measurement Periods	First 12 months	Second 12 months	Third 12 months	Entire 36-month period
Peer Group	Ten companies in the Alerian MLP Index with the highest market capitalization as determined on the last day of each measurement period.

	1/1/2020–12/31/2020 measurement period:	1/1/2021–12/31/2021 measurement period:	1/1/2022–12/31/2022 and 1/1/2020–12/31/2022 measurement periods:

Cheniere Energy Partners, L.P.
DCP Midstream, LP
Enable Midstream Partners, LP
Energy Transfer LP
Enterprise Products Partners L.P.
Magellan Midstream Partners, L.P.
Phillips 66 Partners LP
Plains All American Pipeline, L.P.
Shell Midstream Partners, L.P.
Western Midstream Partners, LP

Cheniere Energy Partners, L.P.
DCP Midstream, LP
Energy Transfer LP
EnLink Midstream LLC
Enterprise Products Partners L.P.
Magellan Midstream Partners, L.P.
Phillips 66 Partners LP
Plains All American Pipeline, L.P.
Shell Midstream Partners, L.P.
Western Midstream Partners, LP

Cheniere Energy Partners, L.P.
Crestwood Equity Partners LP
DCP Midstream, LP
Energy Transfer LP
EnLink Midstream LLC
Enterprise Products Partners L.P.
Magellan Midstream Partners, L.P.
Plains All American Pipeline, L.P.
Sunoco LP
Western Midstream Partners, LP

TUR CALCULATION

(Ending Unit Price* - Beginning Unit Price*) + Cumulative Cash Distributions
Beginning Unit Price*
*Calculated as the average of each company’s closing unit price for the 20 trading days immediately preceding each applicable date.

MPLX TUR PAYOUT PERCENTAGE CALCULATION

	Below Threshold	Threshold	Target	Maximum
TUR Percentile	Below 30th	30th	50th	100th (Highest)
Payout (% of Target)	0%	50%	100%	200%

46	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

In January 2023, the MPLX Committee certified the final relative TUR results for the 2020 MPLX performance units as follows:

	Actual TUR (%)		Percentile Ranking (%)	TUR Payout Percentage (% of Target)
TUR Measurement Period		Position

1/1/2020–12/31/2020	0.17	1st of 11	100.00	200.00
1/1/2021–12/31/2021	43.72	3rd of 11	80.00	160.00
1/1/2022–12/31/2022	21.90	7th of 11	40.00	75.00
1/1/2020–12/31/2022	64.37	5th of 11	60.00	120.00
			Average:	138.75

Distributable Cash Flow (50% of MPLX Performance Unit Payout)
DCF attributable to MPLX is measured for each year of a three-year performance cycle, with each year’s target based on MPLX’s annual business plan as approved by the MPLX Board. MPLX’s DCF metric threshold, target and maximum levels are calculated as 90%, 100% and 105%, respectively, of the annual business plan DCF target. Linear interpolation is used for results between target levels. In January 2023, the MPLX Committee certified the final relative DCF results for the 2020 MPLX performance units as follows ($ in millions):

DCF Performance Period	Below Threshold (No Payout)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual DCF Attributable to MPLX	DCF Payout Percentage (% of Target)

1/1/2020–12/31/2020	Below $3,775	$3,775	$4,194	$4,404	$4,327	163.42
1/1/2021–12/31/2021	Below $3,757	$3,757	$4,174	$4,383	$4,785	200.00
1/1/2022–12/31/2022	Below $4,169	$4,169	$4,632	$4,864	$4,981	200.00
					Average:	187.81

2020 MPLX Performance Unit Payouts
The average TUR payout percentage and the average DCF payout percentage shown above were averaged (163.28%) and applied to each participating NEO’s target award value as follows:

	Hennigan	Gagle	Aydt	Floerke	Brooks

MPLX 2020 Performance Units Granted (#)	460,000	200,000	60,000	100,000	300,000	*
Payout ($)	751,088	326,560	97,968	163,280	445,594

* Due to Mr. Brooks’ retirement prior to the end of the performance period, his number of MPLX performance units actually vested was 272,902.

The 2020 MPLX performance units settled 25% in MPLX common units and 75% in cash. Ms. Mannen did not receive a payout as she was not employed with us when the 2020 MPLX performance units were granted.

2023 Proxy Statement	47

EXECUTIVE COMPENSATION

Other Benefits

In addition to the three key compensation elements described above, our NEOs are generally eligible to participate in our market-competitive health and life insurance plans, long-term and short-term disability programs, and retirement and severance programs. We also provide limited perquisites to our NEOs consistent with market-based trends. None of these additional programs are considered material by the Compensation and Organization Development Committee when making compensation decisions.

Retirement Benefits
Retirement benefits provided to our NEOs are designed to be consistent in value and aligned with benefits offered by the other companies with which we compete for talent. Benefits under our qualified and nonqualified plans are described in more detail under “Post-Employment Benefits for 2022,” beginning on page 58, and “2022 Nonqualified Deferred Compensation,” beginning on page 61.

Severance Benefits
MPC and MPLX maintain change in control plans designed to (i) preserve executives’ economic motivation to consider a business combination that might result in job loss and (ii) compete effectively in attracting and retaining executives in an industry that features frequent mergers, acquisitions and divestitures. Our change in control benefits are described further in “Potential Payments upon Termination or Change in Control.”

Limited Perquisites Our NEOs receive limited perquisites, which are consistent with those offered by companies in our compensation reference group.

TAX AND FINANCIAL PLANNING SERVICES	To offset the expense of obtaining professional tax, estate and financial planning services, we provide each of our officers, including our NEOs, with a $15,000 annual stipend.

HEALTH AND WELL-BEING	Under our enhanced annual physical health program, our senior management, including our NEOs, are eligible for a comprehensive physical (generally in the form of a one-day appointment), with procedures similar to those available to all other employees under our health program.

USE OF CORPORATE AIRCRAFT
The primary use of our corporate aircraft is for business purposes. The Board also has authorized Mr. Hennigan’s personal use of our corporate aircraft in the interest of his safety and security as our CEO. Certain other executives may be allowed limited personal use of our corporate aircraft, and occasionally, spouses or other guests may accompany our executive officers on corporate aircraft when space is available on business-related flights. All such personal use must be authorized by our CEO. The cost of any such travel that does not meet the Internal Revenue Service standard for business use is imputed as income to the executive officer.

Additionally, we entered into an aircraft time sharing agreement with Mr. Hennigan, effective January 1, 2021, pursuant to which he may elect to use our corporate aircraft for transportation and personal use from time to time on a time sharing basis and pay us for such use pursuant to the terms of the agreement. The agreement was approved by the Corporate Governance and Nominating Committee and is reviewed on an annual basis consistent with our Related Person Transactions Policy described on page 84. A copy of the aircraft time sharing agreement was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020.

SAFETY AND SECURITY	Given the significant public profile of Mr. Hennigan as our CEO and the publicity given to those in our industry, the Board has authorized certain limited security benefits to our CEO, including the maintenance, operation and monitoring of enhanced security systems. These benefits are monitored by the Compensation and Organization Development Committee and are taxable income to Mr. Hennigan.

Reportable values for these benefits and perquisites, based on the incremental costs to us, are included in the “All Other Compensation” column of the “2022 Summary Compensation Table.”

48	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Compensation Governance

Stock Ownership Guidelines

Our stock ownership guidelines align our executive officers’ long-term interests with those of our shareholders. These guidelines require the executive officers in the positions shown below to retain MPC common stock with a value at least equal to a target multiple of their annualized base salary. The targeted multiples vary depending upon the executive’s position and responsibilities:

Position	Multiple of Base Salary

CEO	6x

MPC Executive Vice President (CEO Direct Report)	4x

MPC Senior Vice President (CEO Direct Report) MPLX Executive Vice President (CEO Direct Report)	2.5x

All Other Executives (not reporting to the CEO)	1x

Executives have five years following the establishment of, or an increase in, their applicable stock ownership guideline to achieve the applicable target multiple. Any executive who does not achieve the stock ownership guideline within this five-year window must hold all equity we grant (other than shares withheld to cover required tax obligations) until the applicable ownership guideline has been achieved. Our current NEOs meet these guidelines.

Prohibition on Hedging and Pledging our Common Stock

Under our policy on trading of securities, none of our directors, officers (including our NEOs) or select employees designated under the policy may purchase or sell any financial instrument, including but not limited to put or call options, the price of which is affected in whole or in part by changes in the price of our securities, unless such financial instrument was issued by us to such director, officer or covered employee. Further, no director, officer or covered employee may participate in any hedging transaction related to our securities. This policy ensures that our directors, officers and covered employees bear the full risk of MPC common stock ownership.

Clawback/Recoupment Policy

Our ACB and LTI programs contain provisions (collectively, “MPC’s Clawback Policy”) that provide for recoupment in the case of certain forfeiture events. If the SEC or our Audit Committee requires us to prepare a material accounting restatement due to noncompliance with any financial reporting requirement under applicable securities laws as a result of misconduct, our Compensation and Organization Development Committee may determine that a forfeiture event has occurred based on an assessment of whether an executive officer: (i) knowingly engaged in misconduct; (ii) was grossly negligent with respect to misconduct; (iii) knowingly failed or was grossly negligent in failing to prevent misconduct; or (iv) engaged in fraud, embezzlement or other similar misconduct materially harmful to us.

If it determines that a forfeiture event has occurred, the Compensation and Organization Development Committee may require reimbursement of any portion of an executive officer’s bonus from the ACB program that would not have been earned had the forfeiture event not occurred. Payments made in settlement of PSUs may be recouped if the forfeiture event occurred while the executive officer was employed, or within three years after termination of employment. In addition, the executive’s unexercised and unvested equity awards would be subject to immediate forfeiture.

These recoupment provisions are in addition to any clawback provisions under Section 304 of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, NYSE listing standards and other applicable law. In October 2022, the SEC adopted rules requiring the securities exchanges, including the NYSE, to implement listing standards that will require us to adopt a clawback policy meeting certain additional requirements. The Board intends to make any necessary updates to MPC’s Clawback Policy following the effectiveness of the new listing standards.

2023 Proxy Statement	49

EXECUTIVE COMPENSATION

Compensation Consultant Independence

The Compensation and Organization Development Committee engaged FW Cook as its independent compensation consultant for 2022. While the Committee oversees the consultant’s activities, the consultant does interact with management to gather information and formalize proposals for presentation to the Committee. During 2022, FW Cook did not provide services to our management or us in excess of $120,000 that were not directly related to executive or director compensation matters.

In determining that the advice it receives from its independent compensation consultant is objective and not influenced by the consultant’s working relationship with MPC or the Compensation and Organization Development Committee, the Committee assessed FW Cook’s independence by considering, among other factors:

•FW Cook’s provision of other services to us;

•The amount of fees we paid FW Cook, as a percentage of FW Cook’s total revenue;

•FW Cook’s policies and procedures that are designed to prevent conflicts of interest;

•Any business or personal relationship of any consulting team member with the members of our Board, the Compensation and Organization Development Committee or our executive officers; and

•Any MPC stock owned by FW Cook or any consulting team member.

The Compensation and Organization Development Committee has considered and assessed all relevant factors, including those required by the SEC, that could give rise to a potential conflict of interest and determined that its engagement of FW Cook as its independent compensation consultant for 2022 did not raise any conflicts of interest.

Compensation Risk Assessment

The Compensation and Organization Development Committee’s independent compensation consultant performs an annual assessment of the risks associated with our compensation programs. In July 2022, the Committee reviewed the most recent assessment, conducted by FW Cook, of our policies and practices for compensating our executive and non-executive employees as they relate to our risk management profile, concluding that the risks associated with our compensation programs are not reasonably likely to have a material adverse effect on our financial statements.

COMPENSATION PROGRAM RISK-MITIGATING FACTORS

✓	The balance between fixed versus variable compensation, cash versus equity, and short-term versus long-term incentives is appropriate.

✓	Our compensation programs are designed to appropriately mitigate risk:
	¡	Compensation programs are structured, with a market-based maximum earning opportunity.

	¡	Employee wealth creation is determined by sustained, multi-year performance, rather than by a single year.

	¡	Independent directors have discretion in determining payouts under our incentive programs.

✓	Our processes for administering compensation programs are robust and include appropriate levels of review, approval and governance:

	¡	The Compensation and Organization Development Committee, which is composed entirely of independent directors, administers our compensation programs.

	¡	The Compensation and Organization Development Committee has engaged an independent compensation consultant to provide advice regarding market trends on compensation form, design and amount.

	¡	Key functions are involved in establishing, reviewing and administering our compensation programs to ensure accuracy and transparency.

✓	We have adopted tools to help mitigate risk, including;
	¡	Executive officers are required to comply with a rigorous stock ownership policy.

	¡	We maintain an insider trading policy, anti-hedging and pledging policies and a clawback/recoupment policy.

50	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally disallows a tax deduction to a public corporation for compensation over $1 million paid in any fiscal year to certain executive officers (and, beginning in 2018, certain former executive officers). Historically, Section 162(m) exempted qualifying performance-based compensation from the deduction limit if certain requirements were met.

Tax reform legislation amended Section 162(m) in December 2017 to: (i) eliminate the exemption for performance-based compensation, other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017, and in effect on that date; and (ii) expand the group of current and former executive officers who may be covered by the Section 162(m) deduction limit.

Our Compensation and Organization Development Committee has authorized, and expects in the future to authorize, compensation that will not be deductible under Section 162(m) when it believes doing so serves the best interests of the Company. The Committee intends to maintain its commitment to structuring our executive compensation program in a manner that aligns pay with performance.

Compensation Committee Interlocks and Insider Participation

Messrs. Galante (Chair), Alkhayyal, Bunch, Davis and Semple served on our Compensation and Organization Development Committee during 2022. The Board determined that each member qualified as independent. No member of the Committee in 2022 was at any time during 2022 or at any other time an officer or employee of ours. No Committee member had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934. During 2022, none of our executive officers served as a member on the board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Compensation and Organization Development Committee or Board of Directors.

Compensation and Organization Development Committee Report

The Compensation and Organization Development Committee has reviewed and discussed the Compensation Discussion and Analysis for 2022 with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2022.
COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE

Edward G. Galante, Chair
Abdulaziz F. Alkhayyal
Charles E. Bunch
Frank M. Semple

2023 Proxy Statement	51

EXECUTIVE COMPENSATION

Executive Compensation Tables

2022 Summary Compensation Table

The following table provides information regarding compensation for our 2022 NEOs for the years shown.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael J. Hennigan President and CEO	2022	1,675,343	13,925,769	—	4,376,800	595,747	714,873	21,288,532
	2021	1,600,000	14,186,189	—	4,416,300	450,102	532,615	21,185,206
	2020	1,485,417	8,988,339	1,104,000	3,079,333	440,104	437,072	15,534,265
Maryann T. Mannen Executive Vice President and CFO	2022	943,835	4,660,985	—	1,681,500	226,420	205,670	7,718,410
	2021	865,323	8,472,236	—	1,620,300	80,304	113,990	11,152,153
Suzanne Gagle General Counsel and Senior Vice President, Government Affairs	2022	722,603	2,728,389	—	939,700	47,848	141,793	4,580,333
	2021	700,000	2,837,299	—	966,100	22,791	137,789	4,663,979
	2020	681,250	1,342,778	480,000	776,667	393,798	145,470	3,819,963
Timothy J. Aydt Executive Vice President, Refining	2022	612,849	1,591,599	—	1,158,600	37,080	122,213	3,522,341

Gregory S. Floerke MPLX Executive Vice President and Chief Operating Officer	2022	582,603	1,477,916	—	664,600	103,263	110,700	2,939,082

Raymond L. Brooks Former Executive Vice President, Refining	2022	595,068	3,581,003	—	550,900	—	312,360	5,039,331
	2021	800,000	3,972,195	—	1,242,100	329,371	166,723	6,510,389
	2020	787,500	2,014,122	720,000	1,165,667	610,619	217,066	5,514,974

Salary shows the actual amount earned during the year. See the base salary overview in the CD&A for additional information on base salaries for 2022.

Stock Awards and Option Awards reflect the aggregate grant date fair value of LTI awarded in the applicable year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The amount shown in the Stock Awards column for Ms. Mannen in (i) 2022 includes the value of the one-time $100,000 LTI award described on page 44, and (ii) 2021 includes the value of a one-time RSU employment inducement, awarded to her upon her commencement of employment with us to partially compensate her for forfeited equity incentives she was entitled to receive from her former employer.

The Compensation and Organization Development Committee awards LTI to our NEOs based on intended target values, which reflect established compensation valuation methodologies that differ in some respects from the FASB ASC Topic 718 methodologies reflected in this table. See “2022 Long-Term Incentive Compensation Program” beginning on page 44 for additional information about the intended target values for the 2022 LTI awards to our NEOs. For assumptions used to determine the values of these awards as shown in this table, see the "Grant Date Fair Value” note accompanying the “2022 Grants of Plan-Based Awards” table beginning on page 54, Note 27 to our financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2022 and 2020, and Notes 2 and 21, respectively, to MPLX’s financial statements included in its Annual Reports on Form 10-K for the years ended December 31, 2022 and 2020.

PSUs granted in 2022 are included in the Stock Awards column for 2022. Their maximum value at grant date, assuming the highest level of performance achieved, is:

	Hennigan	Mannen	Gagle	Aydt	Floerke	Brooks

MPC PSUs ($)	18,180,901	6,085,145	3,562,106	2,077,943	1,929,450	4,675,133

52	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Non-Equity Incentive Plan Compensation reflects the total ACB award earned for the year indicated, paid the following year. See “2022 Annual Cash Bonus Program” beginning on page 41 for additional information on payouts under this program for 2022. Amounts shown for 2020 also include payouts under our synergy capture performance unit program, which is no longer in effect.

Change in Pension Value and Nonqualified Deferred Compensation Earnings reflects the annual change in actuarial present value of accumulated benefits under the MPC retirement plan. See “Post-Employment Benefits for 2022,” beginning on page 58, for more information about our defined benefit plans and the assumptions used to calculate these amounts. No deferred compensation earnings are reported as our nonqualified deferred compensation plans do not provide above-market or preferential earnings.

All Other Compensation aggregates our contributions to defined contribution plans and the limited perquisites we offer to our NEOs, which are described in more detail in the perquisites overview on page 48.

Name	Personal Use of Corporate Aircraft ($)	Company Physicals ($)	Tax and Financial Planning ($)	Security ($)	Company Contributions to Defined Contribution Plans ($)	Other ($)	Total All Other Compensation ($)

Hennigan	260,661	4,000	15,000	4,408	427,501	3,303	714,873
Mannen	2,033	4,000	15,000	—	179,969	4,668	205,670
Gagle	—	4,000	15,000	—	118,507	4,286	141,793
Aydt	—	4,000	30,000	—	85,012	3,201	122,213
Floerke	—	4,000	15,000	—	88,328	3,372	110,700
Brooks	—	4,000	15,000	—	130,236	163,124	312,360

“Personal Use of Corporate Aircraft” reflects our aggregate incremental cost of personal use of corporate aircraft by our NEOs, their spouses or other guests for 2022. We determine the incremental cost for personal use of our corporate aircraft based on the variable costs to operate the aircraft, but excluding fixed costs that do not change based on usage, such as pilot compensation, the purchase and lease of aircraft and maintenance not related to travel. We believe this method provides a reasonable estimate of our incremental cost. No income tax assistance or gross-ups are provided for personal use of corporate aircraft. See “Other Benefits” on page 48 for additional information regarding personal use of corporate aircraft by our executives.

The “Tax and Financial Planning” amount shown for Mr. Aydt includes both his $15,000 benefit for 2022 and $15,000 in respect of expenses he incurred under the tax and financial planning benefit for 2021, reimbursed in 2022.

“Company Contributions to Defined Contribution Plans” reflect our contributions under our tax-qualified retirement plans and related nonqualified deferred compensation plans. See “Post-Employment Benefits for 2022,” beginning on page 58, and “2022 Nonqualified Deferred Compensation,” beginning on page 61, for more information.

“Other” reflects our aggregate incremental cost for Company-sponsored activities at an off-site Board meeting and the provision of certain digital services. “Other” for Mr. Brooks also includes $161,825 for his vested but unused vacation benefit paid upon his retirement.

2023 Proxy Statement	53

EXECUTIVE COMPENSATION

2022 Grants of Plan-Based Awards

The following table provides information regarding all MPC and MPLX plan-based awards, including cash-based incentive awards and equity-based awards, granted to our NEOs in 2022.

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Hennigan	ACB		—	2,720,000	5,440,000
	RSUs	3/1/2022							31,630	2,372,566
	PSUs	3/1/2022				47,444	94,888	189,776		9,090,451
	MPLX Phantom Units	3/1/2022							74,924	2,462,752
Mannen	ACB		—	1,045,000	2,090,000
	RSUs	3/1/2022							10,587	794,131
	PSUs	3/1/2022				15,880	31,759	63,518		3,042,573
	MPLX Phantom Units	3/1/2022							25,077	824,281
Gagle	ACB		—	584,000	1,168,000
	RSUs	3/1/2022							6,197	464,837
	PSUs	3/1/2022				9,296	18,591	37,182		1,781,053
	MPLX Phantom Units	3/1/2022							14,679	482,499
Aydt	ACB		—	720,000	1,440,000
	RSUs	3/1/2022							3,615	271,161
	PSUs	3/1/2022				5,423	10,845	21,690		1,038,972
	MPLX Phantom Units	3/1/2022							8,563	281,466
Floerke	ACB		—	413,000	826,000
	RSUs	3/1/2022							3,357	251,809
	PSUs	3/1/2022				5,035	10,070	20,140		964,725
	MPLX Phantom Units	3/1/2022							7,952	261,382
Brooks	ACB		—	550,904	1,101,808
	RSUs	3/1/2022							8,134	610,131
	PSUs	3/1/2022				12,200	24,400	48,800		2,337,566
	MPLX Phantom Units	3/1/2022							19,267	633,306

Approval Dates. The MPC awards granted on March 1, 2022, were approved by the Compensation and Organization Development Committee on January 27, 2022. The MPLX awards granted on March 1, 2022, were approved by the MPLX Committee on February 2, 2022.

MPC RSUs generally vest in equal installments on the first, second and third anniversaries of the grant date. Unvested RSUs accrue dividend equivalents, which are paid on the scheduled vesting dates. Holders of unvested RSUs do not have voting rights.

MPC PSUs generally vest following a 36-month performance period and are settled 100% in cash. Unvested PSUs do not accrue dividends or dividend equivalents and do not have voting rights. The target PSUs shown reflect the target dollar value of each award divided by the MPC common stock 30-day average closing price prior to the grant date. The threshold, which is the minimum possible payout, is achieved when the relative PSU TSR percentile achieved is 30th, resulting in a payout percentage of 50%. Performance below this threshold would result in a payout of 0%. The maximum payout is 200% of target. MPC PSUs are described in further detail beginning on page 45.

MPLX Phantom Units generally vest in equal installments on the first, second and third anniversaries of the grant date and are settled in MPLX common units. Distribution equivalents accrue on the phantom unit awards and are paid on the scheduled vesting dates. Holders of unvested phantom units have no voting rights.

Grant Date Fair Value reflects the total grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718. The MPC RSU value is based on the MPC common stock closing price ($75.01) on the grant date, or the prior business day if the grant date did not fall on a business day. The MPC PSU value is $95.8019 per unit, using a Monte Carlo valuation model. The MPLX phantom unit value is based on the MPLX common unit closing price ($32.87) on the grant date, or the prior business day if the grant date did not fall on a business day.

54	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2022.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Hennigan						MPC
						156,663	18,234,007	227,946	53,061,270
						MPLX
						138,863	4,560,261
Mannen						MPC
						73,701	8,578,059	79,069	18,405,682
						MPLX
						47,162	1,548,800
Gagle	3/1/2017	26,967	—	50.99	3/1/2027
	3/1/2018	13,817	—	64.79	3/1/2028	MPC
	3/1/2019	30,126	—	62.68	3/1/2029	13,849	1,611,885	45,203	10,522,354
	3/1/2020	32,753	16,377	47.73	3/1/2030	MPLX
		103,663	16,377			29,312	962,606
Aydt	3/1/2020	—	4,913	47.73	3/1/2030	MPC
		—	4,913			6,936	807,281	23,856	5,553,200
						MPLX
						15,088	495,490
Floerke	3/1/2020	—	8,189	47.73	3/1/2030	MPC
		—	8,189			7,115	828,115	23,081	5,372,796
						MPLX
						51,598	1,694,478
Brooks						MPC
						15,777	1,836,285	61,657	14,352,516
						MPLX
						35,241	1,157,314

Option Awards reflect MPC stock options, which generally vest in equal installments on the first, second and third anniversaries of the grant date and expire 10 years after the grant date. The exercise price is generally equal to the closing price of our common stock on the grant date, or the prior business day if the grant date did not fall on a business day. Option holders do not have voting rights or receive dividends on the underlying stock. No stock options have been granted to any NEO since 2020.

2023 Proxy Statement	55

EXECUTIVE COMPENSATION

Number of Shares or Units of Stock That Have Not Vested reflect the number of unvested MPC RSUs and MPLX phantom units held on December 31, 2022. MPC RSUs and MPLX phantom units generally vest in equal installments on the first, second and third anniversaries of the grant date.

	MPC RSUs			MPLX Phantom Units
Name	Grant Date	Number of RSUs That Have Not Vested (#)	Vesting Date	Grant Date	Number of Phantom Units That Have Not Vested (#)	Vesting Date

Hennigan	3/1/2020	4,934	3/1/2023	3/1/2020	7,333	3/1/2023
	3/17/2020	92,989	3/17/2023	3/1/2021	59,616	3/1/2023, 3/1/2024
	3/1/2021	28,381	3/1/2023, 3/1/2024	3/1/2022	71,914	3/1/2023, 3/1/2024, 3/1/2025
	3/1/2022	30,359	3/1/2023, 3/1/2024, 3/1/2025		138,863
		156,663
Mannen	2/1/2021	52,600	2/1/2023, 2/1/2024	3/1/2021	22,085	3/1/2023, 3/1/2024
	3/1/2021	10,514	3/1/2023, 3/1/2024	3/1/2022	25,077	3/1/2023, 3/1/2024, 3/1/2025
	3/1/2022	10,587	3/1/2023, 3/1/2024, 3/1/2025		47,162
		73,701
Gagle	3/1/2020	2,235	3/1/2023	3/1/2020	3,322	3/1/2023
	3/1/2021	5,673	3/1/2023, 3/1/2024	3/1/2021	11,917	3/1/2023, 3/1/2024
	3/1/2022	5,941	3/1/2023, 3/1/2024, 3/1/2025	3/1/2022	14,073	3/1/2023, 3/1/2024, 3/1/2025
		13,849			29,312
Aydt	3/1/2020	671	3/1/2023	3/1/2020	997	3/1/2023
	3/1/2021	2,798	3/1/2023, 3/1/2024	3/1/2021	5,877	3/1/2023, 3/1/2024
	3/1/2022	3,467	3/1/2023, 3/1/2024, 3/1/2025	3/1/2022	8,214	3/1/2023, 3/1/2024, 3/1/2025
		6,936			15,088
Floerke	3/1/2020	1,118	3/1/2023	12/18/2015	36,476	Upon termination without cause
	3/1/2021	2,775	3/1/2023, 3/1/2024	3/1/2020	1,661	3/1/2023
	3/1/2022	3,222	3/1/2023, 3/1/2024, 3/1/2025	3/1/2021	5,829	3/1/2023, 3/1/2024
		7,115		3/1/2022	7,632	3/1/2023, 3/1/2024, 3/1/2025
					51,598
Brooks	3/1/2021	7,947	3/1/2023, 3/1/2024	3/1/2021	16,693	3/1/2023, 3/1/2024
	3/1/2022	7,830	3/1/2023, 3/1/2024, 3/1/2025	3/1/2022	18,548	3/1/2023, 3/1/2024, 3/1/2025
		15,777			35,241

Market Value of Shares or Units of Stock That Have Not Vested reflects the aggregate value of all unvested MPC RSUs and MPLX phantom units held on December 31, 2022, using the MPC closing common stock price ($116.39) and the MPLX closing common unit price ($32.84) on December 30, 2022, the last trading day of the year.

Equity Incentive Plan Awards That Have Not Vested reflects the number of unvested MPC PSUs held on December 31, 2022. PSUs generally vest following a 36-month performance period.

Name	Grant Date	Number of PSUs That Have Not Vested (#)	Performance Cycle	Name	Grant Date	Number of PSUs That Have Not Vested (#)	Performance Cycle

Hennigan	3/1/2021	133,058	1/1/2021 - 12/31/2023	Aydt	3/1/2021	13,011	1/1/2021 - 12/31/2023
	3/1/2022	94,888	1/1/2022 - 12/31/2024		3/1/2022	10,845	1/1/2022 - 12/31/2024
		227,946				23,856
Mannen	3/1/2021	47,310	1/1/2021 - 12/31/2023	Floerke	3/1/2021	13,011	1/1/2021 - 12/31/2023
	3/1/2022	31,759	1/1/2022 - 12/31/2024		3/1/2022	10,070	1/1/2022 - 12/31/2024
		79,069				23,081
Gagle	3/1/2021	26,612	1/1/2021 - 12/31/2023	Brooks	3/1/2021	37,257	1/1/2021 - 12/31/2023
	3/1/2022	18,591	1/1/2022 - 12/31/2024		3/1/2022	24,400	1/1/2022 - 12/31/2024
		45,203				61,657

56	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Market Value of Equity Incentive Plan Awards That Have Not Vested reflects the aggregate value of all unvested MPC PSUs held on December 31, 2022, calculated using the MPC closing stock price ($116.39) on December 30, 2022, the last trading day of the year, and an assumed payout of 200% per unit, which is the next higher performance achievement that exceeds the performance for these awards measured as of December 31, 2022.

Nonforfeitability of Certain Awards. Each current NEO (other than Ms. Mannen) is eligible for an Approved Separation, under which their outstanding 2021 and 2022 MPC RSUs, MPC PSUs and MPLX phantom units would become nonforfeitable should they resign under certain conditions, as further discussed below under “Potential Payments Upon Termination or Change in Control—Voluntary Termination—Approved Separation.” Outstanding stock options held by Ms. Gagle and Mr. Aydt are nonforfeitable because each executive is retirement-eligible, having reached age 50 with at least 10 years of service with MPC. Pursuant to the terms of his promotion to the CEO role in March 2020, Mr. Hennigan’s outstanding 2020 awards of MPC RSUs and MPLX phantom units became nonforfeitable on July 1, 2022.

When an award becomes nonforfeitable, certain taxes are immediately due. So that the participants do not have an out-of-pocket expense for these awards that have not yet distributed, the award is instead reduced to cover the tax obligation. These awards continue to be reflected in the tables above as they remain subject to distribution on their original vesting dates; however, the portions used to pay any associated taxes have been excluded from these tables and are instead included in the “Option Exercises and Stock Vested in 2022” table below.

Option Exercises and Stock Vested in 2022

The following table provides information regarding MPC stock options exercised by our NEOs in 2022, as well as MPC RSUs and MPLX phantom units vested in 2022.

		Option Awards		Stock/Unit Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($)

Hennigan	MPC	205,149	13,423,219	125,130	9,842,500
	MPLX	—	—	48,077	1,575,670
Mannen	MPC	—	—	31,556	2,310,358
	MPLX	—	—	11,042	360,300
Gagle	MPC	39,384	2,217,013	6,177	483,683
	MPLX	—	—	11,621	379,914
Aydt	MPC	57,582	2,996,217	2,500	197,708
	MPLX	—	—	4,862	159,062
Floerke	MPC	46,244	1,417,060	3,117	244,225
	MPLX	—	—	5,860	191,593
Brooks	MPC	278,101	13,287,449	8,895	693,758
	MPLX	—	—	16,604	542,644

Option Awards: Value Realized on Exercise reflects the actual pre-tax gain realized by our NEOs upon exercise of stock options, which is the fair market value of the shares at exercise less the per share grant price.

Stock/Unit Awards: Number of Shares/Units Acquired on Vesting includes the following numbers of shares/units used to pay the taxes associated with the vesting of certain awards held by the NEOs as discussed further under “Outstanding Equity Awards at 2022 Fiscal Year-End”: Mr. Hennigan, 6,558 MPC RSUs/restricted stock, 5,813 MPLX phantom units; Ms. Gagle, 256 MPC RSUs/restricted stock, 606 MPLX phantom units; Mr. Aydt, 148 MPC RSUs/restricted stock, 349 MPLX phantom units; Mr. Floerke, 135 MPC RSUs/restricted stock, 320 MPLX phantom units; Mr. Brooks, 304 MPC RSUs/restricted stock, 719 MPLX phantom units.

Stock/Unit Awards: Value Realized on Vesting reflects the fair market value of the shares/units on the vesting date.

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Post-Employment Benefits for 2022

2022 Pension Benefits
We provide tax-qualified retirement benefits to our employees, including our NEOs, under the MPC Retirement Plan. We also sponsor the MPC Excess Benefit Plan, an unfunded nonqualified deferred compensation plan made available to a select group of management or highly compensated employees, including our NEOs. The following table reflects the actuarial present value of accumulated benefits payable to each of our NEOs under the MPC Retirement Plan and the defined benefit portion of the MPC Excess Benefit Plan as of December 31, 2022. These values have been determined using actuarial assumptions consistent with those used in our financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Hennigan	MPC Retirement Plan	5.58	166,151	—
	MPC Excess Benefit Plan	5.58	1,844,291	—
Mannen	MPC Retirement Plan	2.00	53,599	—
	MPC Excess Benefit Plan	2.00	253,125	—
Gagle	MPC Retirement Plan	29.67	1,166,055	—
	MPC Excess Benefit Plan	29.67	1,026,456	—
Aydt	MPC Retirement Plan	37.58	1,825,876	—
	MPC Excess Benefit Plan	37.58	1,227,365	—
Floerke	MPC Retirement Plan	7.00	187,471	—
	MPC Excess Benefit Plan	7.00	548,461	—
Brooks	MPC Retirement Plan	41.50	—	2,509,800
	MPC Excess Benefit Plan	41.50	3,047,467	—

Number of Years Credited Service shows the number of years the NEO has participated in each plan. Plan participation service used to calculate each participant’s benefit under the MPC Retirement Plan legacy benefit formula (applicable to Ms. Gagle and Messrs. Aydt and Brooks only) was frozen as of December 31, 2009.

Present Value of Accumulated Benefit for the legacy benefit under the MPC Retirement Plan was calculated assuming a 85% lump sum election rate with a lump sum interest rate between 0.25% and 1.25% (based on anticipated year of retirement) and the RP-2000 mortality table, and a 15% annuity election rate with a discount rate of 5.10% and the Pri-2012 mortality table with generational mortality improvements in accordance with Scale MP-2021, both calculated assuming retirement at age 62 (or current age, if later). See "MPC Retirement Plan" below for more detail on the legacy benefit formula.

The present value of accumulated benefits for the cash balance benefits under the MPC Retirement Plan was calculated assuming retirement at age 62 (or current age, if later), a discount rate of 5.10%, a cash balance interest credit rating of 3.0% in 2022, 3.57% in 2023 and 3.97% in 2024 and beyond, and the Pri-2012 mortality table with generational mortality improvements in accordance with Scale MP-2021. See "MPC Retirement Plan" below for more detail on the cash balance benefit formula under each plan.

MPC Retirement Plan
Our employees, including our NEOs, participate in the MPC Retirement Plan, which is a tax-qualified defined benefit retirement plan primarily designed to provide participants with income after retirement. Participants in the plan become fully vested upon completing three years of vesting service. Normal retirement age under the plan is 65. The plan has both a “legacy” retirement benefit and a “cash balance” retirement benefit.

Legacy Benefit Prior to 2010, the monthly benefit was determined under the following legacy benefit formula:

	1.6%	×	Monthly Final Average Pay	×	Years of Participation
–	1.33%	×	Monthly Estimated Primary Social Security Benefit	×	Years of Participation
	Legacy Monthly Benefit

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This formula was amended effective January 1, 2010, to cease future accruals of additional participation years, and as applied to eligible NEOs, cease further compensation updates. No more than 37.5 participation years may be recognized under the formula. Eligible earnings include, but are not limited to, pay for hours worked, pay for allowed hours, military leave allowance, commissions, bonuses and elective deferrals to the MPC Thrift Plan. Age continues to be updated under the formula.

Under the legacy retirement benefit, a vested participant who is at least age 62 may retire prior to age 65 and receive an unreduced benefit. Ms. Gagle and Mr. Aydt each have vested legacy retirement benefits under the plan that remain subject to reduction as neither executive has reached age 62. Available benefits include various annuity options and a lump sum distribution option. Participants are eligible for early retirement upon reaching age 50 and completing 10 years of vesting service. If an employee retires between the ages of 50 and 62 with sufficient vesting service, the amount of benefit under the legacy benefit formula is reduced as follows:

Age at Retirement	62	61	60	59	58	57	56	55	54	53	52	51	50
Early Retirement Factor	100%	97%	94%	91%	87%	83%	79%	75%	71%	67%	63%	59%	55%

The plan was amended effective August 31, 2022, to allow an active participant who has attained age 59.5 to elect to take an in-service distribution of their legacy retirement benefit on or after December 1, 2022. As of December 31, 2022, Mr. Aydt was the only NEO eligible to elect an in-service distribution. Mr. Aydt made such an election in 2022 with regard to his legacy retirement benefit; however, the distribution was made after December 31, 2022.

Cash Balance Benefit Starting in 2010, benefit accruals are determined under the following cash balance formula:

	Annual Compensation	×	Pay Credit Percentage	ð	Participants receive pay credit percentages based on the sum of their age and cash balance service:
					Participant Points	Fewer than 50 Points	50-69 Points	70 Points or More
+	Account Balance	×	Interest Credit Rate
					Pay Credit Percentage	7%	9%	11%

Cash Balance Annual Benefit

Annual compensation is limited to $305,000 for 2022 and generally includes wages and salary for time worked, with certain exclusions. Under the cash balance retirement benefit, a vested participant may retire at any age prior to 65 and receive an unreduced benefit. Each NEO has a vested cash balance retirement benefit under the plan that is not subject to reduction upon retirement. Under the cash balance formula, plan participants receive pay credits based on age and cash balance service. For 2022, Ms. Gagle and Messrs. Aydt and Brooks received pay credits equal to 11% of compensation, and Messrs. Hennigan and Floerke and Ms. Mannen received pay credits equal to 9% of compensation. There are no early retirement subsidies under the cash balance formula.

MPC Excess Benefit Plan (Defined Benefit Portion)
The MPC Excess Benefit Plan is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees. This plan generally provides benefits that participants, including our NEOs, would have otherwise received under the tax-qualified MPC Retirement Plan were it not for Internal Revenue Code limitations. For our NEOs, eligible earnings under the plan include the compensation items shown above for the MPC Retirement Plan, but without regard to any Internal Revenue Code limit, as well as any salary and bonus amounts deferred by the NEO under the MPC Executive Deferred Compensation Plan.

With respect to Ms. Gagle and Messrs. Aydt and Brooks, who have frozen legacy-type benefits under the plan, eligible earnings for the legacy-type portion were determined using each NEO’s highest consecutive 36-month compensation (exclusive of bonuses) and three highest bonuses earned over the 10-year period up to December 31, 2012. None of the other NEOs have a legacy-type benefit under the plan.

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Due to the structure of the frozen MPC legacy benefit formula under the MPC Retirement Plan, the age-related benefit conversion factors used to calculate lump sum benefits under the frozen legacy benefit formula result in a year-to-year decrease in the lump sum benefit for participants generally beginning on or after the age of 59. As a result, if participants choose to continue their employment with MPC after they reach age 59, their lump sum benefit may decline year to year.

The MPC Excess Benefit Plan permits the Compensation and Organization Development Committee, on a discretionary basis, to extend a lump sum retirement benefit supplement (“Service Benefit”) to individual officers of MPC who have a frozen legacy-type benefit under the plan to offset the age-related erosion (if any) of the frozen legacy-type benefit from age 62 until such officer’s actual retirement date or date of death. An officer must be vested under the MPC Retirement Plan to qualify for the Service Benefit. Each of Ms. Gagle and Messrs. Aydt and Brooks have a frozen legacy-type benefit under the plan; however, the Committee has not extended eligibility for this benefit to any of them at this time.

Tax-Qualified Defined Contribution Retirement Plan
The MPC Thrift Plan is a tax-qualified defined contribution retirement plan. In general, all of our employees, including our NEOs, are immediately eligible to participate in the plan. The purpose of the plan is to assist employees in maintaining a steady program of savings to supplement their retirement income and to meet other financial needs.

The MPC Thrift Plan allows eligible employees, such as our NEOs, to make elective deferral contributions to their plan accounts on a pre-tax or after-tax “Roth” basis from 1% to a maximum of 75% of their plan-considered gross pay, with such gross pay limited to the applicable Internal Revenue Code annual compensation limit ($305,000 for 2022). Eligible employees who are “highly compensated employees” as determined under the Internal Revenue Code, such as our NEOs, may additionally make after-tax contributions to their plan accounts from 1% to 6% of their plan-considered gross pay limited to the applicable Internal Revenue Code annual compensation limit ($305,000 for 2022). Employer matching contributions are made on such elective deferrals and after-tax contributions at a rate of 117% up to a maximum of 6% of an employee’s plan-considered gross pay. All employee elective deferrals and after-tax contributions, and all employer matching contributions made, are fully vested.

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2022 Nonqualified Deferred Compensation

The following table provides information regarding our nonqualified savings and deferred compensation plans.

Name	Plan	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Hennigan	MPC Deferred Compensation Plan	—	—	(859,153)	—	4,482,595
	MPC Executive Deferred Compensation Plan	—	406,090	(87,596)	—	597,955
	MPC 2012 Incentive Compensation Plan	—	—	396,433	48,814	761,453
	MPC 2021 Incentive Compensation Plan	—	—	60,413	2,427	57,986
	MPLX LP 2018 Incentive Compensation Plan	—	—	395,088	54,359	548,537
Mannen	MPC Deferred Compensation Plan	—	—	(6,845)	—	33,220
	MPC Executive Deferred Compensation Plan	—	158,558	(13,961)	—	144,597
Gagle	MPC Excess Benefit Plan	—	—	3,394	—	309,617
	MPC Deferred Compensation Plan	—	—	(79,758)	—	187,930
	MPC Executive Deferred Compensation Plan	193,220	97,096	(127,384)	—	409,392
	MPC 2012 Incentive Compensation Plan	—	—	16,264	14,790	23,997
	MPC 2021 Incentive Compensation Plan	—	—	11,836	488	11,348
	MPLX LP 2018 Incentive Compensation Plan	—	—	71,937	36,612	96,832
Aydt	MPC Excess Benefit Plan	—	—	2,421	—	180,137
	MPC Deferred Compensation Plan	—	—	(20,461)	—	110,426
	MPC Executive Deferred Compensation Plan	—	63,601	(12,238)	—	99,944
	MPC 2012 Incentive Compensation Plan	—	—	7,942	5,981	11,836
	MPC 2021 Incentive Compensation Plan	—	—	6,905	282	6,623
	MPLX LP 2018 Incentive Compensation Plan	—	—	38,174	15,721	50,539
Floerke	MPC Deferred Compensation Plan	—	—	(114,472)	—	417,055
	MPC Executive Deferred Compensation Plan	—	66,917	(14,672)	—	114,169
	MPC 2012 Incentive Compensation Plan	—	—	7,991	7,794	11,739
	MPC 2021 Incentive Compensation Plan	—	—	6,412	258	6,154
	MPLX LP 2012 Incentive Compensation Plan	—	—	105,416	—	669,791
	MPLX LP 2018 Incentive Compensation Plan	—	—	36,956	18,979	49,001
Brooks	MPC Excess Benefit Plan	—	—	3,032	(1,704)	224,214
	MPC Deferred Compensation Plan	—	—	(174,618)	—	569,706
	MPC Executive Deferred Compensation Plan	—	108,825	(31,732)	—	201,242
	MPC 2012 Incentive Compensation Plan	—	—	22,827	21,351	33,616
	MPC 2021 Incentive Compensation Plan	—	—	15,536	580	14,956
	MPLX LP 2018 Incentive Compensation Plan	—	—	98,027	52,105	133,092

Executive Contributions are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “2022 Summary Compensation Table.”

Company Contributions are also included in the “All Other Compensation” column of the “2022 Summary Compensation Table.”

Aggregate Earnings for long-term incentive and incentive compensation plans include accrued dividends/dividend equivalents and distribution equivalents on nonforfeitable MPC RSUs and MPLX phantom unit awards.

Aggregate Withdrawals/Distributions represent the payment of dividends/dividend equivalents and distribution equivalents accrued on nonforfeitable awards.

Aggregate Balance at Last Fiscal Year-End. Of the amounts shown, the following amounts have been reported in our Summary Compensation Table for previous years:

	Hennigan	Mannen	Gagle	Brooks

MPC Deferred Compensation Plan	2,839,527	39,582	342,858	297,645

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MPC Excess Benefit Plan (Defined Contribution Portion)
The MPC Excess Benefit Plan is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees. Participants receive employer matching contributions equal to the amount they would have otherwise received under the tax-qualified MPC Thrift Plan were it not for Internal Revenue Code limitations.

Defined contribution accruals in the MPC Excess Benefit Plan are credited with interest equal to that paid in a specified investment option of the MPC Thrift Plan, which was 1.36% for the year ended December 31, 2022. All plan distributions are paid in a lump sum following the participant’s separation from service. In general, our NEOs no longer actively participate in the defined contribution portion of the MPC Excess Benefit Plan, and all subsequent-year nonqualified employer matching contributions for NEOs now accrue under the MPC Executive Deferred Compensation Plan.

MPC Deferred Compensation Plan
The MPC Deferred Compensation Plan is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees, including our NEOs. Effective January 1, 2021, the plan was generally frozen with respect to any further MPC participant salary and bonus deferrals and additional company contribution credited amounts. Prior to the plan’s freeze, participants could defer up to 20% of their salary and bonus each year in a tax-advantaged manner, with irrevocable deferral elections made in December of each year for amounts to be earned in the following year. The plan credited matching contributions on a participant’s deferrals equal to the match under the MPC Thrift Plan (117% as in effect prior to the plan’s freeze) plus an amount equal to the matching contributions the participant would have received, but for Internal Revenue Code limitations and compensation limits, under the MPC Thrift Plan. Participants are fully vested in all amounts credited on their behalf under the plan. Participants may make notional investments of their notional plan accounts from among certain investment options offered under the MPC Thrift Plan, and participants’ notional plan accounts are credited with notional earnings and losses based on the result of those investment elections. Participants generally receive payment of their plan benefits in a lump sum following separation from service.

MPC Executive Deferred Compensation Plan
The MPC Executive Deferred Compensation Plan is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees, including our NEOs. Participants may defer 5% to 20% (in whole percentage increments) of their base salary and annual bonus each year in a tax-advantaged manner. Deferral elections are made each December for amounts to be earned in the following year and are irrevocable. The plan credits matching contributions on a participant’s deferrals equal to the match under the MPC Thrift Plan plus an amount equal to the matching contributions the participant would have received, but for Internal Revenue Code limitations and compensation limits, under the MPC Thrift Plan. Participants are fully vested in their deferrals and matching contributions. Participants may make notional investments of their notional plan accounts from among certain investment options offered under the MPC Thrift Plan, and participants’ notional plan accounts are credited with notional earnings and losses based on the result of those investment elections. Participants may elect to receive payment of their plan benefits in a lump sum or in annual installments over two to five years on or beginning on a specified date while in service or following separation from service.

Section 409A Compliance
All of our nonqualified deferred compensation plans in which our NEOs participate are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code. As a result, distribution of amounts subject to Section 409A may be delayed for six months following retirement or other separation from service where the participant is considered a “specified employee” for purposes of Section 409A. All of our NEOs are “specified employees” for purposes of Section 409A.

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Potential Payments Upon Termination or Change in Control

The following table provides information regarding the amount of compensation payable to our current NEOs as a direct result of each specified hypothetical termination scenario, assuming that the applicable termination event occurred on December 31, 2022, based on the plans and agreements in place on that date. The actual payments to which an NEO would be entitled may only be determined based upon the actual occurrence and circumstances surrounding the termination.

Name	Scenario	Severance ($)	Additional Legacy Pension Benefits ($)	MPC Stock Options Vested ($)	MPC RSUs/MPLX Phantom Units Vested ($)	MPC PSUs Vested ($)	Other Benefits ($)	Total ($)

Hennigan	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	9,634,817	—	—	—	—	17,497	9,652,314
	Death	—	—	—	—	—	—	—
Mannen	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	7,710,900	—	—	10,126,859	9,202,841	11,446	27,052,046
	Death	—	—	—	10,126,859	9,202,841	—	19,329,700
Gagle	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	5,088,300	11,262,149	—	369,226	—	11,638	16,731,313
	Death	—	—	—	369,226	—	—	369,226
Aydt	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	4,211,400	11,462,214	—	110,839	—	10,139	15,794,592
	Death	—	—	—	110,839	—	—	110,839
Floerke	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	3,798,600	—	562,257	1,382,543	—	8,310	5,751,710
	Death	—	—	562,257	1,382,543	—	—	1,944,800

Severance. Under the MPC Executive Change in Control Severance Benefits Plan, as further described below, cash severance will only be paid upon a change in control if the NEO experiences a Qualified Termination (as defined below). If the Qualified Termination occurs within three years prior to the date the NEO reaches age 65, the NEO’s benefit will be limited to a pro rata portion of the benefit. Mr. Hennigan’s benefit has been reduced as he is within three years of reaching age 65.

Pension Benefits for our NEOs are reflected in the “2022 Pension Benefits” table on page 58. Amounts in this potential payments table represent additional pension benefits attributable solely to the legacy benefit formula in the MPC Retirement Plan, further described beginning on page 58. The incremental retirement benefits included in these amounts were calculated using the following assumptions: individual life expectancies using the RP2000 Combined Healthy Table weighted 75% male and 25% female; a discount rate of 0.00% for NEOs who are retirement eligible (taking into account the additional three years of age and service credit) and 0.00% for NEOs who are not retirement

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eligible; the current lump-sum interest rate for the relevant plans; and a lump-sum form of benefit. Only Ms. Gagle and Mr. Aydt are eligible for this enhanced benefit under the legacy benefit formula as it is applicable only to individuals who participated in the MPC Retirement Plan prior to 2010.

Vested Equity (MPC Stock Options, MPC RSUs, MPC PSUs and MPLX Phantom Units)
The amounts in this table reflect the value of equity that would vest on an accelerated basis as a direct result of each applicable scenario. Each of our NEOs (other than Ms. Mannen) hold certain awards that have become nonforfeitable by their terms. Awards no longer subject to forfeiture irrespective of the termination scenario are not included in this table. See the tables and accompanying narrative under “Outstanding Equity Awards at 2022 Fiscal Year-End” for more information about these nonforfeitable awards and their respective vesting dates.

Vesting of MPC stock options is accelerated upon retirement, death or a change in control with a Qualified Termination. Amounts shown reflect the value realized if accelerated stock options were exercised on December 30, 2022, taking into account the spread (if any) between the options’ exercise prices and the closing price of our common stock ($116.39) on December 30, 2022, the last trading day of the year.

Vesting of MPC RSUs and MPLX phantom units is accelerated upon a death or change in control with a Qualified Termination. Amounts shown reflect the value realized if MPC RSUs and MPLX phantom unit awards vested on December 30, 2022, based on the closing prices of our common stock ($116.39) and MPLX common units ($32.84) on December 30, 2022, the last trading day of the year. In the event of Mr. Floerke’s termination of employment for any reason other than for cause, the MPLX phantom units he received as part of his retention award in 2015 will become payable.

In the event of death or a change in control and a Qualified Termination, unvested MPC PSUs will vest and be paid out based on actual performance for the period from the grant date to the change in control date, and target performance for the period from the change in control date to the end of the performance cycle. Amounts shown reflect the amounts payable in each scenario, calculated using the target value ($116.39, the closing price of our common stock on December 30, 2022, the last trading day of the year) for each MPC PSU.

Other Benefits includes 36 months of continued health, dental and life insurance coverage. In the event of death, life insurance would be paid out to the estates of our NEOs in the following amounts: Mr. Hennigan, $3.0 million; Ms. Mannen, $1.9 million; Ms. Gagle, $1.4 million; Mr. Aydt, $1.0 million; Mr. Floerke, $1.1 million.

Voluntary Termination

Resignation
Upon an NEO’s voluntary resignation, LTI awards still subject to forfeiture, including vested but unexercised stock options, generally are forfeited unless provided otherwise in the applicable award agreement. As discussed under “Outstanding Equity Awards at 2022 Fiscal Year-End,” beginning on page 55, certain awards held by each of our NEOs (other than Ms. Mannen) have become nonforfeitable by their terms and thus would not be forfeited in the event of resignation.

Retirement
Our employees generally are eligible for retirement once they reach age 50 and have at least 10 years of vesting service with MPC or its subsidiaries. As of December 31, 2022, Ms. Gagle and Mr. Aydt were retirement eligible. Retirement-eligible NEOs who serve less than a full year in their year of retirement are eligible for a target bonus, prorated based on their eligible earnings for the performance period. Upon retirement, our NEOs are entitled to receive their vested benefits that have accrued under our employee and qualified retirement and nonqualified deferred compensation plans. For more information about our retirement and deferred compensation programs, see “2022 Pension Benefits” and “2022 Nonqualified Deferred Compensation.”

In addition, upon retirement, our NEOs’ unvested stock options become exercisable according to the grant terms and expire upon the earlier of five years following retirement and the existing expiration date applicable to each such option. MPC RSUs and MPLX phantom units still subject to forfeiture generally are forfeited upon retirement (except in the case of mandatory retirement at age 65, when they vest in full, or an Approved Separation as discussed below). MPC PSUs vest in the case of mandatory retirement, death, Qualified Termination or Approved Separation. Payout will occur following the full performance cycle based on its certified results, except in the instance of death, which would be paid immediately at target.

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Approved Separation
Under the terms of our 2021 and 2022 LTI award agreements, our NEOs generally are eligible for an Approved Separation once they reach age 55 and have at least five years of employment with MPC or its subsidiaries. As of December 31, 2022, each of our NEOs (other than Ms. Mannen) was eligible for an Approved Separation. Under an Approved Separation scenario, 2021 and 2022 MPC RSUs, MPC PSUs and MPLX phantom units would become nonforfeitable upon an eligible NEO’s resignation provided he or she had held such awards at least six months and provided notice at least 180 days prior to such resignation. The Compensation and Organization Development Committee may, in its sole discretion, waive this notice requirement.

Mr. Brooks retired, effective September 23, 2022, having met the eligibility requirements for an Approved Separation. As reflected above in the 2022 Summary Compensation Table on page 52, he received upon his retirement a $161,825 lump sum payment representing his vested but unused vacation benefit, and was eligible for a prorated bonus under the 2022 ACB program based on his eligible earnings for 2022. Because he was retirement-eligible, having reached age 50 with at least 10 years of vesting service, Mr. Brooks’ unvested stock options became exercisable upon his retirement. As a result of his Approved Separation, Mr. Brooks’ 2021 and 2022 MPC RSUs, MPC PSUs and MPLX phantom units became nonforfeitable upon his retirement. Amounts Mr. Brooks received under our qualified retirement and nonqualified deferred compensation plans as a result of his retirement are described under ”Post-Employment Benefits for 2022,” beginning on page 58, and “2022 Nonqualified Deferred Compensation,” beginning on page 61.

Involuntary Termination Without Cause or With Good Reason
We generally do not enter into employment or severance agreements with our NEOs. An NEO whose employment is terminated by us without cause, or who terminates employment with good reason, is eligible for the same termination allowance plan available to all other employees, which would pay (i) an amount between eight and 62 weeks of salary based either on service or salary level, and (ii) an additional amount equal to the NEO’s target bonus under our ACB program prorated for service up to the termination date. Upon involuntary termination of an NEO without cause, or termination with good reason, vested stock options generally are exercisable for 90 days following termination.

Involuntary Termination for Cause
Upon an NEO’s involuntary termination for cause, unvested LTI awards, including vested but unexercised stock options, generally are forfeited unless provided otherwise in the applicable award agreement.

Death
In the event of death, our NEOs (or their beneficiaries) are entitled to the vested benefits they have accrued under our employee benefit programs. In the event of the death of an NEO during the ACB performance period, unless otherwise determined by the Compensation and Organization Development Committee, a target bonus will be paid. LTI awards immediately vest in full upon death, with MPC PSUs vesting at the target level.

Change in Control
Our NEOs participate in two change in control severance plans: the MPC Amended and Restated Executive Change in Control Severance Benefits Plan (“MPC CIC Plan”) and the MPLX Executive Change in Control Severance Benefits Plan (“MPLX CIC Plan”). These change in control plans were designed to (i) preserve executives’ economic motivation to consider a business combination that might result in job loss and (ii) compete effectively in attracting and retaining executives in an industry that features frequent mergers, acquisitions and divestitures.

Benefits under each plan are payable only upon a change in control and a Qualified Termination. The following table shows the benefits for which our NEOs would be eligible upon a change in control of MPC or MPLX and a Qualified Termination with the applicable entity. In the event of a change in control and Qualified Termination under both plans, our NEOs would receive benefits under only one plan – whichever provides the greater benefits at that time.

A “Qualified Termination” generally occurs when an NEO’s employment with our affiliates and us ends in connection with, or within two years after, a change in control. Exceptions include:
●	Separation due to death or disability	●	Voluntary termination without good reason ("good reason” includes a material reduction in roles, responsibilities, pay or benefits, or being required to relocate more than 50 miles from one’s current location)
●	Termination for cause
●	Termination after age 65

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EXECUTIVE COMPENSATION

CHANGE IN CONTROL OF MPC	CHANGE IN CONTROL OF MPLX

A lump sum cash payment of up to three times the sum of the NEO’s current annualized base salary plus three times the highest bonus paid in the three years before the termination or change in control

Life and health insurance benefits for up to 36 months after termination at the lesser of the current cost or the active employee cost	Life and health insurance benefits for up to 36 months after termination at the active employee cost

An additional three years of service credit and three years of age credit for purposes of retiree health and life insurance benefits

A lump sum cash payment equal to the actuarial equivalent of the difference between amounts receivable by the NEO under the final average pay formula in our pension plans and those payable if: (i) the NEO had an additional three years of participation service credit; (ii) the NEO’s final average pay were the higher of the NEO’s salary at the time of the change in control event or Qualified Termination plus the NEO’s highest annual bonus from the preceding three years (for purposes of determining early retirement commencement factors, the NEO is credited with three additional years of vesting service and three additional years of age); and (iii) the NEO’s pension had been fully vested

A lump sum cash payment equal to the difference between amounts receivable under our tax-qualified and nonqualified defined contribution type retirement and deferred compensation plans and amounts that would have been received if the NEO’s defined contribution plan account had been fully vested

Accelerated vesting of all outstanding MPC LTI awards	Accelerated vesting of all outstanding MPLX LTI awards

The MPLX CIC Plan also provides that NEOs who do not technically incur a Qualified Termination but separate from service with MPLX as a result of an MPLX change in control (in other words, where the NEO remains employed with MPC but no longer provides services to MPLX) will become fully vested in all outstanding MPLX LTI awards. NEOs who receive an offer for comparable employment from an acquirer or successor entity in an MPLX change in control will not be eligible to receive benefits under the MPLX CIC Plan.

CEO Pay Ratio

SEC rules require us to disclose the ratio of the annual total compensation of our CEO, Mr. Hennigan, to the median of the annual total compensation of all our employees (other than Mr. Hennigan).

We identified our median employee as of October 31, 2021, by analyzing the accumulated actual wages and bonus amounts paid to each employee, other than our CEO, between January 1, 2021, and October 1, 2021. We selected this process to determine our median employees as we believe such accumulated pay reasonably reflects the median employee’s annual total compensation taking into account all of our employees. We included in our analysis approximately 17,779 full-time regular, part-time, casual and international employees as of October 31, 2021. As permitted by SEC rules, we excluded for administrative convenience our employees from the following non-U.S. jurisdictions: Canada (7 employees), Mexico (42 employees) and Singapore (8 employees), which together accounted for approximately 0.32% of our total employee population.

Given that there has been no material change to our employee population or employee compensation programs that we reasonably believe would result in a significant change to our pay ratio disclosure, we have continued to identify the same employee reported for 2021 as our median employee for 2022. We calculated our median employee’s total compensation using the same methodology required by the SEC rules for disclosure of compensation to the principal executive officer in the “2022 Summary Compensation Table.”

PAY RATIO CALCULATION
Mr. Hennigan’s annual total compensation	$21,288,532
Median employee’s annual total compensation	$147,088	*
Ratio of CEO to median employee annual total compensation	145 to 1

* Excludes $52,544 in relocation assistance received during 2022 as this is not a standard element of the median employee’s compensation. Including this benefit would result in a ratio of 107 to 1.

66	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Pay Versus Performance

SEC rules require us to disclose the following information concerning executive compensation and certain financial performance information about the Company for the periods shown.

PAY VERSUS PERFORMANCE TABLE
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)			Net Income ($ millions)	MPC Relative TSR Performance Percentile
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)

2022	21,288,532	57,863,217	4,759,899	11,688,458	218.21	153.61	16,050	83.33rd
2021	21,185,206	31,076,741	5,601,203	5,934,676	116.95	90.02	11,001	91.67th
2020	15,534,265	21,219,014	5,628,257	5,101,562	72.64	66.82	(9,977)	90.00th
	10,005,700	10,070,251

Summary Compensation Table Total for Principal Executive Officer (“PEO”) and Compensation Actually Paid to PEO include the following PEOs for each year shown:

•2022 and 2021: Michael J. Hennigan.
•2020: Michael J. Hennigan (top row), who was promoted to the CEO role effective March 17, 2020, and Gary R. Heminger (bottom row), who stepped down from the CEO role on that date but continued to serve in his role as Chairman of the Board through April 29, 2020.

Summary Compensation Table Total for Non-PEO NEOs and Compensation Actually Paid to Non-PEO NEOs include the following NEOs for each year shown:

•2022: Maryann T. Mannen, Suzanne Gagle, Timothy J. Aydt, Gregory S. Floerke and Raymond L. Brooks.
•2021: Maryann T. Mannen, Raymond L. Brooks, Suzanne Gagle, Brian C. Davis, Donald C. Templin and Timothy T. Griffith.
•2020: Donald C. Templin, Timothy T. Griffith, Raymond L. Brooks and Suzanne Gagle.

Compensation Actually Paid (“CAP”) for 2022 is calculated in accordance with SEC Regulation S-K, Item 402(v)(2)(iii), and includes the aggregate of:

•Salary earned and paid in 2022, as shown in the Salary column of the Summary Compensation Table (“SCT”) on page 52.
•The total ACB award earned for 2022, paid in 2023, as shown in the Non-Equity Incentive Plan Compensation column of the SCT.
•MPC’s aggregate contributions in 2022 to defined contribution plans and the value of 2022 perquisites, as shown in the All Other Compensation column of the SCT. This value was earned and received in 2022.
•The actuarial present value of each officer’s benefit under our defined benefit and actuarial pension plans attributable to services rendered during 2022, determined by our actuary using actuarial assumptions consistent with those used in our financial statements. This value was earned in 2022 but will not be received until a future date.
•For LTI awards made in 2022 that were outstanding as of December 31, 2022, the fair value of these awards as of December 31, 2022.  This value was not received in 2022, but is representative of estimated potential value that may be received in the future.
•For LTI awards made prior to 2022 that were outstanding as of December 31, 2022, the year-over-year change in fair value of these awards from December 31, 2021, to December 31, 2022. This value was not received in 2022, but is representative of the change in estimated potential value that may be received in the future.
•For LTI awards made in 2022 that distributed in 2022, the fair value of these awards as of the distribution date. This value was received in 2022.

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EXECUTIVE COMPENSATION

•For LTI awards made prior to 2022 that distributed in 2022, the change in fair value of these awards from December 31, 2021 to the distribution date. Our officers may have received more or less than this value in 2022, as the amount included here is only reflective of the change in value from December 31, 2021 through the distribution date.
•LTI awards made prior to 2022 that were forfeited in 2022 are subtracted from CAP using the fair value of such awards as of December 31, 2021. This decreases CAP and reflects value that will not be received.
•Dividends/dividend equivalents (MPC) and distribution equivalents (MPLX) accrued during 2022 on unvested LTI awards. As these accrued dividends/distribution equivalents are paid when the underlying award distributes, this value was received in 2022 only in respect of the underlying awards that distributed in 2022. The value of the remaining accrued dividends/distribution equivalents may be received if and when the underlying awards distribute in the future.

CAP for the other years shown is calculated using substantially the same methodology as for 2022. Therefore, CAP for each year shown includes both value that has been received in that year, as well as estimated value that may be received in the future if and when the associated LTI award distributes, or may not be received at all if the associated LTI award is forfeited. Value received for LTI awards in the future may be more or less than the value included in CAP for each year shown depending on the value of MPC common stock and MPLX common units at the time such award distributes.

In accordance with SEC Regulation S-K, Item 402(v)(2)(iii), the CAP columns reflect the following additions and deductions to the SCT totals for each applicable year.

PEO SCT TOTAL TO CAP TOTAL RECONCILIATION
				Additions to SCT Total
Year		SCT Total ($)	Deductions from SCT Total ($)	Pension Service Cost ($)	Change in Value of Equity Awards as Summarized Below ($)	CAP Total ($)

2022		21,288,532	14,521,516	374,531	50,721,670	57,863,217
2021		21,185,206	14,636,291	292,772	24,235,054	31,076,741
2020	*	15,534,265	10,532,443	234,235	15,982,957	21,219,014
		10,005,700	6,000,009	—	6,064,560	10,070,251

* Includes Mr. Hennigan (top row) and Mr. Heminger (bottom row).

NON-PEO NEO (AVERAGE) SCT TOTAL TO CAP TOTAL RECONCILIATION
			Additions to SCT Total
Year	SCT Total ($)	Deductions from SCT Total ($)	Pension Service Cost ($)	Change in Value of Equity Awards as Summarized Below ($)	CAP Total ($)

2022	4,759,899	2,890,901	94,246	9,725,214	11,688,458
2021	5,601,203	4,130,399	99,299	4,364,573	5,934,676
2020	5,628,257	3,309,326	164,855	2,617,776	5,101,562

Deductions from SCT Total include change in pension value and grant date fair value of equity-based awards granted each year.

Additions to SCT Total reflect the value of equity calculated in accordance with SEC methodology for determining CAP for each year shown. While stock options at grant were determined using a Black-Scholes valuation, the valuation of stock options at either year-end or vesting date was determined using a lattice model. The equity components of CAP are further detailed in the supplemental tables below.

68	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

PEO CHANGE IN VALUE OF EQUITY AWARDS
Year		Year-end Fair Value of Unvested Equity Awards Granted in the Year ($)	Year-over-year Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Vesting Date Fair Value of Vested Equity Awards Granted in the Year ($)	Year-over-year Change in Fair Value as of Vesting Date of Vested Equity Awards Granted in Prior Years ($)	Fair Value at Prior Year-end of Equity Awards Cancelled in the Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards in the Year ($)	Change in Value of Equity Awards as Included Above ($)

2022		21,916,691	25,256,477	252,069	2,444,498	—	851,935	50,721,670
2021		13,580,543	7,741,163	—	1,974,329	—	939,019	24,235,054
2020	*	16,757,437	559,125	—	(1,938,641)	—	787,036	16,164,957
		8,378,171	2,350,570	263,581	(5,421,915)	—	494,153	6,064,560

* Includes Mr. Hennigan (top row) and Mr. Heminger (bottom row).

NON-PEO NEO (AVERAGE) CHANGE IN VALUE OF EQUITY AWARDS
Year	Year-end Fair Value of Unvested Equity Awards Granted in the Year ($)	Year-over-year Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Vesting Date Fair Value of Vested Equity Awards Granted in the Year ($)	Year-over-year Change in Fair Value as of Vesting Date of Vested Equity Awards Granted in Prior Years ($)	Fair Value at Prior Year-end of Equity Awards Cancelled in the Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards in the Year ($)	Change in Value of Equity Awards as Included Above ($)

2022	4,436,298	4,925,271	33,421	168,478	—	161,746	9,725,214
2021	3,124,913	696,457	17,579	404,267	—	121,357	4,364,573
2020	3,026,197	378,892	—	(884,927)	—	97,614	2,617,776

Value of Initial Fixed $100 Investment assumes that the value of the investment in our common stock and in the peer group (including reinvestment of dividends) was $100 at market close on December 31, 2019 (the last trading day of 2019), and tracks such investment through market close on the last trading day of each applicable year.

Total Shareholder Return (“MPC TSR”) is calculated for purposes of this column in accordance with SEC Regulation S-K, Item 402(v)(2)(iv), which is different than the PSU TSR calculation used for the MPC Relative TSR Performance Percentile shown in the final column of this table.

Peer Group Total Shareholder Return is shown for the S&P 500 Oil & Gas Refining & Marketing Sub-Industry Index, which is the same peer group used for the Stock Return Performance Graph included in our 2022 Annual Report.

MPC Relative TSR Performance Percentile (“RTSR PP”) is based on the metric used for our performance units/PSUs, discussed in more detail beginning on page 45. Amounts shown in this table for each year reflect MPC’s one-year PSU TSR relative to the one-year PSU TSR of the peer group used for the MPC performance units/PSUs awarded for that year. For example, the amount shown for 2022 reflects MPC’s one-year PSU TSR performance relative to the PSU TSR performance of the peer group used for the 2022 PSUs as shown on page 45.

As shown on page 40 under “2022 Target Compensation Mix,” a significant portion of our NEOs’ total target compensation (for 2022, 44% for the CEO and 37% (average) for the other current NEOs) is awarded in the form of MPC PSUs; thus, the Compensation and Organization Development Committee believes the RTSR PP is the most important financial measure used to link NEO compensation to MPC’s performance.

2023 Proxy Statement	69

EXECUTIVE COMPENSATION

MPC TSR vs. PEER GROUP TSR	CAP vs. MPC TSR

CAP vs. MPC NET INCOME	CAP vs. MPC RELATIVE TSR PERFORMANCE PERCENTILE

FINANCIAL PERFORMANCE MEASURES USED TO LINK EXECUTIVE COMPENSATION TO MPC PERFORMANCE

MPC Relative TSR Performance Percentile
MPC TSR
MPLX Total Unitholder Return*
MPC Adjusted EBITDA

* This measure is calculated pursuant to SEC Regulation S-K, Item 402(v)(2)(iv), and is different than the TUR metric used for the MPLX performance units, discussed in more detail beginning on page 46.

See the description of our ACB program beginning on page 41 for information on additional performance measures the Compensation and Organization Development Committee believes are critical to driving execution of our business strategy and desired culture and creating long-term shareholder value, including GHG intensity reduction, Diversity, Equity and Inclusion, and environmental and safety metrics.

70	Marathon Petroleum Corporation

MANAGEMENT PROPOSALS

Proposal 4. Amend the Certificate of Incorporation to Declassify the Board of Directors

✓
The Board of Directors recommends you vote FOR this proposal to amend our Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2026 annual meeting.

Our Restated Certificate of Incorporation provides for three classes of directors, with each class elected for a three-year term. The Board believes it is advisable and in the best interests of the Company and its shareholders to amend our Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2026 annual meeting of shareholders (the “Declassification Amendment”). The Board recommends that shareholders approve the Declassification Amendment, which is attached to this Proxy Statement as Appendix II.

The proposed Declassification Amendment will amend Article Six of our Restated Certificate of Incorporation to provide that our classified Board structure will be phased out beginning at the 2024 annual meeting of shareholders, such that from and after the 2026 annual meeting of shareholders, all directors will be up for election at each annual meeting and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal.

Pursuant to the Declassification Amendment, the phaseout of the classified Board commences with the 2024 annual meeting of shareholders, at which the Class I directors will be up for election, and each such director will be elected for a one-year term. At the 2025 annual meeting of shareholders, the Class I and Class II directors will be up for election, and each such director will be elected for a one-year term. Finally, at the 2026 annual meeting of shareholders, all classes of directors will be up for election, and each director elected at the 2026 annual meeting of shareholders (and at all annual meetings thereafter) will be elected for a one-year term and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to a system of annual elections of all our directors.

The Declassification Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, before the 2026 annual meeting of shareholders would serve the remainder of the term for the class to which they are elected.

Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, while directors of companies that do not have a classified board may be removed with or without cause. Article Six of our Restated Certificate of Incorporation provides that a director may be removed from office only with cause and upon the approval of holders of 80% of the voting power of the then outstanding shares of stock entitled to vote in the election of directors. The proposed Declassification Amendment will amend such provision to provide that, beginning with the 2026 annual meeting of shareholders (that is, when the Board is no longer classified), a director may be removed from office with or without cause. In addition, the proposed Supermajority Elimination Amendment described in Proposal 5 would, among other things, amend Article Six such that removal of directors would require the approval of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors.

This description of the proposed Declassification Amendment is only a summary of the proposed amendments to our Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article Six of our Restated Certificate of Incorporation, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix II.

The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote is required to approve this proposal.

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MANAGEMENT PROPOSALS

The Board recommended a similar proposal at our 2021 and 2022 annual meetings of shareholders. While those proposals received the support of a majority of the votes cast, they did not receive enough votes to achieve the 80% threshold necessary to amend the Restated Certificate of Incorporation.

If our shareholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Declassification Amendment, which will become effective upon filing and effectiveness. The Declassification Amendment does not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. The Board also intends to approve conforming amendments to our Bylaws, contingent upon shareholder approval of the Declassification Amendment.

If our shareholders approve the proposed Declassification Amendment, the Supermajority Elimination Amendment described in Proposal 5 and the Board Size Amendment described in Proposal 6, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Declassification Amendment, the Supermajority Elimination Amendment and the Board Size Amendment, as set forth in Appendix V to this Proxy Statement, which will become effective upon filing and effectiveness.

Proposal 5. Amend the Certificate of Incorporation to Eliminate Supermajority Provisions

✓	The Board of Directors recommends you vote FOR this proposal to eliminate the supermajority provisions in our Restated Certificate of Incorporation.

Our Restated Certificate of Incorporation contains “supermajority voting provisions” requiring the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote to amend certain sections of the Restated Certificate of Incorporation, including the sections relating to amendments to the Restated Certificate of Incorporation.

The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Restated Certificate of Incorporation and determined that it is in the best interests of the Company and its shareholders to amend our Restated Certificate of Incorporation to eliminate the supermajority voting provisions (the “Supermajority Elimination Amendment”). The Board recommends that shareholders approve the Supermajority Elimination Amendment, which is attached to this Proxy Statement as Appendix III.

The description in this proposal of the Supermajority Elimination Amendment to eliminate the supermajority provisions in the Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the Supermajority Elimination Amendment.

The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote is required to approve this proposal.

The Board recommended a similar proposal at our 2021 and 2022 annual meetings of shareholders. While those proposals received the support of a majority of the votes cast, they did not receive enough votes to achieve the 80% threshold necessary to amend the Restated Certificate of Incorporation.

If our shareholders approve the proposed Supermajority Elimination Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Supermajority Elimination Amendment, which will become effective upon filing and effectiveness.

If our shareholders approve the proposed Supermajority Elimination Amendment, the Declassification Amendment described in Proposal 4 and the Board Size Amendment described in Proposal 6, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Supermajority Elimination Amendment, the Declassification Amendment and the Board Size Amendment, as set forth in Appendix V to this Proxy Statement, which will become effective upon filing and effectiveness.

72	Marathon Petroleum Corporation

MANAGEMENT PROPOSALS

Proposal 6. Amend the Certificate of Incorporation to Increase the Maximum Size of the Board of Directors

✓	The Board of Directors recommends you vote FOR this proposal to amend our Restated Certificate of Incorporation to increase the maximum number of directors that may serve on the Board.

Our Restated Certificate of Incorporation currently provides that our Board of Directors will consist of not less than three or more than 12 directors, the exact number of directors to be determined from time to time by the affirmative vote of a majority of the Board. The Board believes that increasing the maximum number of Board seats will provide the Board with greater flexibility in order to add new qualified directors to the Board when a strong candidate is identified, while retaining the benefits of the skills, qualifications, experience, diversity and institutional knowledge of the Company possessed by the current directors. Accordingly, the Board has determined that it is in the best interests of the Company and its shareholders to amend our Restated Certificate of Incorporation to increase the maximum size of the Board from 12 directors to 15 directors (the “Board Size Amendment”). The Board recommends that shareholders approve the Board Size Amendment, which is attached to this Proxy Statement as Appendix IV.

The description in this proposal of the Board Size Amendment is qualified in its entirety by reference to the text of the Board Size Amendment.

The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote is required to approve this proposal.

If our shareholders approve the proposed Board Size Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Board Size Amendment, which will become effective upon filing and effectiveness. The immediate effect of the Board Size Amendment would be to increase the maximum number of Board seats. The number of directors currently serving on the Board would not immediately change, but the Board would have the flexibility to add a new director to the Board in the event that a strong candidate is identified.

If our shareholders approve the proposed Board Size Amendment, the Declassification Amendment described in Proposal 4 and the Supermajority Elimination Amendment described in Proposal 5, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Board Size Amendment, the Declassification Amendment and the Supermajority Elimination Amendment, as set forth in Appendix V to this Proxy Statement, which will become effective upon filing and effectiveness.

2023 Proxy Statement	73

SHAREHOLDER PROPOSALS

We have been notified that four MPC shareholders each intend to present a proposal for consideration at the Annual Meeting. The shareholders making these proposals have submitted the proposals and supporting statements set forth below, and we are presenting the proposals and the supporting statements as they were submitted to us. While we may take issue with certain of the statements contained in the proposals and the supporting statements, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. Each shareholder proponent has indicated that it holds the requisite number of MPC securities in accordance with Rule 14a-8 requirements. The names of co-filing proponents, if any, and address and stock ownership of all proponents will be furnished by MPC’s Corporate Secretary to any person, orally or in writing as requested, promptly upon receipt of any such request.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the proposals will be required for approval of the proposals. Abstentions and broker non-votes will be counted as represented and entitled to vote and will thus have the same effect as votes against the proposal. The shareholder proposals will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponents.

Proposal 7. Shareholder Proposal Seeking a Simple Majority Vote

✗	The Board of Directors recommends you vote AGAINST the following proposal.

John Chevedden has notified MPC that he intends to present the following proposal at the Annual Meeting.

Shareholder Proposal and Supporting Statement

Proposal 7 – Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against such proposals, or a simple majority in compliance with applicable laws.

If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes any existing supermajority vote requirement that results from default to state law and can be subject to replacement. This proposal topic is important because it was approved by 99% of Marathon Petroleum voting shares in 2022.

This 2023 proposal includes that the Board take all the steps necessary at its discretion to help ensure that the topic of this proposal is approved by the requirement of 80% of all outstanding shares including a commitment to hire a proxy solicitor to conduct an intensive campaign, a commitment to adjourn the annual meeting to obtain the votes required if necessary and to take a 2-year process to adopt this proposal topic if applicable. This proposal does not restrict the Board from using a means to obtain the necessary vote that is not mentioned in this proposal.

For instance PPG Industries, Inc. (PPG) adjourned its annual meeting for weeks to obtain the necessary votes on this proposal topic in 2022 and Raytheon Technologies Corporation (RTX) announced a 2-year process to obtain shareholder approval of this proposal topic in its 2022 proxy.

This proposal includes that the Board make an EDGAR filing approximately 10-days before the annual meeting urging shareholder to vote in favor and explaining all the efforts the board has taken or will take to obtain the necessary vote and all the available efforts that the Board has not taken with an explanation for each available effort not taken.

It is important to make an all-out effort now to obtain shareholder approval of this proposal topic in preference to the expense of conducting sham failed votes on this proposal topic every year into the foreseeable future.

74	Marathon Petroleum Corporation

SHAREHOLDER PROPOSALS

Extraordinary measures need to be taken to adopt this proposal topic due to the dead hand of our undemocratic governance provisions that require an 80% approval from all MPC shares outstanding – given the reality that only 70% of MPC shares typically vote at the annual meeting.

Please vote yes:
Simple Majority Vote – Proposal 7

Board of Directors’ Response to Proposal 7

The Board has carefully considered this proposal and recommends you vote AGAINST it.

The Board agrees with the proponent that eliminating the supermajority provisions in our Restated Certificate of Incorporation would be in shareholders’ best interests. That is why we asked shareholders in 2021 and 2022 to approve a binding amendment to our Restated Certificate of Incorporation that would eliminate the supermajority provisions. And, that is why, at the 2023 Annual Meeting, we are again asking shareholders to approve a binding amendment to our Restated Certificate of Incorporation that would eliminate the supermajority provisions. See Proposal 5 on page 72 for more information about the Supermajority Elimination Amendment and why the Board recommends that shareholders approve it.

Shareholders have overwhelmingly supported the Board’s proposals to eliminate the supermajority provisions but such support has not yet reached the threshold of 80% of our outstanding shares necessary to amend the Restated Certificate of Incorporation.

While the Board agrees with the proponent’s ultimate goal of eliminating the supermajority provisions, please note the following:

•This proposal asks that we “hire a proxy solicitor to conduct an intensive campaign.” We have in fact engaged proxy solicitors to assist in achieving passage of the Board’s prior proposals to eliminate the supermajority provisions in our Restated Certificate of Incorporation and will do so again for the 2023 Annual Meeting. In fact, in 2020 we engaged two proxy solicitors and pursued several means of urging shareholders to support the Board’s proposal.

•This proposal asks that we commit “to adjourn the annual meeting to obtain the vote required if necessary,” citing PPG Industries, Inc.’s 2022 annual meeting adjournment as a successful example of this approach. We, too, took note of PPG’s success. PPG took the step to adjourn its meeting when the threshold for passage was within reach. The MPC Board will determine at the time of the 2023 Annual Meeting whether adjournment is a helpful tool to secure passage.

•Finally, this proposal suggests that we follow the “2-year process” announced by Raytheon Technologies Corporation in 2022. This approach is inapplicable to our Company. Raytheon’s Certificate of Incorporation in effect at the time included a provision allowing the supermajority provisions to be amended by a majority of its outstanding shares if the amendment was first approved by a majority of disinterested directors. Article Eight of our Restated Certificate of Incorporation, however, specifically states that the affirmative vote of 80% of the Company’s outstanding shares is required to amend the supermajority provisions, regardless of whether the Board has first approved the amendment.

Given that Board Proposal 5 seeks elimination of the supermajority provisions in our Restated Certificate of Incorporation, the Board believes this proposal is unnecessary and recommends you vote AGAINST it.

2023 Proxy Statement	75

SHAREHOLDER PROPOSALS

Proposal 8. Shareholder Proposal Seeking an Amendment to Existing Clawback Provisions

✗	The Board of Directors recommends you vote AGAINST the following proposal.

United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union has notified MPC that it intends to present the following proposal at the Annual Meeting.

Shareholder Proposal and Supporting Statement

Resolved, shareholders of Marathon Petroleum Corporation (the “Company”) urge the Board of Directors’ Compensation and Organization Development Committee to amend the company’s recoupment/clawback policy to add that the Committee will review and determine whether to seek recoupment of long-term incentive and short-term incentive compensation paid, granted or awarded to an executive officer if, in the Committee’s judgment, (a) an executive officer engaged in conduct that resulted in a violation of law or MPC policy, and that caused financial or reputational harm to the Company, or (b) an executive officer failed in their responsibility to manage conduct or risks, and such failure contributed to financial or reputational harm to the Company, with MPC to disclose to shareholders the circumstances of any recoupment or decision not to pursue recoupment in those situations.

“Recoupment” includes: recovery of compensation already paid and forfeiture, recapture, reduction or cancellation of future amounts awarded or granted over which MPC retains control. This policy should operate prospectively and be implemented so as not to violate any contract, compensation plan, law or regulation

Supporting Statement

We believe that compensation policies should promote sustainable value creation.

We understand that the Company currently has in place a mechanism that imposes clawback provisions on both long-term incentive and short-term incentive awards. MPC’s existing policy allows clawback from an executive officer if, in the event of a material accounting restatement, the executive office is determined to knowingly engage in misconduct, be grossly negligent with respect to misconduct, knowingly failed or was grossly negligent in failing to prevent misconduct, or engage in misconduct materially harmful to the company.

Our view is that the existing clawback triggers are too limited in its assessment of executive conduct and the implications for long-term shareholder value. Recoupment can be an important remedy for conduct that may affect financial results or harm MPC’s reputation and prospects, but does not involve a financial restatement.

The rationale for an expanded policy is illustrated by the reputational and financial risks associated with its $86 million settlement regarding the 2016 fire at the Galveston Bay refinery.[1]

Adopting this policy would help establish a culture of not only compliance but also sustainable value creation while demonstrating the Company’s commitment to accountability to shareholders.

We urge you to vote FOR this proposal.

[1] https://www.reuters.com/article/us-marathon-pete-settlement-fire/marathon-petroleum-to-pay-86-million-to-settle-texas-fire-lawsuits-idUSKBN1AJ1N1

Board of Directors’ Response to Proposal 8

The Board has carefully considered this proposal and recommends you vote AGAINST it.

MPC already has in place an executive compensation clawback/recoupment policy that the Board and the Compensation and Organization Development Committee believe is appropriate and effective and that aligns the interests of our executive officers and shareholders (“MPC’s Clawback Policy”). Additionally, the SEC has recently finalized a rule on clawbacks (the “SEC Clawback Rule”). The proponent seeks yet a third version of clawback.

As discussed under “Executive Compensation—Compensation Governance—Clawback/Recoupment Policy” on page 49 of this Proxy Statement, our annual cash bonus and long-term incentive programs provide for recoupment

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in the case of certain forfeiture events. The Compensation and Organization Development Committee implemented the MPC Clawback Policy based upon a review of market practice, has reevaluated it with the guidance of its independent compensation consultant, and continues to believe it effectively addresses senior executive conduct.

Specifically, MPC’s Clawback Policy allows the Compensation and Organization Development Committee to seek recovery or forfeiture of incentive compensation from a current or former executive officer in the event of a material accounting restatement resulting from misconduct if the Committee determines such officer knowingly engaged in misconduct; was grossly negligent with respect to misconduct; knowingly failed or was grossly negligent in failing to prevent misconduct; or engaged in fraud, embezzlement or other similar misconduct materially harmful to our Company. The Committee may seek recoupment of the portion of such officer’s annual cash bonus that would not have been earned had performance been measured on the basis of the restated results. Payments made in settlement of performance units may be recouped if the forfeiture event occurred while the executive officer was employed, or within three years after termination of employment. In addition, the executive’s unexercised and unvested equity awards would be subject to immediate forfeiture.

Further, the newly-finalized SEC Clawback Rule requires securities exchanges, including the NYSE on which we are listed, to implement listing standards within the next year that will require us to adopt a clawback policy meeting certain additional requirements. At the same time, MPC’s Clawback Policy is broader than the SEC Clawback Rule in several important ways. For example, MPC’s Clawback Policy:

•Applies to a broader set of officers than the SEC Clawback Rule;
•Permits recovery of time-based awards, such as RSUs, whereas the SEC Clawback Rule excludes time-based compensation;
•Applies to both financial and non-financial metrics, whereas the SEC Clawback Rule applies only to financial metrics; and
•Permits recovery of compensation in the event of the executive’s participation in fraud, embezzlement or other similar misconduct materially detrimental to the Company, whereas the SEC Clawback Rule does not cover these circumstances.

Following effectiveness of the new listing rules, we plan to adopt a new policy that meets all of the new requirements as well as retains these broader features of our current policy.

In terms of this proposal, the reputational risks described therein are already effectively managed by our current practices. As described under “Corporate Governance—Key Areas of Board Oversight—Oversight of Risk Management” on page 23 of this Proxy Statement, the Board is responsible for overseeing our enterprise risk management process, which includes oversight of matters that may present material risk to our reputation, among other things. Further, we have implemented compliance policies that extend throughout our organization, such as our Code of Business Conduct, which defines our expectations for ethical decision-making, accountability and responsibility. Our Code of Ethics for Senior Financial Officers, which is specifically applicable to our CEO, CFO, Controller, Treasurer and other leaders performing similar roles, requires these officers to, among other things, act with honesty and integrity; proactively promote ethical and honest behavior; comply with applicable laws, rules and regulations; and provide full, fair, accurate, timely and understandable disclosure in SEC reports and other public communications.

The disclosure requirement described in the proposal is unnecessary as existing SEC rules already require us to disclose in our proxy statement when compensation has been recouped, and the amount recouped, from our named executive officers, as well as the reasons for the recoupment and how we determined the amount to be recovered. Moreover, the SEC Clawback Rule requires additional detailed disclosure in our proxy statement of certain actions to recover compensation or the reasons for any determination not to pursue recovery.

The Compensation and Organization Development Committee’s ability to exercise discretion under MPC’s Clawback Policy helps ensure that any such recoupment would be in the best interests of the Company and our shareholders, while avoiding the proposal’s vague and imprecise standards. The Committee believes that our current compensation structure strikes the right balance to motivate executive officers to drive long-term profitable and sustainable growth, while discouraging illegal or unethical conduct through our recoupment provisions and other means. Accordingly, the Board does not believe this proposal is in the best interests of MPC or its shareholders and recommends you vote AGAINST it.

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SHAREHOLDER PROPOSALS

Proposal 9. Shareholder Proposal Seeking a Report on Just Transition

✗	The Board of Directors recommends you vote AGAINST the following proposal.

The International Brotherhood of Teamsters General Fund has notified MPC that it intends to present the following proposal at the Annual Meeting.

Shareholder Proposal and Supporting Statement

Resolved: Shareholders request that the Board of Directors prepare a report disclosing how Marathon Petroleum Corp. (“Marathon”), is addressing the impact of its climate change strategy on key stakeholders, including but not limited to the communities its serves and workers, consistent with the “Just Transition” guidelines of the International Labor Organization (“ILO”). The report should be prepared at reasonable cost, omit proprietary information, and be made available to investors.

Supporting Statement: At the 2021 UN Climate Change Conference, the United States and other governments agreed to the Just Transition Declaration. (https://ukcop26.org/supporting-the-conditions-for-a-just-transition-internationally/.)

That Declaration notes the 2015 Paris Agreement underscored the “close links between climate action, sustainable development, and a just transition,” including “the imperatives of a just transition of the workforce and the creation of decent work and quality jobs.” The Declaration cites the ILO’s 2015 Guidelines For a Just Transition as “establish[ing] a global understanding” of a “just transition” as a process towards "an environmentally sustainable economy,” which “needs to be well managed and contribute to the goals of decent work for all, social inclusion and the eradication of poverty.” (https://www.ilo.org/wcmsp5/groups/public/---ed_emp/---emp_ent/_documents/publication/wcms_432859.pdf.)

Guiding Principle E specifies a just transition involves “anticipating impacts on employment, adequate and sustainable social protection for job losses and displacement, skills development and social dialogue, including the effective exercise of the right to organize and bargain collectively.” (https://www.ilo.org/wcmsp5/groups/public/---ed_emp/---emp_ent/_documents/publication/wcms_432859.pdf.) Critically, the success of this Declaration and the Paris Agreement depend not just on government policies, but also, as the ILO states, on the “pivotal role of employers,” particularly in carbon intensive sectors.

Investors increasingly acknowledge the value of a just transition for mitigating material financial risk and providing greater market certainty in the transition to a low-carbon economy. 161 investors representing $10 trillion in assets signed the UN PRI’s “Statement of Investor Commitment to Support a Just Transition on Climate Change,” contending “the responsible management of workforce and community dimensions of climate change are increasingly material drivers for value creation.” (https://www.unpri.org/download?ac=10382.)

Following receipt of this proposal ahead of last year’s shareholder meeting, Marathon published Creating Shared Value Through a Just and Responsible Transition. (https://www.marathonpetroleum.com/content/documents/Responsibility/JustTransitionReport.pdf.) Unfortunately, this report offers no meaningful metrics for investors to measure the success of Marathon’s strategy or map against the Company’s climate scenario analysis and goals.

Rather, we recommend the report include:

–A set of measurable, time-bound indicators, such as those recommended by the World Benchmarking Alliance Just Transition methodology and progress against such indicators (e.g., https://www.worldbenchmarkingalliance.org/research/assessing-a-just-transition-measuring-the-decarbonisation-and-energy-transformation-that-leaves-no-one-behind/);

–Progress to date for achieving those goals for a Just Transition;

–Consistency of the Company’s Just Transition plan with best practices; and,

–Disclosure of the Company’s stakeholder engagement process and participants.

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Board of Directors’ Response to Proposal 9

The Board has carefully considered this proposal and recommends you vote AGAINST it.

MPC has already published a report, Creating Shared Value Through A Just and Responsible Transition, available at www.marathonpetroleum.com/Sustainability/ (the “Just Transition Report”), that addresses the specific disclosures requested by this proposal. Our Just Transition Report was the first just transition report to be published by a company in the oil and gas sector and one of the few to be published across any sector.

The proponent submitted a substantially similar proposal in connection with MPC’s 2022 annual meeting, requesting a report on how MPC is responding to the social impact of our climate change strategy on workers and communities, consistent with the just transition guidelines of the International Labour Organization (“ILO Guidelines”). Our management and subject matter experts met with the proponent in early 2022 to discuss the topic of a just transition report and published our Just Transition Report in March 2022. This report frames MPC’s ongoing commitments and actions, particularly our engagement and collaboration with employees and communities, to address the potential social impacts of our business as the energy transition progresses. The report is consistent with the ILO Guidelines and is informed by the metrics – including acknowledgment, commitment, engagement and action – in a new just transition indicator published by Climate Action 100+.

In addition to addressing the specific disclosures requested by the proponent in 2022, the Just Transition Report also addresses the new items suggested by the proponent’s current iteration of the proposal, including “a set of measurable, time-bound indicators, such as those recommended by the World Benchmarking Alliance Just Transition methodology and progress against such indicators.” We publish annual Sustainability and Climate-Related Scenarios reports each summer and intend to provide updates in those publications as appropriate regarding both our progress on our just transition commitments at our Martinez refinery conversion and our perspectives on just transition in the context of our climate scenarios.

The Just Transition Report, together with the other extensive disclosures, policies and reports available on our website, including our annual Sustainability and Climate-Related Scenarios reports, discloses information on MPC’s progress against each World Benchmarking Alliance Just Transition Indicator. In fact, the World Benchmarking Alliance has specifically cited MPC as “an example when it comes to addressing the impact of the low-carbon transition on workers’ social protection.”[1] As the extensive disclosures provided by the Just Transition Report and MPC’s other reports, policies and publications already provide the information sought by this proposal, the Board does not believe that this proposal is in the best interests of MPC or its shareholders and recommends you vote AGAINST it.

[1] World Benchmarking Alliance, Just Transition Assessment 2021, https://assets.worldbenchmarkingalliance.org/app/uploads/2021/11/2021_JustTransitionAssessment.pdf, at p. 28.

2023 Proxy Statement	79

SHAREHOLDER PROPOSALS

Proposal 10. Shareholder Proposal Seeking an Audited Report on Asset Retirement Obligations

✗	The Board of Directors recommends you vote AGAINST the following proposal.

State of New Jersey Common Pension Fund D has notified MPC that it intends to present the following proposal at the Annual Meeting.

Shareholder Proposal and Supporting Statement

Oil and gas companies are legally required to decommission certain long-lived tangible assets at the end of their useful life. The obligations associated with doing so are recognized as Asset Retirement Obligations (AROs) by the Financial Accounting Standards Board. The demand for refined products, such as gasoline, is anticipated to decline as alternative sources of energy become more widely adopted, whether because of consumer demand, government directives or other forces. As a result, the time to decommission refineries is anticipated to come due sooner than originally expected when the refineries began operating. Yet, investors have little insight into the associated costs of such decommissioning.

AROs are important accounting estimates, yet useful detail on midstream and downstream AROs is not included in the company’s financial reports due to uncertainty about the timing of decommissioning. According to the company’s most recent annual report, it owns 13 refineries, the majority of which are linked to the processing of high carbon products. The company has disclosed information in its most recent annual report about its recognized short and long term AROs. However, in respect of the unrecognized AROs, the company states that “[a]sset retirement obligations have not been recognized for some assets because the fair value cannot be reasonably estimated since the settlement dates of the obligations are indeterminate.”

Rising climate transition risks and responsive corporate climate strategies make it reasonably possible that near-term changes in legal or economic conditions could materially accelerate the realization of these obligations. If companies choose not to recognize the fair value of AROs on grounds that assets have indeterminate lives, it is imperative that they disclose the undiscounted costs associated with these material obligations. Absent this information, investors cannot assess the true risk-adjusted value of their investment nor how to deploy capital effectively.

Resolved: Shareholders request Marathon Petroleum Corporation’s Board of Directors issue an audited report to shareholders that contains the undiscounted expected costs to settle obligations for AROs with indeterminate settlement dates. The Board should obtain and ensure publication of the report by February 2024 at reasonable cost and omitting proprietary information. To allow maximum flexibility, nothing in this resolution shall serve to micromanage the company by seeking to impose methods for implementing complex policies in place of the ongoing judgment of management as overseen by its Board of Directors.

Supporting Statement: In the Board and management’s reasonable discretion, we recommend such report also include: (1) a range of potential settlement dates based on each asset’s estimated economic life, (2) probabilities associated with the potential settlement dates, with due consideration given to the potential impact of the energy transition away from fossil fuels, and (3) whether, based on known information, it is reasonably possible that these assumptions and estimates will change in the near term.

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Board of Directors’ Response to Proposal 10

The Board has carefully considered this proposal and recommends you vote AGAINST it.

This proposal seeks an audited report that would require MPC to implement specific accounting judgments and conclusions that are contrary to the accounting judgments and conclusions our management and independent auditors have determined to be in accordance with U.S. Generally Accepted Accounting Principles (“US GAAP”) and consistent with industry practice.

MPC’s disclosure of asset retirement obligations (“AROs”) is consistent with, and required by, proper application of US GAAP, as set forth in Accounting Standards Codification Topic 410, “Asset Retirement and Environmental Obligations.” We have reached these accounting judgments and conclusions, which are subject to audit by our independent auditors, based upon management’s experience and deep knowledge of the use, complexity, resilience, location, integration, cost structure, margin capture and maintenance of our assets, among a variety of other factors relevant to accounting for AROs. The audited report requested by the proponent would require that our management and our independent auditors disregard industry practice, management expertise and our past and current accounting and investment practices, and instead implement an alternate accounting standard advocated by the proponent that our management and independent auditors have determined would be contrary to US GAAP in the context of the specific facts and circumstances applicable to us.

As explained in our Annual Report on Form 10-K for the year ended December 31, 2022, AROs “have not been recognized for some assets because the fair value cannot be reasonably estimated since the settlement dates of the obligations are indeterminate. Such obligations will be recognized in the period when sufficient information becomes available to estimate a range of potential settlement dates.” Because sufficient information does not exist to reasonably estimate the fair value of AROs with indeterminate settlement dates, any such estimates would necessarily be based upon undue speculation and thus not accurate or meaningful to shareholders.

Our annual Perspectives on Climate-Related Scenarios report, available on our website at www.marathonpetroleum.com/Sustainability/, supports management’s accounting conclusions regarding the indeterminate nature of our AROs. This report, which is modeled on the disclosures recommended by the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (TCFD), provides a detailed look at our climate-related risk management, scenario analysis, asset optimization and portfolio management.

Because the audited report sought by this proposal would require us to implement accounting judgments and conclusions that are contrary to US GAAP, MPC’s audited financial statements and industry practice, the Board believes this report would not be meaningful to shareholders and could result in misinformation. Accordingly, the Board does not believe that this proposal is in the best interests of MPC or its shareholders and recommends that you vote AGAINST it.

2023 Proxy Statement	81

OTHER INFORMATION

Stock Ownership Information

Security Ownership of Management

The following table shows the number of shares of MPC common stock and MPLX common units beneficially owned as of February 1, 2023, by each director, director nominee and NEO, and by all current directors and executive officers as a group. The address for each person is c/o Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840. Unless otherwise indicated, to our knowledge, each person or member of the group shown has sole voting and investment power with respect to the securities shown, and none of the shares or units shown is pledged as security. As of February 1, 2023, there were 448,884,548 shares of MPC common stock outstanding and 1,001,043,931 MPLX common units outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Total Outstanding (%)
	MPC Common Stock	MPLX Common Units	MPC	MPLX

Current Non-Executive Directors
Abdulaziz F. Alkhayyal	20,146	5,402	*	*
Evan Bayh	63,820	38,997	*	*
Charles E. Bunch	31,215	17,724	*	*
Jonathan Z. Cohen	11,091	3,015	*	*
Edward G. Galante	20,971	8,166	*	*
Kim K.W. Rucker	40,950	20,196	*	*
Frank M. Semple	9,679	528,893	*	*
J. Michael Stice	19,000	32,562	*	*
John P. Surma	62,720	61,119	*	*
Susan Tomasky	25,228	3,984	*	*
Toni Townes-Whitley	—	—	*	*
Named Executive Officers
Michael J. Hennigan	245,156	267,233	*	*
Maryann T. Mannen	85,643	53,858	*	*
Suzanne Gagle	165,254	60,011	*	*
Timothy J. Aydt	23,719	34,487	*	*
Gregory S. Floerke	36,594	80,690	*	*
Raymond L. Brooks	44,268	70,036	*	*
All Current Directors and Current Executive Officers as a Group (18 individuals)
	899,230	1,230,939	*	*
* Less than 1% of common shares or common units outstanding, as applicable.

MPC Common Stock beneficial ownership amounts include:

●	Restricted stock unit awards that vest upon the director’s retirement from service on the Board as follows: Mr. Alkhayyal, 20,146; Mr. Bayh, 52,720; Mr. Bunch, 24,600; Mr. Cohen, 11,091; Mr. Galante, 14,558; Ms. Rucker, 14,558; Mr. Semple, 9,679; Mr. Stice, 19,000; Mr. Surma, 52,720; Ms. Tomasky, 14,558.

●	Shares of common stock indirectly beneficially held in trust as follows: Mr. Surma, 10,000.

●	All stock options exercisable within 60 days of February 1, 2023, as follows: Ms. Gagle, 120,040; Mr. Aydt, 4,913; Mr. Floerke, 8,189; all other executive officers, 12,781.

●
Restricted stock unit awards that may be forfeited under certain conditions as follows: Mr. Hennigan, 156,663; Ms. Mannen, 47,401; Ms. Gagle, 13,849; Mr. Aydt, 6,936; Mr. Floerke, 7,115; Mr. Brooks, 15,777; all other executive officers, 11,655.

●
For Mr. Brooks, who ceased employment with us effective September 23, 2022, amounts reported above reflect beneficial ownership of common stock based on information last known or reasonably available to us.

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OTHER INFORMATION

MPLX Common Unit beneficial ownership amounts include:

●	Phantom unit awards that settle in common units upon a director’s retirement from service on the Board as follows: Mr. Alkhayyal, 5,402; Mr. Bayh, 7,997; Mr. Bunch, 6,294; Mr. Cohen, 3,015; Mr. Galante, 3,984; Ms. Rucker, 3,984; Mr. Semple, 35,599; Mr. Stice, 31,862; Mr. Surma, 53,619; Ms. Tomasky, 3,984.

●	Common units indirectly beneficially held in trust as follows: Mr. Semple, 444,517; Mr. Stice, 700.

●
Phantom unit awards that may be forfeited under certain conditions as follows: Mr. Hennigan, 138,863; Ms. Mannen, 47,162; Ms. Gagle, 29,312; Mr. Aydt, 15,088; Mr. Floerke, 51,598; Mr. Brooks, 35,241; all other executive officers, 3,059.

●
For Mr. Brooks, who ceased employment with us effective September 23, 2022, amounts reported above reflect beneficial ownership of common units based on information last known or reasonably available to us.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to each shareholder of whom we are aware that, based on filings with the SEC, beneficially owned 5% or more of the outstanding shares of our common stock as of December 31, 2022.

	Amount and Nature of Beneficial Ownership		Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Name and Address of Beneficial Owner	Number of Shares	Percent of Class

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	43,891,083	9.8%	—	695,982	41,888,893	2,002,190
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	43,461,422	9.7%	40,067,636	—	43,461,422	—
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	32,583,077	7.3%	—	30,082,814	—	32,557,724

Percent of Class is based on 448,884,548 MPC shares outstanding as of February 1, 2023.

The Vanguard Group. Amounts are derived from Schedule 13G/A filed with the SEC on February 9, 2023.

BlackRock, Inc. Amounts are derived from Schedule 13G/A filed with the SEC on January 24, 2023.

State Street Corporation. Amounts are derived from Schedule 13G/A filed with the SEC on February 3, 2023.

2023 Proxy Statement	83

OTHER INFORMATION

Related Party Transactions

Policy and Procedures with Respect to Related Person Transactions

The Board has adopted a Related Person Transactions Policy to establish procedures for the notification, review, approval, ratification and disclosure of related person transactions. Our intent is to enter into or ratify a related person transaction only when the Board, acting through the Corporate Governance and Nominating Committee, determines that the transaction is in the best interests of our shareholders and us.

The Related Person Transactions Policy is available under the “Investors” tab of our website by selecting “Corporate Governance.” The material features of the policy are:

✓
Annually, and at other times as circumstances require, directors, director nominees and executive officers must submit updated information sufficient for the Corporate Governance and Nominating Committee to identify the existence of and evaluate possible related person transactions not previously approved or ratified. Known transactions with beneficial owners of 5% or more of our common stock are also assessed.

✓
Any related person transaction that has not been previously approved or ratified must be submitted to the Corporate Governance and Nominating Committee, which considers whether ratification, amendment or termination of the transaction is in the best interests of our shareholders and us.

✓
We may not hire any immediate family member of a director or executive officer unless approved by the Corporate Governance and Nominating Committee. If an employee’s immediate family member becomes our director or executive officer, no material change in that employee’s terms of employment, including compensation, may be made without the Committee’s prior approval.

Directors, Officers and Immediate Family Members

We entered into an aircraft time sharing agreement with Mr. Hennigan, effective January 1, 2021, pursuant to which Mr. Hennigan may elect to use Company aircraft for personal use from time to time on a time sharing basis. Mr. Hennigan will pay us for such use of the aircraft pursuant to the terms of the agreement. The transaction was approved by the Corporate Governance and Nominating Committee and will be reviewed on an annual basis consistent with our Related Person Transactions Policy described above. A copy of the aircraft time sharing agreement was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020.

Two sons of Mr. Aydt, our Executive Vice President, Refining, are employed by subsidiaries of the Company in non-executive roles. Nate Aydt, an Advanced Trader in the Clean Products organization, has been employed with us for nine years, predating Mr. Aydt’s appointment as an executive officer. His aggregate compensation received from us in 2022 was $127,425. Justin Aydt, a Senior Materials Management Advisor in the Supply Chain organization, has been employed with us for 13 years, predating Mr. Aydt’s appointment as an executive officer. His aggregate compensation received from us in 2022 was $130,146. Compensation for each individual was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Mr. Aydt.

Relationship with MPLX

As of December 31, 2022, we owned through our affiliates approximately 65% of MPLX’s outstanding common units. We also own through our affiliates 100% of MPLX GP, which in turn owns the non-economic general partner interest in MPLX. MPLX GP manages MPLX’s operations and activities through its officers and directors. In addition, various of our officers and directors also serve as officers and/or directors of MPLX. Accordingly, we view transactions between MPLX and us as related party transactions and have provided the following disclosures with respect to such transactions during 2022. Unless the context otherwise requires, references in the following discussion to “we” or “us” refer to our affiliates and us.

Distributions
Pursuant to its partnership agreement, MPLX makes cash distributions to its unitholders, including us as the indirect holder of MPLX common units. During 2022, MPLX distributed to us $1,871 million with respect to the common units.

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OTHER INFORMATION

Reimbursements
Under its partnership agreement, MPLX reimburses MPLX GP and its affiliates, including us, for all costs and expenses incurred on MPLX’s behalf. The amount reimbursed by MPLX in 2022 was $2 million.

Transactions and Commercial and Other Agreements with MPLX
During 2022, pursuant to the agreements described below, we paid MPLX $3,753 million for services, $38 million for management services and $1,225 million for rent expenses; received $1,723 million in reimbursements for services provided and costs and expenses incurred on behalf of MPLX and for products sold to MPLX; and purchased $198 million of certain products from MPLX.

LONG-TERM, FEE-BASED COMMERCIAL AGREEMENTS	MPLX provides transportation, gathering, terminal, storage, distribution and marketing services to us, and we provide MPLX with minimum quarterly throughput volumes on crude oil and refined products systems, and minimum storage volumes of crude oil and refined products. We also pay a fixed fee for 100% of available capacity for boats, barges and third-party chartered equipment under the marine transportation service agreement.

OPERATING SERVICE AGREEMENTS	MPLX operates various pipelines owned by us, and we pay MPLX or its subsidiaries an operating fee for operating the assets and reimburse MPLX for all associated direct and indirect costs. Most of these agreements are indexed for inflation.

MARINE MANAGEMENT SERVICES AGREEMENT	We pay an MPLX subsidiary a fixed annual fee for providing oversight and management services for our marine business. This fee is adjusted annually for inflation and any changes in the scope of the management services provided.

OMNIBUS AGREEMENTS	MPLX pays us a fixed annual fee for executive management services and general and administrative services, as well as any associated out-of-pocket costs and expenses. We have agreed to indemnify MPLX for certain matters, including environmental, title and tax matters.

EMPLOYEE SERVICES AGREEMENTS	MPLX reimburses us for employee benefit expenses and costs incurred for certain operational and management services.

GROUND LEASE AGREEMENTS	Certain of MPLX’s facilities are located on properties owned by our refineries. MPLX pays us monthly fixed fees under these ground leases, which are subject to various terms.

KEEP WHOLE COMMODITY AGREEMENT	We pay MPLX a processing fee for natural gas liquids related to keep-whole agreements and deliver shrink gas to the producers on MPLX’s behalf. MPLX pays us a marketing fee in exchange for assuming the commodity risk.

Loan Agreement
One of our wholly owned subsidiaries is party to a loan agreement with MPLX. Under the terms of the agreement, we extend loans to MPLX on a revolving basis, as requested by MPLX and as agreed to by us, up to a maximum borrowing capacity of $1.5 billion in aggregate principal amount of loans at any time outstanding. The loan agreement is scheduled to expire, and borrowings under the loan agreement are scheduled to mature and become due and payable, on July 31, 2024, provided that we may demand payment of all or any portion of the principal amount of any loans outstanding, together with all accrued and unpaid interest and other amounts (if any) payable under the agreement, at any time prior to the maturity date. Prior to January 1, 2023, borrowings under the loan agreement bore interest at the one-month LIBOR rate plus 1.25%, or such lower premium then applicable under MPLX’s revolving credit facility. The loan agreement was amended effective January 1, 2023, to change the applicable interest rate to the one-month SOFR rate adjusted upward by 0.10% plus 1.25%, or such lower rate then applicable under MPLX’s revolving credit facility. During 2022, MPLX borrowed $2,989 million and repaid $4,439 million, resulting in an outstanding balance of $0 at December 31, 2022. Borrowings bore interest at an average rate of 1.497%.

2023 Proxy Statement	85

FAQs About Voting and the Annual Meeting

Q.	When and where is the Annual Meeting?

A.	The 2023 Annual Meeting of Shareholders will be held on Wednesday, April 26, 2023, beginning at 10 a.m. EDT online at www.virtualshareholdermeeting.com/MPC2023.

Q.	What am I voting on and how does the Board recommend that I vote?

A.	The following table summarizes each proposal, the Board’s voting recommendation for each proposal and the vote required for each proposal to pass.

Proposal	Board Recommendation	Page Reference	Voting Standard

Proposal 1. Elect four director nominees to Class III	FOR each nominee	8	Majority of votes cast for each director
Proposal 2. Ratify the independent auditor for 2023	FOR	32	Majority of votes cast
Proposal 3. Approve, on an advisory basis, our named executive officer compensation	FOR	34	Majority of votes cast
Proposal 4. Amend the Certificate of Incorporation to declassify the Board of Directors	FOR	71	80% of outstanding shares entitled to vote
Proposal 5. Amend the Certificate of Incorporation to eliminate the supermajority provisions	FOR	72	80% of outstanding shares entitled to vote
Proposal 6. Amend the Certificate of Incorporation to increase the maximum size of the Board of Directors	FOR	73	80% of outstanding shares entitled to vote
			Majority of shares present
Proposals 7-10. Shareholder proposals	AGAINST	74

Q.	Who is entitled to vote?

A.
You may vote if you held MPC common stock at the close of business on Wednesday, March 1, 2023, which is the record date for our Annual Meeting. On that date, there were 441,625,642 shares of our common stock outstanding and entitled to be voted at the Annual Meeting. Each share is entitled to one vote.

Q.	How do I attend the virtual Annual Meeting?

A.
If you plan to attend the virtual Annual Meeting, you must be a holder of MPC shares as of Wednesday, March 1, 2023. To participate in the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/MPC2023 and enter the 16-digit control number included in your Notice, proxy card or voting instruction form. You may begin to log in to the meeting platform beginning at 9:45 a.m. EDT on April 26, 2023. The meeting will begin promptly at 10 a.m. EDT on April 26, 2023.

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong Wi-Fi connection, and they can hear streaming audio prior to the start of the meeting.

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number shown on the meeting website. Technical support will be available starting at 9:45 a.m. EDT until the end of the meeting.

Q.	How do I ask a question during the virtual Annual Meeting?

A.
The question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/MPC2023.

86	Marathon Petroleum Corporation

FAQS ABOUT VOTING AND THE ANNUAL MEETING

Q.	How do I vote?

A.
Shareholders of record may vote either online during the virtual Annual Meeting or by proxy prior to the Annual Meeting. Whether or not you plan to participate in the virtual Annual Meeting, we encourage you to vote by proxy using one of the following options. If you attend the virtual Annual Meeting and vote during the meeting, that vote will override your proxy vote.

Via the Internet: Follow the instructions in the Notice, proxy card or voting instruction form.	Call Toll-Free: Call the toll-free number on your proxy card or voting instruction form.	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form.

Q.	How do I know whether I am a shareholder of record or a beneficial owner of shares?

A.
If your shares are registered in your name with our transfer agent, Computershare Trust Company N.A., you are a shareholder of record with respect to those shares, and you received the Notice or printed proxy materials directly from us. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are the “beneficial owner” of such shares, and the Notice or printed proxy materials were forwarded to you by that organization. In that circumstance, the organization is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct the organization how to vote the shares held in your account.

Q.	How are votes counted?

A.	Each share counts as one vote.

Q.	May I change or revoke my vote?

A.
If you are a shareholder of record, you may change or revoke your vote before the Annual Meeting by submitting a subsequent proxy card, voting again via telephone or the internet, by written request to our Corporate Secretary prior to the meeting or by attending the virtual Annual Meeting and voting your shares online. Any change or revocation of your vote must be received by the applicable voting deadlines.

If you are a beneficial owner of shares, you must contact your broker or other intermediary with whom you have an account to change or revoke your voting instructions.

Q.	What is the voting requirement to approve each proposal?

A.
Proposal 1. Our Bylaws include a majority vote standard for uncontested director elections. Because the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee is uncontested and thus requires a majority of the votes cast. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome. Any director nominee who does not receive a majority of the votes cast is required by our Bylaws to submit an irrevocable resignation to the Corporate Governance and Nominating Committee of the Board, which will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Board would, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation was rejected, the rationale behind the decision.

Proposal 2 will be approved if it receives the affirmative vote of a majority of the votes cast. Abstentions will not be considered votes “cast” and will have no effect on the outcome. Because the ratification of an independent auditor is a routine matter on which brokers may vote, there will be no broker non-votes with respect to this proposal.

Proposal 3 will be approved if it receives the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome. Although the advisory vote on this proposal is nonbinding, the Board will consider the results of the vote when making executive compensation decisions.

2023 Proxy Statement	87

FAQS ABOUT VOTING AND THE ANNUAL MEETING

Each of Proposals 4 and 5 will be approved if it receives the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Proposal 6 will be approved if it receives the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote. Abstentions will have the same effect as votes against the proposal. Because this proposal is a routine matter on which brokers may vote, there will be no broker non-votes with respect to this proposal.

Each of Proposals 7, 8, 9 and 10 will be approved if it receives the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Q.	What are “broker non-votes?”

A.
The NYSE permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from such customers. The ratification of an independent auditor is an example of a routine matter on which brokers may vote in this manner. Brokers may not vote their customers’ shares on non-routine matters, such as the election of directors or proposals related to executive compensation, unless they have received voting instructions from their customers. Shares held by brokers on behalf of customers who do not provide voting instructions on non-routine matters are “broker non-votes.”

Q.	Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of printed materials?

A.
We provide our proxy materials over the internet. Unless you request a printed copy of the proxy materials, we will send you a Notice explaining how to access the proxy materials over the internet. This allows us to expedite your receipt of proxy materials, conserve natural resources and lower the cost of the meeting. You can request proxy materials in printed form by following the instructions provided in the Notice.

Q.	Will I receive more than one copy of the proxy materials if multiple shareholders share my address?

A.
Unless we have received contrary instructions from one or more of the shareholders sharing your address, we will send only one set of proxy materials to your address. You may request a separate copy of proxy materials be sent to your address by calling (419) 421-3636 or by writing to Marathon Petroleum Corporation, Shareholder Services Office, 539 South Main Street, Findlay, OH 45840. Shareholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single set by calling us at the above number or writing to us at the above address.

Q.	What constitutes a quorum?

A.
Under our Bylaws, a quorum is a majority of the voting power of the outstanding shares of stock entitled to vote. Both abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q.	Will any other matters be presented at the Annual Meeting?

A.
If any matters are presented at the Annual Meeting other than the proposals on the proxy card, the Proxy Committee will vote on them using their best judgment. Your signed proxy card, or internet or telephone vote, provides this authority. Under our Bylaws, notice of any matter (including director nominations outside of our proxy access process) to be presented by a shareholder for a vote at the Annual Meeting must have been received by December 14, 2022, and must have been accompanied by certain information about the shareholder presenting it.

88	Marathon Petroleum Corporation

FAQS ABOUT VOTING AND THE ANNUAL MEETING

Q.	How are proxies solicited, and what are the costs of proxy solicitation?

A.
We will pay the costs of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We have retained D.F. King & Co., Inc., a professional proxy soliciting organization, to assist with the solicitation of proxies for a fee of $25,000, plus a charge for telephone solicitations and reimbursement for certain expenses. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

Q.	When must shareholder proposals and director nominations be submitted for the 2024 annual meeting?

A.
In accordance with our Bylaws, shareholder proposals submitted for inclusion in our 2024 Proxy Statement must be received in writing by our Corporate Secretary no later than the close of business on November 14, 2023. Notices of shareholder director nominations for inclusion in our 2024 Proxy Statement must be received by our Corporate Secretary on or after October 15, 2023, and no later than November 14, 2023, and must comply with our proxy access Bylaw provisions. Shareholder proposals (including director nominations) submitted outside the process for inclusion in our 2024 Proxy Statement must be received from shareholders of record on or after November 14, 2023, and no later than December 14, 2023, and must comply with the requirements set forth in our Bylaws. In addition to satisfying the notice requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Securities Exchange of 1934 no later than 60 calendar days prior to the anniversary date of the 2023 Annual Meeting (for the 2024 annual meeting, no later than February 26, 2024). However, if the date of the 2024 annual meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made.

2023 Proxy Statement	89

APPENDICES

Appendix I. Non-GAAP Financial Measures

We and MPLX report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA

MPC’s Adjusted EBITDA is defined as net income (loss) attributable to MPC adjusted for: (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.

Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA

($ in millions)	Twelve Months Ended December 31, 2022

Net income attributable to MPC	$14,516
Net income attributable to noncontrolling interests	1,534
Income from discontinued operations, net of tax	(72)
Provision for income taxes on continuing operations	4,491
Net interest and other financial costs	1,000
Depreciation and amortization	3,215
Refining planned turnaround costs	1,122
LIFO inventory credit	(148)
Gain on sale of assets	(1,058)
Renewable volume obligation requirements	(238)
Litigation	(27)
Adjusted EBITDA from continuing operations	$24,335

Distributable Cash Flow

MPLX’s Adjusted EBITDA is defined as net income adjusted for: (i) provision for income taxes; (ii) interest and other financial costs; (iii) depreciation and amortization; (iv) income/(loss) from equity method investments; (v) distributions and adjustments related to equity method investments; (vi) gain on sales-type leases; (vii) impairment expense; (viii) restructuring expenses; (ix) noncontrolling interests; and (x) other adjustments as deemed necessary. MPLX’s Distributable Cash Flow is defined as Adjusted EBITDA adjusted for: (i) deferred revenue impacts; (ii) sales-type lease payments, net of income; (iii) net interest and other financial costs; (iv) net maintenance capital expenditures; (v) equity method investment capital expenditures paid out; (vi) restructuring expenses; and (vii) other adjustments as deemed necessary, as shown in the table below.

2023 Proxy Statement	A-1

APPENDICES

Reconciliation of MPLX Net Income to Distributable Cash Flow Attributable to MPLX

($ in millions)	Twelve Months Ended December 31, 2022

MPLX net income	$3,978
Provision for income taxes	8
Interest and other financial costs	$925
Income from operations	4,911
Depreciation and amortization	1,230
Income from equity method investments	(476)
Distributions/adjustments related to equity method investments	652
Gain on sales-type leases	(509)
Other	5
Adjusted EBITDA	$5,813
Adjusted EBITDA attributable to noncontrolling interests	(38)
Adjusted EBITDA attributable to MPLX LP	$5,775
Deferred revenue impacts	158
Sales-type lease payments, net of income	18
Net interest and other financial costs(a)	(851)
Maintenance capital expenditures, net of reimbursements	(144)
Equity method investment maintenance capital expenditures paid out	(13)
Other	38
Distributable Cash Flow attributable to MPLX LP	$4,981

(a) Excludes gain/loss on extinguishment of debt and amortization of deferred financing costs.

A-2	Marathon Petroleum Corporation

APPENDICES

Appendix II. Proposed Amendment to the MPC Restated Certificate of Incorporation (Declassification Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than twelve (12). In the event of any change in the authorized number of Directors prior to the date of the 2026 annual meeting of stockholders, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. ~~The~~In the event of any increase in the authorized number of Directors prior to the date of the 2026 annual meeting of stockholders, the Board shall specify the class to which a newly created directorship shall be allocated.

3. Classification and Terms of Directors. ~~The~~ Prior to the date of the 2026 annual meeting of stockholders, the Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. ~~Each Director~~Any Director elected prior to the date of the 2024 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected~~; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013~~. Each Director elected at the 2024 annual meeting of stockholders will be elected for a term expiring at the 2025 annual meeting of stockholders. Each Director elected at the 2025 annual meeting of stockholders will be elected for a term expiring at the 2026 annual meeting of stockholders. At the 2026 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all Directors will be elected for a term expiring at the next annual meeting of stockholders. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.

4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election prior to the date of the 2026 annual meeting of stockholders, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

2023 Proxy Statement	A-3

APPENDICES

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) ~~for cause~~ by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class: (i) but, prior to the date of the 2026 annual meeting of stockholders, only for cause and (ii) on or after the date of the 2026 annual meeting of stockholders, with or without cause. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. ~~Any~~Prior to the date of the 2026 annual meeting of stockholders, any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. From and after the date of the 2026 annual meeting of stockholders, any Director elected in accordance with the first sentence of this paragraph 6 of Article SIX will hold office until the next succeeding annual meeting of stockholders and thereafter until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant to such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

A-4	Marathon Petroleum Corporation

APPENDICES

Appendix III. Proposed Amendment to the MPC Restated Certificate of Incorporation (Supermajority Elimination Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) for cause by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

ARTICLE EIGHT AMENDMENTS OF THIS RESTATED CERTIFICATE

Notwithstanding anything in this Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, repeal or restate any provision of this Restated Certificate of Incorporation.~~; provided, however, that if any such alteration, amendment, repeal or restatement (except any alteration, amendment, repeal or restatement of Article SIX, this Article EIGHT or Article NINE) has been approved by the majority of the Directors then in office, then the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, will be sufficient to adopt such alteration, amendment, repeal or restatement. Any alteration, amendment, repeal or restatement to Article SIX, this Article EIGHT or Article NINE shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, regardless of whether or not such alteration, amendment, repeal or restatement is approved by the majority of the Directors then in office.~~

2023 Proxy Statement	A-5

APPENDICES

Appendix IV. Proposed Amendment to the MPC Restated Certificate of Incorporation (Board Size Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than ~~twelve~~ fifteen (~~12~~15). In the event of any change in the authorized number of Directors, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. The Board shall specify the class to which a newly created directorship shall be allocated.

A-6	Marathon Petroleum Corporation

APPENDICES

Appendix V. Proposed Amendment to the MPC Restated Certificate of Incorporation (combined Declassification, Supermajority Elimination and Board Size Amendments)

If our shareholders approve the proposed Declassification Amendment described in Proposal 4, the Supermajority Elimination Amendment described in Proposal 5, and the Board Size Amendment described in Proposal 6, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth all three amendments as follows.

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than ~~twelve~~ fifteen (~~12~~15). In the event of any change in the authorized number of Directors prior to the date of the 2026 annual meeting of stockholders, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. ~~The~~In the event of any increase in the authorized number of Directors prior to the date of the 2026 annual meeting of stockholders, the Board shall specify the class to which a newly created directorship shall be allocated.

3. Classification and Terms of Directors. ~~The~~ Prior to the date of the 2026 annual meeting of stockholders, the Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. ~~Each Director~~Any Director elected prior to the date of the 2024 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected~~; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013~~. Each Director elected at the 2024 annual meeting of stockholders will be elected for a term expiring at the 2025 annual meeting of stockholders. Each Director elected at the 2025 annual meeting of stockholders will be elected for a term expiring at the 2026 annual meeting of stockholders. At the 2026 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all Directors will be elected for a term expiring at the next annual meeting of stockholders. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.

2023 Proxy Statement	A-7

APPENDICES

4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election prior to the date of the 2026 annual meeting of stockholders, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) ~~for cause~~ by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class: (i) but, prior to the date of the 2026 annual meeting of stockholders, only for cause and (ii) on or after the date of the 2026 annual meeting of stockholders, with or without cause. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. ~~Any~~Prior to the date of the 2026 annual meeting of stockholders, any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. From and after the date of the 2026 annual meeting of stockholders, any Director elected in accordance with the first sentence of this paragraph 6 of Article SIX will hold office until the next succeeding annual meeting of stockholders and thereafter until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant to such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

ARTICLE EIGHT AMENDMENTS OF THIS RESTATED CERTIFICATE

Notwithstanding anything in this Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, repeal or restate any provision of this Restated Certificate of Incorporation.~~; provided, however, that if any such alteration, amendment, repeal or restatement (except any alteration, amendment, repeal or restatement of Article SIX, this Article EIGHT or Article NINE) has been approved by the majority of the Directors then in office, then the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, will be sufficient to adopt such alteration, amendment, repeal or restatement. Any alteration, amendment, repeal or restatement to Article SIX, this Article EIGHT or Article NINE shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, regardless of whether or not such alteration, amendment, repeal or restatement is approved by the majority of the Directors then in office.~~

A-8	Marathon Petroleum Corporation

Your **Vote** Counts!

MARATHON PETROLEUM CORPORATION

2023 Annual Meeting
Vote by April 25, 2023 11:59 PM ET. For shares held in a Plan, vote by April 23, 2023 11:59 PM ET.

Marathon Petroleum Corporation

D98853-P86870

You invested in MARATHON PETROLEUM CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 26, 2023.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 12, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

April 26, 2023
10:00 AM Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/MPC2023

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Class III Directors. **Nominees:** 1a. J. Michael Stice	For
1b. John P. Surma	For
1c. Susan Tomasky	For
1d. Toni Townes-Whitley	For
2. Ratification of the selection of PricewaterhouseCoopers LLP as the company's independent auditor for 2023.	For
3. Approval, on an advisory basis, of the company's named executive officer compensation.	For
4. Approval of an amendment to the company's Restated Certificate of Incorporation to declassify the Board of Directors.	For
5. Approval of an amendment to the company's Restated Certificate of Incorporation to eliminate the supermajority provisions.	For
6. Approval of an amendment to the company's Restated Certificate of Incorporation to increase the maximum size of the Board of Directors.	For
7. Shareholder proposal seeking a simple majority vote.	Against
8. Shareholder proposal seeking an amendment to the company's existing clawback provisions.	Against
9. Shareholder proposal seeking a report on just transition.	Against
10. Shareholder proposal seeking an audited report on asset retirement obligations.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D98854-P86870

Marathon Petroleum Corporation

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, April 25, 2023, for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 23, 2023, for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card and voting instruction form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MPC2023

Marathon Petroleum Corporation will be hosting the meeting exclusively via the Internet this year. You may attend the meeting by visiting www.virtualshareholdermeeting.com/MPC2023. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, April 25, 2023, for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 23, 2023, for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card and voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98830-P86870 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD AND VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MARATHON PETROLEUM CORPORATION

Your Board of Directors recommends you vote FOR the following Class III Directors for a three-year term expiring in 2026:

1. Election of Class III Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. J. Michael Stice	☐	☐	☐
1b. John P. Surma	☐	☐	☐
1c. Susan Tomasky	☐	☐	☐
1d. Toni Townes-Whitley	☐	☐	☐

Your Board of Directors recommends you vote FOR Items 2, 3, 4, 5 and 6:	**For**	**Against**	**Abstain**
2. Ratification of the selection of PricewaterhouseCoopers LLP as the company's independent auditor for 2023.	☐	☐	☐
3. Approval, on an advisory basis, of the company's named executive officer compensation.	☐	☐	☐
4. Approval of an amendment to the company's Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐
5. Approval of an amendment to the company's Restated Certificate of Incorporation to eliminate the supermajority provisions.	☐	☐	☐
6. Approval of an amendment to the company's Restated Certificate of Incorporation to increase the maximum size of the Board of Directors.	☐	☐	☐

Your Board of Directors recommends you vote AGAINST Items 7, 8, 9 and 10:	**For**	**Against**	**Abstain**
7. Shareholder proposal seeking a simple majority vote.	☐	☐	☐
8. Shareholder proposal seeking an amendment to the company's existing clawback provisions.	☐	☐	☐
9. Shareholder proposal seeking a report on just transition.	☐	☐	☐
10. Shareholder proposal seeking an audited report on asset retirement obligations.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D98831-P86870

Proxy Card and Voting Instruction Form

This Proxy Card and Voting Instruction Form are solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 26, 2023

For shares held by registered holders

The undersigned hereby appoints John P. Surma, Michael J. Hennigan and Maryann T. Mannen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marathon Petroleum Corporation common stock registered to the undersigned which the undersigned is entitled to vote (the "Registered Shares") and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 26, 2023, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. **You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.**

For shares held in the Marathon Petroleum Thrift Plan

These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Petroleum Thrift Plan. The undersigned, as a participant in the Marathon Petroleum Thrift Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned's account under the Marathon Petroleum Thrift Plan (the "Credited Shares") at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the Meeting, including the matters described in the 2023 Notice of Annual Meeting and Proxy Statement. In the Trustee's discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. **Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the form is not signed, or if the form is not received by April 23, 2023, the Credited Shares will not be voted. You cannot vote the Credited Shares at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.**

PROXY CARD AND VOTING INSTRUCTION FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE

Be the vote that counts.

MARATHON PETROLEUM CORPORATION

2023 Annual Meeting

April 26, 2023

VOTE NOW

Why Should I Vote?

As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on your investment. Your vote counts!